Exhibit 10.1
AMENDMENT NO. 1 TO
CREDIT AGREEMENT
AMENDMENT NO. 1, dated as of December 20, 2022 (this “Amendment”), among Analog Devices, Inc., as Borrower, each Lender party hereto, and Bank of America, N.A., as Administrative Agent for the Lenders, to the Credit Agreement, dated as of June 23, 2021 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among, inter alios, the Borrower, the Lenders from time to time party thereto and the Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement after giving effect to this Amendment.
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement as set forth herein;
WHEREAS, the Administrative Agent, the Lenders party hereto and the Borrower are willing to enter into this Amendment upon the terms and conditions set forth below.
NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.Amendments To Credit Agreement.
The Credit Agreement is, effective as of the Amendment Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.
Section 2.Conditions to Effectiveness.
The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions (the date of satisfaction of such effectiveness, the “Amendment Effective Date”):
(a)Counterparts of Amendment. The Administrative Agent (or its counsel) shall have received from (i) the Borrower, (ii) the Administrative Agent and (iii) the Lenders as set forth on the signature pages attached hereto counterparts of this Amendment signed on behalf of such parties.
(b)Fees and Expenses. All fees and expenses required to be paid or reimbursed by the Borrower hereunder, under the Credit Agreement or any separate letter agreements to which the Borrower is a party shall have been paid.
Section 3.Representations and Warranties.
The Borrower represents and warrants to the Lenders as follows:
(a)Immediately before and immediately after giving effect to this Amendment, the representations and warranties of the Borrower and each other Loan Party contained in Article 5 of the Credit Agreement, shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or Material Adverse Effect shall be true and correct in all respects as so qualified) on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that the representations and warranties contained in Section
1

5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) and (b) of the Credit Agreement.
(b)At the time of, immediately before and immediately after giving effect to this Amendment, no Default or Event of Default exists.
Section 4.Counterparts.
This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or PDF (or similar file) by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
Section 5.Applicable Law, Service of Process.
THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 6.Headings.
Section headings herein and in the Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Amendment or any other Loan Document.
Section 7.Effect of Amendment.
This Amendment shall be deemed a “Loan Document” for purposes of the Credit Agreement. On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment. The Credit Agreement and all other Loan Documents, as supplemented by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
Section 8.Acknowledgement and Reaffirmation of Borrower.
The Borrower hereby ratifies and confirms its obligations under the Loan Documents to which it is a party, including after giving effect to the amendments and transactions contemplated by this Amendment.
2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

ANALOG DEVICES, INC.

By:	/s/ Rebecca Diaz
Rebecca Diaz
Treasurer

[Signature Page to Amendment No. 1]

BANK OF AMERICA, N.A.
as Administrative Agent and as Lender

By:	/s/ David J. Smith
David J. Smith
Vice President
[Signature Page to Amendment No. 1]

JPMorgan Chase Bank, N.A.
as Lender

By:	/s/ John Kowalczuk
John Kowalczuk
Executive Director
[Signature Page to Amendment No. 1]

MORGAN STANLEY BANK, N.A.
as Lender

By:	/s/ Phillip Magdaleno
Phillip Magdaleno
Authorized Signatory
[Signature Page to Amendment No. 1]

CITIBANK, N.A.
as Lender

By:	/s/ Javier Escobar
Javier Escobar
Managing Director & Vice President
[Signature Page to Amendment No. 1]

BARCLAYS BANK PLC
as Lender

By:	/s/ Warren Veech III
Warren Veech III
Vice President
[Signature Page to Amendment No. 1]

BMO Harris Bank, N.A.
as Lender

By:	/s/ Josh Hovermale
Josh Hovermale
Managing Director
[Signature Page to Amendment No. 1]

BNP Paribas
as Lender

By:	/s/ Maria Mulic
Maria Mulic
Managing Director

By:	/s/ Michael Kowalczuk
Michael Kowalczuk
Managing Director
[Signature Page to Amendment No. 1]

Credit Suisse AG, New York Branch
as Lender

By:	/s/ Doreen Barr
Doreen Barr
Authorized Signatory

By:	/s/ Michael Dieffenbacher
Michael Dieffenbacher
Authorized Signatory
[Signature Page to Amendment No. 1]

HSBC BANK USA. NATIONAL ASSOCIATION
as Lender

By:	/s/ Manuel Burgueno
Manuel Burgueno
Senior Vice President
[Signature Page to Amendment No. 1]

Mizuho Bank, Ltd.
as Lender

By:	/s/ Tracy Rahn
Tracy Rahn
Executive Director
[Signature Page to Amendment No. 1]

MUFG Bank, Ltd.
as Lender

By:	/s/ Charles DeNoto
Charles DeNoto
Vice President

[Signature Page to Amendment No. 1]

PNC Bank, National Association
as Lender

By:	/s/ Terence J. O’Malley
Terence J. O’Malley
Senior Vice President
[Signature Page to Amendment No. 1]

SUMITOMO MITSUI BANKING CORPORATION
as a Lender

By:	/s/ Irlen Mak
Irlen Mak
Director
[Signature Page to Amendment No. 1]

TD Bank, N.A.
as Lender

By:	/s/ Bernadette Collins
Bernadette Collins
Senior Vice President
[Signature Page to Amendment No. 1]

Wells Fargo Bank, N.A.
as Lender

By:	/s/ Christopher Shafto
Christopher Shafto
Director
[Signature Page to Amendment No. 1]

EXHIBIT A

[See attached]

EXECUTION VERSION
Exhibit A

THIRD AMENDED AND RESTATED
CREDIT AGREEMENT
Dated as of June 23, 2021
as amended by Amendment No. 1, dated as of December 20, 2022, among
ANALOG DEVICES, INC.,
as the Company and as a Borrower,
CERTAIN SUBSIDIARIES OF THE COMPANY,
as Designated Borrowers,
BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender
and
an L/C Issuer,
and
The LENDERS Party Hereto

BOFA SECURITIES, INC.,
as Sustainability Structuring Agent

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent

CITIBANK, N.A.
MORGAN STANLEY SENIOR FUNDING, INC.
as Co-Documentation Agents

BOFA SECURITIES, INC.,
JPMORGAN CHASE BANK, N.A.,
CITIBANK, N.A.
MORGAN STANLEY SENIOR FUNDING, INC.
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS    1
1.01    Defined Terms    1
1.02    Other Interpretive Provisions    ~~37~~34
1.03    Accounting Terms    ~~38~~35
1.04    Rounding    ~~38~~36
1.05    Times of Day    ~~38~~36
1.06    Letter of Credit Amounts    ~~38~~36
1.07    Exchange Rates; Currency Equivalents    ~~39~~36
1.08    Additional Alternate Currencies    ~~39~~37
1.09    Change of Currency    ~~40~~38
ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS    ~~41~~38
2.01    Committed Loans    ~~41~~38
2.02    Borrowings, Conversions and Continuations of Committed Loans    ~~41~~39
2.03    Letters of Credit    ~~43~~41
2.04    Swing Line Loans    ~~52~~49
2.05    Prepayments    ~~55~~52
2.06    Termination or Reduction of Commitments    ~~55~~52
2.07    Repayment of Loans    ~~56~~53
2.08    Interest    ~~56~~53
2.09    Fees    ~~57~~54
2.10    Computation of Interest and Fees    ~~58~~55
2.11    Evidence of Debt    ~~58~~55
2.12    Payments Generally; Administrative Agent’s Clawback    ~~58~~55
2.13    Sharing of Payments by Lenders    ~~60~~57
2.14    Extension of Maturity Date    ~~61~~58
2.15    Increase in Commitments    ~~62~~59
2.16    Cash Collateral    ~~64~~61
2.17    Defaulting Lenders    ~~65~~62
2.18    Designated Borrowers    ~~67~~64
2.19    Sustainability Adjustments    ~~68~~65
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY    ~~70~~66
3.01    Taxes    ~~70~~66
3.02    Illegality    ~~74~~71
3.03    Inability to Determine Rates    ~~75~~72
3.04    Increased Costs~~; Reserves on Eurocurrency Rate Loans    78~~    75
3.05    Compensation for Losses    ~~79~~76
3.06    Mitigation Obligations; Replacement of Lenders    ~~80~~77
3.07    Survival    ~~80~~77
ARTICLE IV CONDITIONS PRECEDENT    ~~81~~77
4.01    Conditions to Effectiveness    ~~81~~77
4.02    Conditions to all Credit Extensions    ~~82~~79
4.03    Conditions Precedent to Full Availability    ~~83~~79
i

ARTICLE V REPRESENTATIONS AND WARRANTIES    ~~83~~80
5.01    Existence, Qualification and Power    ~~83~~80
5.02    Authorization; No Contravention    ~~83~~80
5.03    Governmental Authorization; Other Consents    ~~84~~80
5.04    Binding Effect    ~~84~~80
5.05    Financial Statements; No Material Adverse Effect    ~~84~~81
5.06    Litigation    ~~84~~81
5.07    No Default    ~~84~~81
5.08    Ownership of Property; Liens    ~~85~~81
5.09    [Reserved]    ~~85~~81
5.10    Insurance    ~~85~~81
5.11    Taxes    ~~85~~81
5.12    ERISA Compliance    ~~85~~82
5.13    [Reserved]    ~~86~~82
5.14    Margin Regulations; Investment Company Act    ~~86~~82
5.15    Disclosure    ~~86~~83
5.16    Compliance with Laws    ~~87~~83
5.17    Taxpayer Identification Number    ~~87~~83
5.18    [Reserved]    ~~87~~83
5.19    Sanctions    ~~87~~83
5.20    Anti-Corruption Laws    ~~87~~84
5.21    Affected Financial Institutions    ~~87~~84
ARTICLE VI AFFIRMATIVE COVENANTS    ~~88~~84
6.01    Financial Statements    ~~88~~84
6.02    Certificates; Other Information    ~~88~~85
6.03    Notices    ~~90~~86
6.04    Payment of Obligations    ~~90~~87
6.05    Preservation of Existence, Etc    ~~91~~87
6.06    [Reserved]    ~~91~~87
6.07    [Reserved]    ~~91~~87
6.08    Compliance with Laws    ~~91~~87
6.09    Books and Records    ~~91~~88
6.10    Inspection Rights    ~~91~~88
6.11    Use of Proceeds    ~~91~~88
6.12    Anti-Corruption Laws    ~~92~~88
ARTICLE VII NEGATIVE COVENANTS    ~~92~~88
7.01    Liens    ~~92~~88
7.02    Indebtedness    ~~93~~90
7.03    Fundamental Changes    ~~94~~90
7.04    [Reserved]    ~~94~~91
7.05    Use of Proceeds    ~~94~~91
7.06    Fiscal Year    ~~94~~91
7.07    Financial Covenant    ~~95~~91
7.08    Sanctions    ~~95~~91
7.09    Anti-Corruption Laws    ~~95~~92
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES    ~~95~~92
8.01    Events of Default    ~~95~~92
8.02    Remedies Upon Event of Default    ~~97~~94
8.03    Application of Funds    ~~98~~94

ARTICLE IX ADMINISTRATIVE AGENT    ~~99~~95
9.01    Appointment and Authority    ~~99~~95
9.02    Rights as a Lender    ~~99~~95
9.03    Exculpatory Provisions    ~~99~~96
9.04    Reliance by Administrative Agent    ~~100~~96
9.05    Delegation of Duties    ~~100~~97
9.06    Resignation of Administrative Agent    ~~101~~97
9.07    Non-Reliance on Administrative Agent and Other Lenders    ~~102~~98
9.08    No Other Duties, Etc    ~~102~~99
9.09    Administrative Agent May File Proofs of Claim    ~~102~~99
9.10    ERISA Matters    ~~103~~99
9.11    Recovery of Erroneous Payments    ~~104~~101
ARTICLE X MISCELLANEOUS    ~~104~~101
10.01    Amendments, Etc    ~~104~~101
10.02    Notices; Effectiveness; Electronic Communication    ~~106~~102
10.03    No Waiver; Cumulative Remedies; Enforcement    ~~108~~104
10.04    Expenses; Indemnity; Damage Waiver    ~~108~~105
10.05    Payments Set Aside    ~~110~~107
10.06    Successors and Assigns    ~~110~~107
10.07    Treatment of Certain Information; Confidentiality    ~~114~~111
10.08    Right of Setoff    ~~115~~112
10.09    Interest Rate Limitation    ~~116~~112
10.10    Counterparts; Integration; Effectiveness    ~~116~~113
10.11    Survival of Representations and Warranties    ~~116~~113
10.12    Severability    ~~116~~113
10.13    Replacement of Lenders    ~~117~~113
10.14    Governing Law; Jurisdiction; Etc    ~~118~~114
10.15    Waiver of Jury Trial    ~~119~~115
10.16    No Advisory or Fiduciary Responsibility    ~~119~~116
10.17    Electronic Execution of Assignments and Certain Other Documents    ~~120~~116
10.18    Judgment Currency    ~~120~~116
10.19    USA PATRIOT ACT NOTICE    ~~120~~117
10.20    Acknowledgement Regarding Any Supported QFCs    ~~121~~117
10.21    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~121~~118
10.22    Subsidiary Guarantors; Release of Subsidiary Guarantors    ~~122~~118
10.23    Amendment and Restatement    ~~122~~119

SCHEDULES
1.01    Consolidated EBITDA Add-backs
2.01    Commitments and Applicable Percentages
2.19    Sustainability Table
5.12(d)    Pension Plans
5.13    Main Manufacturing Facilities
5.17    Taxpayer Identification Number
7.01    Liens
7.02    Indebtedness
10.02    Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS
Form of
1.01(a)    Company Guaranty
1.01(b)    Subsidiary Guaranty
2.02    Committed Loan Notice
2.04    Swing Line Loan Notice
2.11    Note
2.19    Pricing Certificate
2.18(a)    Designated Borrower Request and Assumption Agreement
2.18(b)    Designated Borrower Notice
3.01    U.S. Tax Compliance Certificates
6.02    Compliance Certificate
10.06    Assignment and Assumption

THIRD AMENDED AND RESTATED
CREDIT AGREEMENT
This THIRD AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of June 23, 2021 (as amended by that certain Amendment No. 1, dated as of December 20, 2022, among ANALOG DEVICES, INC., a Massachusetts corporation (the “Company”), certain Subsidiaries of the Company party hereto pursuant to Section 2.18 (each a “Designated Borrower” and, together with the Company, the “Borrowers” and each a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.
WHEREAS, the Borrower, the lenders party thereto and Bank of America, N.A., as administrative agent, letter of credit issuer and swing line lender, entered into that certain Second Amended and Restated Credit Agreement, dated as of June 28, 2019 (as amended or modified from time to time prior to the date hereof, collectively, the “Existing Credit Agreement”); and
WHEREAS, the parties hereto wish to amend and restate the Existing Credit Agreement to (a) make available to the Company increased Commitments and (b) make certain other amendments and modifications, all as more fully set forth herein;
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
Article I

DEFINITIONS AND ACCOUNTING TERMS
1.01Defined Terms.
As used in this Agreement, the following terms shall have the meanings set forth below:
“Acquisition Debt” means any Indebtedness of the Company or any of its Subsidiaries that has been issued for the purpose of financing, in whole or in part, a Qualified Acquisition and any related transactions or series of related transactions (including for the purpose of refinancing or replacing all or a portion of any pre-existing Indebtedness of the Company, any of its Subsidiaries or the person(s) or assets to be acquired); provided that such Indebtedness satisfies one or more of the following requirements: (a) the release of the proceeds thereof to the Company and its Subsidiaries is contingent upon the consummation of such Qualified Acquisition and, pending such release, such proceeds are held in escrow (and, if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such Qualified Acquisition is terminated prior to the consummation of such Qualified Acquisition or if such Qualified Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such debt, such proceeds shall be promptly applied to satisfy and discharge all obligations of the Company and its Subsidiaries in respect of such Indebtedness); (b) such Indebtedness contains a “special mandatory redemption” provision (or other similar provision) or otherwise requires such Indebtedness to be redeemed or prepaid if such Qualified Acquisition is not consummated by the date specified in the definitive documentation relating to such debt (and if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such Qualified Acquisition is terminated in accordance with its terms prior to the consummation of such Qualified Acquisition or such Qualified Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such debt is so redeemed or prepaid within 90 days of such termination or such specified date, as the case may be); or (c)

such Indebtedness does not include a “special mandatory redemption” provision (or other similar provision) or otherwise have a repayment or redemption feature tied to the failure to consummate such Qualified Acquisition; provided, however, that unless the Company or any of its Subsidiaries has taken prompt action to repay, redeem, discharge or commence a tender offer to repurchase such Indebtedness after the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for the relevant Qualified Acquisition is terminated in accordance with its terms prior to the consummation thereof or such Qualified Acquisition is otherwise not consummated by the date specified in the definitive documentation relating thereto (and in any event, within 90 days after the date of such termination or the specified date, as the case may be, has initiated such action), such Indebtedness shall no longer constitute “Acquisition Debt” pursuant to this clause (c).
“Additional Commitment Lender” has the meaning specified in Section 2.14(d).
“Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates) in its capacity as administrative agent under the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Fee Letter” means the fee letter agreement, dated as of June 2, 2021, among the Company, the Administrative Agent and BofA Securities.
“Agent Parties” has the meaning specified in Section 10.02(c).
“Aggregate Commitments” means the Commitments of all the Lenders, as increased or reduced from time to time pursuant to the terms of this Agreement.
“Agreed Currency” means Dollars or any Alternative Currency, as applicable.
“Agreement” means this Third Amended and Restated Credit Agreement, as amended, modified or supplemented from time to time.
“Agreement Currency” has the meaning specified in Section 10.18.

“Alternative Currency” means each of Euro, Sterling and each other currency (other than Dollars) that is approved in accordance with Section 1.09; provided that for each Alternative Currency, such requested currency is an Eligible Currency.
“Alternative Currency Daily Rate” means, for any day, with respect to any Credit Extension:
    (a) denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof ~~plus the SONIA Adjustment~~; and
    (b) denominated in any other Alternative Currency other than Euro (to the extent such Loans denominated in such currency bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.09 plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.09;
provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.
“Alternative Currency Daily Rate Loan” means a Committed Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate”. All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made.
“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.
“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Credit Extension:
(a) denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period; and
(b) denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.09 plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.09;
provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Alternative Currency Term Rate Loan” means a Committed Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.

“Amendment No. 1” shall mean Amendment No. 1 to Credit Agreement, dated as of December 20, 2022, between the Borrowers and the Administrative Agent.
“Amendment No. 1 Effective Date” has the meaning set forth in Amendment No. 1.
“Annual Period” means each period beginning on January 1st and ending on December 31st (inclusive) throughout the Availability Period.
“Anti-Corruption Laws” has the meaning specified in Section 5.20.
“Applicable Authority” means (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case acting in such capacity and (b) with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case acting in such capacity.
“Applicable Anniversary Date” has the meaning specified in Section 2.14(a).
“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.17. If the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or other agreement pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Company’s then-current Debt Rating:

Pricing Level	Debt Rating	Facility Fee	Applicable Margin for ~~Eurocurrency Rate~~Term SOFR Loans, Alternative Currency Loans and Letter of Credit Fees	Applicable Margin for Base Rate Loans
I	>A+/A1	0.060%	0.690%	0.000%
II	A/A2	0.070%	0.805%	0.000%
III	A-/A3	0.090%	0.910%	0.000%
IV	BBB+/Baa1	0.110%	1.015%	0.015%
V	BBB/Baa2	0.150%	1.100%	0.100%
VI	<BBB-/Baa3	0.200%	1.175%	0.175%

Each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Company to the Administrative Agent of notice thereof pursuant to Section 6.03(b) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. If the Debt Ratings differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level I being the highest and the Debt Rating for Pricing Level VI being the lowest). If there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply. If the Company has only one Debt Rating, the Pricing Level that is one level lower than that of such Debt Rating shall apply. If the Company does not have any Debt Rating, Pricing Level VI shall apply.
It is understood and agreed that the Applicable Rate with respect to ~~Eurocurrency Rate~~Term SOFR Loans, Alternative Currency Daily Rate Loan, Base Rate Loans, the Letter of Credit Fee and the Facility Fee shall be adjusted from time to time based upon the Sustainability Margin Adjustment and the Sustainability Fee Adjustment, as applicable (in each case, to be calculated and applied as set forth in Section 2.19); provided, that in no event shall the Applicable Rate with respect to ~~Eurocurrency Rate~~Term SOFR Loans, Alternative Currency Daily Rate Loan, Base Rate Loans, the Letter of Credit Fee and the Facility Fee be less than zero percent per annum.
“Applicable Time” means, with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Applicant Borrower” has the meaning specified in Section 2.18.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means the Persons named as joint lead arrangers and joint bookrunners on the cover page of this Agreement, acting in such capacities.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit 10.06 or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent and reasonably acceptable to the Company.
“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended October 31, 2020, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

~~“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.~~
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” ~~and~~, (c) ~~the LIBOR Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; and if Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement~~Term SOFR (or any successor rate) plus 1.00% and (d) 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.
“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
~~“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.03(c) then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.~~
~~“Benchmark Replacement” means:~~
~~(1) For purposes of Section 3.03(c)(i), the first alternative set forth below that can be determined by the Administrative Agent:~~
~~(a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration, or~~
~~(b) the sum of: (i) Daily Simple SOFR and (ii) 0.11448% (11.448 basis points);~~

~~provided that, if initially LIBOR is replaced with the rate contained in clause (b) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies the Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a) above; and~~
~~(2)    For purposes of Section 3.03(c)(ii), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;~~
~~provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.~~
~~Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.~~
~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~
~~“Benchmark Transition Event” meansthen-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the then-current Benchmark with announcing or stating that all Available Tenors are representative, or or publicationany representative Benchmark .~~
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“BofA Securities” means BofA Securities, Inc., in its capacity as a joint lead arranger and bookrunner.
“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and:
~~(a)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a London Banking Day;~~
(~~b~~a)    if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a TARGET Day;
(~~c~~b)    if such day relates to any interest rate settings as to an Alternative Currency Daily Rate Loan denominated in Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom;
(~~d~~c)    if such day relates to any interest rate settings as to ~~a Eurocurrency Rate~~any Alternative Currency Loan denominated in a currency other than ~~Dollars~~Euro or Sterling, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the ~~London or other~~ applicable offshore interbank market for such currency; and
(~~e~~d)    if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternative Currency Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency~~; and~~.
~~(f)    if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars, or any other dealings in any currency other than Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.~~

“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or other credit support reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”), directly or indirectly, of 40% or more of the Equity Interests of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right);
(b)    [reserved]; or
(c)    the Company shall for any reason cease (at any time during which any Subsidiary is a Designated Borrower) to Control any Designated Borrower.
“Citi Fee Letter” means the fee letter agreement, dated as of June 2, 2021, between the Company and Citibank, N.A.
“Closing Date” means June 23, 2021.
“CME” means CME Group Benchmark Administration Limited.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Commitments on the Closing Date is TWO BILLION FIVE HUNDRED MILLION DOLLARS ($2,500,000,000); provided, that (x) prior to the Full Availability Closing Date, only the Interim Availability shall be available for Borrowing or Letters of Credit and (y) on or after the Full Availability Closing Date, the Full Availability shall become available.
“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and to the same Borrower and, in the case of ~~Eurocurrency Rate~~Term SOFR Loans and Alternative Currency Term Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Committed Loan” has the meaning specified in Section 2.01.
“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of ~~Eurocurrency Rate~~Term SOFR Loans and Alternative Currency Term Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit 2.02 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.
“Company” has the meaning specified in the introductory paragraph hereto.
“Company Guaranty” means any Company Guaranty made by the Company in favor of the Administrative Agent and the Lenders, substantially in the form of EXHIBIT 1.01(a).
“Compliance Certificate” means a certificate substantially in the form of Exhibit 6.02.
“the use, or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming definitions ”, “SOFR”, “Term SOFR” and ”, (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”) as may be appropriate, in the discretion of , applicable rate(s) determines rate determines any other Loan Document).
“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income and without duplication: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income Taxes payable by the Company and its Subsidiaries for such period, (iii) depreciation and amortization expense for such period, (iv) non-cash stock-based compensation expense for such period, (v) certain non-recurring expenses of the Company and its Subsidiaries incurred prior to the Closing Date, as more fully set forth on Schedule 1.01, for such period, and non-recurring cash expenses relating to pension liabilities incurred after the Closing Date, in an aggregate amount not to exceed $300,000,000, (vi) non-recurring expenses (whether or not separately identified on the profit and loss statement) of the Company and its Subsidiaries which do not represent a cash item in such period or any future period, (vii) non-recurring cash expenses (whether or not separately identified on the profit and loss statement) of the Company and its Subsidiaries to the extent such cash expenses are not paid in such period but will be paid in a future period (it being understood that such nonrecurring cash expenses will reduce Consolidated EBITDA for the period in which paid), (viii) fees and expenses incurred in connection with the execution and delivery of this Agreement and the related transactions and (ix) fees and expenses incurred in connection with any Qualified Acquisition, minus (b) to the extent included in calculating such Consolidated Net Income, all non-recurring non-cash items increasing Consolidated Net Income for such period, all as determined in accordance with GAAP.
“Consolidated EBITDA Adjustments” means, (a) in connection with any Person acquired by the Company or any of its Subsidiaries or any other assets acquired by the Company or any of its

Subsidiaries during the applicable four fiscal quarter measurement period for purposes of Section 7.07, in each case where there exist historical financial statements with respect thereto or the Company provides internally prepared separate financial statements to the Administrative Agent with respect to such Person or assets (such statements to be reasonably acceptable to the Administrative Agent), Consolidated EBITDA shall be calculated, without duplication, on a pro forma basis as if such Person or assets had been acquired on the first day of such four fiscal quarter period, (b) in connection with any Person disposed of by the Company or any of its Subsidiaries or any other assets disposed of by the Company or any of its Subsidiaries during the applicable four fiscal quarter measurement period for purposes of Section 7.07, in each case to the extent there exist historical financial statements with respect to such Person or assets or the Company provides (or, upon the request of the Administrative Agent, can reasonably provide) internally prepared separate financial statements to the Administrative Agent with respect to such Person or assets (such statements to be reasonably acceptable to the Administrative Agent), Consolidated EBITDA shall be calculated, without duplication, on a pro forma basis as if such Person or assets had been disposed of on the first day of such four fiscal quarter period and (c) any pro forma calculation of Consolidated EBITDA pursuant to the preceding clause (a) or (b) may include, without duplication, operating expense reductions, other operating improvements, synergies or operational changes or restructurings reasonably expected to result from the applicable acquisition or disposition, in each case in the 12-month period following the consummation of such acquisition or disposition, as determined in the reasonable good faith determination of the Company and set forth in the Compliance Certificate delivered with respect to each applicable period; provided that any addbacks related to any applicable pro forma events shall not in the aggregate exceed 15% of Consolidated EBITDA (calculated before giving effect to such addbacks) in any 12-month period.
“Consolidated Funded Indebtedness” means, as of any date of determination with respect to the Company and its Subsidiaries on a consolidated basis, without duplication, the sum of: (a) all obligations for borrowed money, whether current or long-term (including the Loans) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all purchase money Indebtedness; (c) all obligations (direct or contingent) arising in respect of letters of credit, whether standby or commercial (other than commercial letters of credit issued in the ordinary course of business to the extent there is no overdue reimbursement obligation in respect thereof), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (d) all obligations in respect of the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) earnouts or other earned deferred payment obligations measured in whole or in part by events or performance occurring after the purchase, to the extent such obligations are contingent); (e) all Attributable Indebtedness; (f) all Guarantees with respect to Indebtedness of the types specified in clauses (a) through (e) above of another Person; and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or any Subsidiary is a general partner or joint venturer, except to the extent that Indebtedness is expressly made non-recourse to such Person; provided, that if the Company or any Subsidiary delivers or causes to be delivered an irrevocable repayment or redemption notice that results in Indebtedness in the form of debt securities being due and payable in full not later than 30 days after such repayment or redemption notice has been delivered and deposits cash with or for the benefit of the trustee or holders of such Indebtedness to fund such repayment or redemption in full, then such Indebtedness shall be considered repaid or redeemed (it being understood that if any applicable deposit is returned and the corresponding Indebtedness is not repaid or redeemed, but remains outstanding, such Indebtedness shall no longer be considered repaid or redeemed).
“Consolidated Interest Charges” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters ended on such date, subject to Consolidated EBITDA Adjustments; provided that at any time after the definitive agreement for any Qualified Acquisition shall have been executed (or, in the case of a Qualified Acquisition in the form of a tender offer or similar transaction, after the offer shall have been launched) and prior to the consummation of such Qualified Acquisition (or termination of the definitive documentation in respect thereof (or such later date as such Indebtedness ceases to constitute Acquisition Debt)), any Acquisition Debt shall be excluded from the determination of the Consolidated Leverage Ratio.
“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period, in each case as determined in accordance with GAAP.
“Consolidated Tangible Assets” means, at any time, the consolidated tangible assets of the Company and its Subsidiaries, as determined in accordance with GAAP.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Daily Simple SOFR” with respect to any applicable determination date means the ~~secured overnight financing rate (“~~SOFR~~”)~~  published on such date ~~by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator)~~ on the Federal Reserve Bank of New York’s website (or any successor source).
“Debt Rating” means, as of any date of determination, the rating as determined by S&P and Moody’s (collectively, the “Debt Ratings”) of the Company’s non-credit-enhanced, senior unsecured long- term debt.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a ~~Eurocurrency Rate~~Term SOFR Loan and/or an Alternative Currency Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate for Letters of Credit plus 2% per annum.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Committed Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, an L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent, an L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Committed Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or any Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interests in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, each L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.
“Designated Borrower” has the meaning specified in the introductory paragraph hereto.
“Designated Borrower Notice” means the notice substantially in the form of EXHIBIT 2.18(b) attached hereto.
“Designated Borrower Request and Assumption Agreement” means the notice substantially in the form of EXHIBIT 2.18(a) attached hereto.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of property of any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.
~~“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~
~~“Early Opt-in Election” means the occurrence of:~~
~~(1) a determination by the Administrative Agent, or a notification by the Borrower to the Administrative Agent that the Borrower has made a determination, that U.S. dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 3.03(c), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, and~~
~~the joint election by the Administrative Agent and the Borrower to replace LIBOR with a Benchmark Replacement and the provision by the Administrative Agent of written notice of such election to the Lenders.~~
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or any L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, (c) with regard to Alternative Currencies other than Euro and Sterling, providing such currency is impracticable for the Required Lenders or such L/C Issuer, or (d) with regard to Alternative Currencies other than Euro and Sterling, such currency is no longer a currency in which the Required Lenders or such L/C Issuer are willing to make such Credit Extensions (each of (a), (b), (c), and (d) a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Company, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. Within, five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies.
“End Date” has the meaning specified in the Maxim Plan of Merger, after giving effect to any automatic extensions pursuant thereto.
“Environmental Laws” means any and all applicable federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, governmental licenses, governmental agreements or governmental restrictions relating to pollution or the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided that Indebtedness convertible or exchangeable into Equity Interests shall not be deemed to be Equity Interests unless and until such Indebtedness is so converted or exchanged.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the institution by the PBGC of proceedings to terminate a Pension Plan; (e) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; or (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; provided that with respect to a Pension Plan or Multiemployer Plan in which neither the Company nor any Subsidiary is a participating or contributing employer, clauses (a) through (g) above shall be to the knowledge of the Company.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” and “€” mean the single currency of the Participating Member States.
~~“Eurocurrency Rate” means:~~
~~(a)    for any Interest Period:~~
~~(i)    with respect to any Loan denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved, subject to Section 3.03(c), by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m. (London time) on the Rate Determination Date, for deposits in the relevant currency, with a term equivalent to such Interest Period; and~~
~~(ii)     with respect to any Loan denominated in any Non-LIBOR Quoted Currency (other than Euros and Sterling), (1) the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.09 or (2) with respect to any LIBOR Quoted Currency that becomes a Non-LIBOR Quoted Currency after the Closing Date, the rate per annum determined, subject to Section 3.03(c), by the Administrative Agent and the Lenders at or after the time in which such currency is no longer a LIBOR Quoted Currency.~~
~~(b)    for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time, determined two Business Days prior to such date for U.S. Dollar deposits being delivered in the London interbank market for deposits in Dollars with a term of one month commencing that day;~~
~~provided that to the extent a comparable or successor rate is approved, subject to Section 3.03(c), by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.~~
 ~~“Eurocurrency Rate Loan” means a Loan, other than any Alternative Currency Daily Rate Loan, that bears interest at a rate based on the definition of “Eurocurrency Rate”. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency.~~

“Event of Default” has the meaning specified in Section 8.01.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e), (d) any U.S. federal withholding Taxes imposed under FATCA, and (e) any withholding Tax imposed by Ireland where such Tax would not be imposed if on the date on which the payment falls due (i) Lender is not, or has ceased to be, a Qualifying Lender other than as a result of a change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law, or any Irish double tax agreement or (ii) the Lender is a Treaty Lender and a Borrower is able to demonstrate that the payment could have been made to the Lender without such withholding or deduction, had that Lender complied with its obligations under Section 3.01(e).
“Existing Credit Agreement” has the meaning specified in the recitals to this Agreement.
“Existing Maturity Date” has the meaning specified in Section 2.14(a).
“Extending Lender” has the meaning specified in Section 2.14(e).
“Facility Fee” has the meaning specified in Section 2.09(a).
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent and (c) if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.
“Fee Letters” means the Agent Fee Letter, the JPM Fee Letter, the MS Fee Letter and the Citi Fee Letter.
“Finance Subsidiary” means any Subsidiary of the Company that is a special purpose entity established solely in connection with any issuance or incurrence of Indebtedness by such Subsidiary, provided that (a) such Subsidiary does not own any (i) Equity Interests in any Person, (ii) Indebtedness of any Subsidiary or other Affiliate of the Company or (iii) other assets, other than, in the case of this clause (iii), assets relating to its existence or arising under the documents creating such Indebtedness and assets arising from the investment of the proceeds of such Indebtedness in cash equivalents; (b) such Subsidiary conducts no business or operations other than activities incidental to its existence and incurrence by it of such Indebtedness and on-lending or other distribution of the proceeds of such Indebtedness to the Company; and (c) such Subsidiary does not Guarantee any Indebtedness of the Company or any other Subsidiary.
“Foreign Borrower” means any Borrower that is organized under the laws of a jurisdiction other than the Unites States, a state thereof or the District of Columbia.
“Foreign Lender” means, with respect to any Borrower (a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a state thereof or the District of Columbia.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized, in each case, in accordance with the terms hereof.
“Full Availability” means, at any time, the lesser of (x) the sum of (i) the Interim Availability plus (ii) ONE BILLION TWO HUNDRED FIFTY MILLION DOLLARS ($1,250,000,000) and (y) the Aggregate Commitments at such time.
“Full Availability Closing Date” means the date on which the conditions precedent set forth in Section 4.03 are satisfied or waived.
“Full Availability Expiration Date” means the earlier of (i) the End Date and (ii) the date that the Maxim Plan of Merger is terminated or expires in accordance with the terms thereof, if on such earlier date the Full Availability Closing Date shall not have previously occurred.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied, except as otherwise provided in Section 1.03.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra- national bodies such as the European Union or the European Central Bank).

“Greenhouse Gas Emissions Reduction” means, with respect to the end of the relevant calendar year commencing with the calendar year ending December 31, 2021, the percent reduction from the Baseline (as identified in the Sustainability Table) of the aggregate total amount of Scope 1 (direct) emissions at, and Scope 2 (energy-indirect, market-based method) emissions related to, the Main Manufacturing Facilities, as measured in metric tons CO2e and as reported in the applicable KPI Metrics Report.
“Greenhouse Gas Emissions Reduction Fee Adjustment” means with respect to any Annual Period, (i) negative 0.25 basis points if the Greenhouse Gas Emissions Reduction for such Annual Period is greater than or equal to the Greenhouse Gas Emissions Reduction Target for such Annual Period, (ii) 0 basis points if the Greenhouse Gas Emissions Reduction for such Annual Period is greater than or equal to the Greenhouse Gas Emissions Reduction Threshold and less than the Greenhouse Gas Emissions Reduction Target for such Annual Period, and (iii) positive 0.25 basis points if the Greenhouse Gas Emissions Reduction for such Annual Period is less than the Greenhouse Gas Emissions Reduction Threshold for such Annual Period.
“Greenhouse Gas Emissions Reduction Margin Adjustment” means with respect to any Annual Period, (i) negative 2.25 basis points if the Greenhouse Gas Emissions Reduction for such Annual Period is greater than or equal to the Greenhouse Gas Emissions Reduction Target for such Annual Period, (ii) 0 basis points if the Greenhouse Gas Emissions Reduction for such Annual Period is greater than or equal to the Greenhouse Gas Emissions Reduction Threshold and less than the Greenhouse Gas Emissions Reduction Target for such Annual Period, and (iii) positive 2.25 basis points if the Greenhouse Gas Emissions Reduction for such Annual Period is less than the Greenhouse Gas Emissions Reduction Threshold for such Annual Period.
“Greenhouse Gas Emissions Reduction Target” means, for any Annual Period, the Greenhouse Gas Emissions Reduction Target set forth for such Annual Period in the Sustainability Table.
“Greenhouse Gas Emissions Reduction Threshold” means, with respect to any calendar year, the Greenhouse Gas Emissions Reduction Threshold for such calendar year as set forth in the Sustainability Table.
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness or other monetary obligation payable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Honor Date” has the meaning specified in Section 2.03(c).
“Impacted Loans” has the meaning specified in Section 3.03.
“Increase Effective Date” has the meaning specified in Section 2.15(d).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising in respect of letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) earnouts or other earned deferred payment obligations measured in whole or in part by events or performance occurring after the purchase, to the extent such obligations are contingent);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    capital leases and Synthetic Lease Obligations;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or similar limited liability entity organized under the laws of a jurisdiction other than the United States or a state thereof) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.
“Initial KPI Metrics Report” means the first KPI Metrics Report delivered by the Company pursuant to Section 6.01(c) following the Closing Date, covering the 12-month period ending December 31, 2021, the methodology of which shall be substantially similar to the Corporate Responsibility Report, dated May 2020, covering the 12-month period ending December 31, 2019.
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan and any Alternative Currency Daily Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a ~~Eurocurrency Rate~~Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date; (c) as to any Alternative Currency Daily Rate Loan, the last Business Day of each ~~March, June, September and December~~month and the Maturity Date; and (d) as to any Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for an Alternative Currency Term Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall be Interest Payment Dates.
“Interest Period” means, as to each ~~Eurocurrency Rate~~Term SOFR Loan and Alternative Currency Term Rate Loan, the period commencing on the date such ~~Eurocurrency Rate~~Term SOFR Loan or Alternative Currency Term Rate Loan is disbursed or converted to or continued as a ~~Eurocurrency Rate~~Term SOFR Loan or an Alternative Currency Term Rate Loan and ending on the date one~~, two~~, three or six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the applicable Borrower in its Committed Loan Notice or such other period that is twelve months or less requested by the applicable Borrower and consented to by all the Lenders; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the Maturity Date.
“Interim Availability” means, at any time, the lesser of (x) ONE BILLION TWO HUNDRED AND FIFTY MILLION DOLLARS ($1,250,000,000) and (y) the Aggregate Commitments at such time.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement or instrument entered into by the applicable L/C Issuer and the Company (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.
“JPM Fee Letter” means the fee letter agreement, dated as of June 2, 2021, between the Company and JPMorgan Chase Bank, N.A.

“Judgment Currency” has the meaning specified in Section 10.18.
“KPI Metrics” means, collectively, Greenhouse Gas Emissions Reduction and Renewable Energy Usage.
“KPI Metrics Auditor” means, Cameron-Cole; provided that the Company may from time to time designate any independent global provider of environmental, social, and governance reporting assurance services reasonably acceptable to the Sustainability Structuring Agent as a replacement KPI Metrics Auditor; provided, further that such replacement KPI Metrics Auditor shall apply substantially the same auditing standards and methodology used in the Initial KPI Metrics Report delivered by the Company.
“KPI Metrics Report” means a report that may take the form of any non-financial disclosure of the Company’s performance of one or more KPI Metrics as publicly reported by the Company for one or more KPI Metrics for a specific Annual Period, and published on an Internet or intranet website to which each Lender, the Administrative Agent and the Sustainability Structuring Agent have been granted access free of charge (or at the expense of the Company). Such KPI Metrics Report shall be either (i) audited by the KPI Metrics Auditor or (ii) made available to the public.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority (other than agreements consisting of contracts with Governmental Authorities entered into by a Person in the ordinary course of business), in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.
“L/C Commitment” means, as to each L/C Issuer, its obligation to issue Letters of Credit pursuant to Section 2.03 in an aggregate principal amount set forth opposite such L/C Issuer’s name on Schedule 2.01; provided that the L/C Commitment for any L/C Issuer cannot exceed the Letter of Credit Sublimit.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means Bank of America, JPMorgan Chase Bank, N.A., Morgan Stanley Bank, N.A and/or an affiliate, and Citibank, N.A., each in its capacity as an issuer of Letters of Credit or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” means each of the Persons identified as a “Lender” on Schedule 2.01 and their successors and assigns and each Person that executes a lender joinder agreement or commitment agreement in accordance with Section 2.15(c) and, as the context requires, includes the Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.
“Letter of Credit” means any standby letter of credit issued hereunder. Letters of Credit may be issued in Dollars or in an Alternative Currency.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $75,000,000 and (b) the Aggregate Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.
~~“LIBOR Quoted Currency” means Dollars, as long as there is a published LIBOR rate with respect thereto.~~
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.
“Loan Documents” means this Agreement, Amendment No. 1, the Company Guaranty, the Subsidiary Guaranty, each Note, each Issuer Document, each Designated Borrower Request and Assumption Agreement, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Agreement and the Fee Letters.
“Loan Parties” means, collectively, the Company, each Designated Borrower and each Subsidiary Guarantor.
~~“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.~~
“Main Manufacturing Facilities” means the facilities listed on Schedule 5.13, measured for so long as such facilities are owned, leased or otherwise operated by the Company and/or its principal global manufacturing subsidiaries, each as identified by the Company in writing to the Administrative Agent from time to time (excluding, for the avoidance of doubt, Maxim and its Subsidiaries). Notwithstanding anything to the contrary herein, to the extent the facilities identified on Schedule 5.13 hereto are (a) revised from time to time to remove any facility, the Company shall receive full credit for any Greenhouse Gas Emissions Reduction or Renewable Energy Usage in connection with such Main Manufacturing Facility for the Annual Period during which such facility has been removed unless and until such Main Manufacturing Facility is re-added or (b) closed from time to time, the Company shall receive full credit for any Greenhouse Gas Emissions Reduction or Renewable Energy Usage in connection with such closed Main Manufacturing Facility unless and until such Main Manufacturing Facility is reopened.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Company and its Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under this Agreement or the Loan Documents, taken as a whole, or the ability of any Borrower to perform its obligations under this Agreement or the Loan Documents, taken as a whole; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of this Agreement or the Loan Documents, taken as a whole.
“Material Subsidiary” means each Subsidiary now existing or hereafter acquired or formed, and each successor thereto, together with its Subsidiaries on a consolidated basis, with respect to which any of the following criteria has been met: (a) the aggregate revenue generated by such Subsidiary and its Subsidiaries on a consolidated basis for the twelve month period ending as of the most recently completed fiscal quarter of the Company equals or exceeds 5% of the consolidated gross revenues of the Company and its Subsidiaries for such period, (b) the Consolidated EBITDA attributable to such Subsidiary and its Subsidiaries on a consolidated basis for the twelve month period ending as of the most recently completed fiscal quarter of the Company equals or exceeds 5% of Consolidated EBITDA for such period or (c) the aggregate book value of the assets of such Subsidiary and its Subsidiaries on a consolidated basis as of the last day of the most recently completed fiscal quarter of the Company equals or exceeds 5% of the book value of all of the assets of the Company and its Subsidiaries as of the last day of such period.
“Maturity Date” means the later of (a) June 23, 2026 and (b) if maturity is extended pursuant to Section 2.14, such extended maturity date as determined pursuant to such Section; provided, however, that with respect to any Non-Extending Lender, its Maturity Date shall be the then applicable Existing Maturity Date; provided further that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Maxim” means Maxim Integrated Products, Inc., a Delaware corporation.
“Maxim Acquisition” means the acquisition by the Company of Maxim pursuant to the Maxim Plan of Merger.
“Maxim Plan of Merger” means that certain Agreement and Plan of Merger, dated as of July 12, 2020 (as the same may be amended, waived, supplemented or otherwise modified from time to time; provided, that any such amendment that has the effect of extending the End Date to a date after January 12, 2022 shall be subject to the prior written consent of the Required Lenders) by and among the Company, Maxim and Magneto Corp., a wholly-owned subsidiary of the Company.
“Maximum Facility Fee Adjustment” has the meaning specified in Section 2.19(b).
“Maximum Margin Adjustment” has the meaning specified in Section 2.19(b).
“Maximum Rate” has the meaning specified in Section 10.09.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of the applicable L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.16(a)(i), (a)(ii) or (a)(iii), an amount equal to 102% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the applicable L/C Issuer in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“MS Fee Letter” means the fee letter agreement, dated as of June 2, 2021, between the Company and Morgan Stanley Bank, N.A.
“Multiemployer Plan” means any employee benefit plan described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Pension Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extending Lender” has the meaning specified in Section 2.14(b).
“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).
~~“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.~~
“Note” means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit 2.11.
“Notice Date” has the meaning specified in Section 2.14(b).
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
~~“Other Rate Early Opt-in” means the Administrative Agent and the Borrower have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (1) an Early Opt-in Election and (2) Section 3.03(c)(ii) and paragraph (2) of the definition of “Benchmark Replacement”.~~

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (a) with respect to Committed Loans and Swing Line Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date, and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to minimum funding standards under Section 412 of the Code.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Company or any ERISA Affiliate or any such Plan to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.02.

“Pricing Certificate” means a certificate substantially in the form of Exhibit 2.19 hereto, executed by a Responsible Officer of the Company attaching (a) true and correct copies of the KPI Metrics Report for the immediately preceding Annual Period and setting forth each Sustainability Fee Adjustment and the Sustainability Margin Adjustment for the period covered thereby and for the KPI Metrics disclosed therein, and computations in reasonable detail in respect thereof and (b) a review report of the KPI Metrics Auditor relating to such KPI Metrics Report, confirming that the KPI Metrics Auditor is not aware of any material modifications that should be made to such computations in order for them to be presented in all material respects in conformity with the applicable reporting criteria.
“Pricing Certificate Inaccuracy” has the meaning specified in Section 2.19(d).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 10.20.
“Qualified Acquisition” means any acquisition by the Company or any Subsidiary of Equity Interests of any Person that becomes a Subsidiary (or that is merged, consolidated or amalgamated with or into the Company or any Subsidiary), any acquisition of an ongoing business or any acquisition of all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person, provided that the aggregate consideration therefor (including as consideration, without duplication, the aggregate principal amount of Indebtedness assumed or incurred by the Company or any Subsidiary, and the aggregate principal amount of Indebtedness of such Person repaid, prepaid or redeemed by the Company or any Subsidiary, in each case, in connection therewith) is at least $500,000,000; provided, further, that, for any such acquisition to qualify as a “Qualified Acquisition,” the Administrative Agent shall have received prior to, or concurrently with, the consummation of such acquisition, a certificate of a Responsible Officer of the Company describing such acquisition, certifying that such acquisition meets the criteria set forth in this definition and notifying the Administrative Agent that the Company has elected to treat such acquisition as a “Qualified Acquisition”.
“Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under this Agreement and is:
(a)    a bank within the meaning of section 246 of the TCA which is carrying on a bona fide banking business in Ireland for the purposes of section 246(3)(a) of the TCA and whose Lending Office is located in Ireland; or
(b)    a body corporate:
(i)    which, by virtue of the law of a Relevant Territory is resident in the Relevant Territory for the purposes of tax and that jurisdiction imposes a tax that generally applies to interest receivable in that jurisdiction by companies from sources outside that jurisdiction; or
(ii)    which is a U.S. company which is incorporated in the United States and is taxed in the United States on its worldwide income; or
(iii)    which is a U.S. limited liability company where:

(A)    the ultimate recipients of the interest would themselves be Qualifying Lenders under (i), (ii) or (iv) of this Section (b); and
(B)    business is conducted through the such U.S. limited liability company for market reasons and not for tax avoidance purposes; or
(iv)    in receipt of interest in respect of an advance under this Agreement which:
(A)    is exempted from the charge to Irish income tax pursuant to the terms of a double taxation treaty entered into between Ireland and another jurisdiction that is in force on the date the relevant interest is paid; or
(B)    would be exempted from the charge to Irish income tax pursuant to the terms of a double taxation treaty entered into between Ireland and another jurisdiction signed on or before the date on which the relevant interest is paid but not in force on that date, assuming that treaty had the force of law on that date, provided that, in each case (i) to (iv) above, such body corporate does not provide its commitment through a branch or agency in Ireland; or
(c)    a body corporate which advances money in the ordinary course of a trade which includes the lending of money where the interest payable on monies so advanced is taken into account in computing the trading income of such body corporate and such body corporate has complied with the notification requirements under section 246(5)(a) of the TCA and whose Lending Office is located in Ireland; or
(d)    a qualifying company within the meaning of section 110 of the TCA and whose Lending Office is located in Ireland; or
(e)    an investment undertaking within the meaning of section 739B of the TCA and whose Lending Office is located in Ireland; or
(f)    an exempt approved scheme within the meaning of section 774 of the TCA and whose Lending Office is located in Ireland; or
(g)    a Treaty Lender.
“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).
“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document.
“Register” has the meaning specified in Section 10.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

~~“Relevant Governmental Body” means (a) with respect to Loans denominated in Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto, (b) with respect to Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (c) with respect to Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, and (d) with respect to Loans denominated in any other Agreed Currency, (i) the central bank for the currency in which such Loan is denominated or any central bank or other supervisor which is responsible for supervising either (x) such successor rate or (y) the administrator of such successor rate or (ii) any working group or committee officially endorsed or convened by (w) the central bank for the currency in which such successor rate is denominated, (x) any central bank or other supervisor that is responsible for supervising either (A) such successor rate or (B) the administrator of such successor rate, (y) a group of those central banks or other supervisors or (z) the Financial Stability Board. or any part thereof.~~
“Relevant Rate” means with respect to any Credit Extension denominated in (a) Dollars, ~~LIBOR~~Term SOFR, (b) Sterling, SONIA and (c) Euros, EURIBOR, as applicable.
“Relevant Territory” means:
(a)    a member state of the European Communities (other than Ireland); or
(b)    to the extent not a member state of the European Communities, a jurisdiction with which Ireland has entered into a double taxation treaty that either has the force of law by virtue of section 826(1) of the TCA or which will have the force of law on completion of the procedures set out in section 826(1) of the TCA.
“Removal Effective Date” has the meaning specified in Section 9.06(b).
“Renewable Energy” means any type of electricity generation that does not directly emit carbon dioxide, including solar, wind, geothermal, hydropower, nuclear, sustainable biomass, and (to the extent all direct carbon dioxide emissions are captured) electricity generation that utilizes carbon capture and storage.
“Renewable Energy Target” means, for any Annual Period, the Renewable Energy Usage Target set forth for such Annual Period in the Sustainability Table.
“Renewable Energy Usage” means the percentage of total electricity consumption by the Main Manufacturing Facilities generated by Renewable Energy as detailed in the applicable KPI Metrics Report.
“Renewable Energy Usage Fee Adjustment” means with respect to any Annual Period, (i) negative 0.25 basis points if the Renewable Energy Usage for such Annual Period is greater than or equal to the Renewable Energy Target for such Annual Period, (ii) 0 basis points if the Renewable Energy Usage for such Annual Period is greater than or equal to the Renewable Energy Usage Threshold and less than the Renewable Energy Target for such Annual Period, and (iii) positive 0.25 basis points if the Renewable Energy Usage for such Annual Period is less than the Renewable Energy Usage Threshold for such Annual Period.
“Renewable Energy Usage Margin Adjustment” means with respect to any Annual Period, (i) negative 2.25 basis points if the Renewable Energy Usage for such Annual Period is greater than or equal to the Renewable Energy Usage Target for such Annual Period, (ii) 0 basis points if the Renewable Energy Usage for such Annual Period is greater than or equal to the Renewable Energy Usage Threshold and less than the Renewable Energy Usage Target for such Annual Period, and (iii)

positive 2.25 basis points if the Renewable Energy Usage for such Annual Period is less than the Renewable Energy Usage Threshold for such Annual Period.
“Renewable Energy Usage Threshold” means, with respect to any calendar year, the Renewable Energy Usage Threshold for such calendar year as set forth in the Sustainability Table.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. For purposes of this definition, Revolving Credit Exposure of the Swing Line Lender shall be deemed to exclude any amount of its Swing Line Exposure in excess of its Applicable Percentage of the aggregate principal amount of all the Swing Line Loans, but adjusted to give effect to any reallocation under Section 2.19 of the Swing Line Exposures of Defaulting Lenders in effect at such time, and the unused Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.
“Rescindable Amount” has the meaning specified in Section 2.12(b).
“Resignation Effective Date” has the meaning specified in Section 9.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, with respect to any Loan Party, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, chief accounting officer or controller of the Company and any other officer of such Loan Party so designated by any of the foregoing officers in a written notice to the Administrative Agent, and, solely for purposes of notices given pursuant to Article II, any other officer or employee of any Borrower so designated by any of the foregoing officers in or pursuant to an agreement between such Borrower and the Administrative Agent. Without limiting the representations and warranties of the Loan Parties set forth in the Loan Documents, any document delivered hereunder that is signed by a Responsible Officer of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of ~~a Eurocurrency Rate Loan denominated in an Alternative Currency or~~ an Alternative Currency Term Rate Loan, (ii) each date of a continuation of ~~a Eurocurrency Rate Loan denominated in an Alternative Currency or~~an Alternative Currency Term Rate Loan pursuant to Section 2.02, (iii) each date of a Borrowing of an Alternative Currency Daily Rate Loan and (iv) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment and/or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative

Currency, and (iii) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Committed Loans plus such Lender’s participation in L/C Obligations plus its Swing Line Exposure at such time.
“S&P” means S&P Global Ratings and any successor thereto.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanctions” means any international economic sanction administered or enforced by the United States government (including, without limitation, OFAC and the USA PATRIOT Act), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
~~“SOFR Early Opt-in” means the Administrative Agent and the Borrower have elected to replace LIBOR pursuant to (1) an Early Opt-in Election and (2) Section 3.03(c)(i) and paragraph (1) of the definition of “Benchmark Replacement”.~~
“SOFR” means the Secured Overnight Financing Rate as administered by the SOFR Administrator.
“SOFR Adjustment” means 0.10% (10 basis points) per annum.
“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.
“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.
~~“SONIA Adjustment” means, with respect to SONIA, 0.1193% (11.93 basis points) per annum.~~
“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency, or from a third source, such as Reuters; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
“Subsidiary Guarantor” means any Subsidiary that is a party to the Subsidiary Guaranty.
“Subsidiary Guaranty” means the Subsidiary Guaranty (including counterparts thereof and joinders and supplements thereto) made by one or more Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of EXHIBIT 1.01(b) (or such other document as the Administrative Agent and the Company shall deem appropriate). “Supported QFC” has the meaning specified in Section 10.20.
“Sustainability Fee Adjustment” means, with respect to any KPI Metrics Report for any Annual Period, the number of basis points (whether negative, zero or positive) resulting from the sum of (a) the Greenhouse Gas Emissions Reduction Fee Adjustment and (b) the Renewable Energy Usage Fee Adjustment; provided that (i) if a KPI Metrics Report does not disclose performance for a given KPI Metric, the relevant adjustment for such KPI Metric shall be 0 basis points and (ii) at no time shall the aggregate sustainability fee adjustment exceed the Maximum Facility Fee Adjustment.
“Sustainability Margin Adjustment” means, with respect to any KPI Metrics Report for any Annual Period, the number of basis points (whether negative, zero or positive) resulting from the sum of (a) the Greenhouse Gas Emissions Reduction Margin Adjustment and (b) the Renewable Energy Usage Margin Adjustment; provided that (i) if a KPI Metrics Report does not disclose performance for a given KPI Metric, the relevant adjustment for such KPI Metric shall be 0 basis points and (ii) at no time shall the aggregate sustainability margin adjustment exceed the Maximum Margin Adjustment.
“Sustainability Pricing Adjustment Date” has the meaning specified in Section 2.19(a).
“Sustainability Structuring Agent” means BofA Securities, Inc., in its capacity as the sustainability structuring agent.
“Sustainability Table” means the Sustainability Table set forth in Schedule 2.19.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at any time. The Swing Line Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the total Swing Line Exposure at such time other than with respect to any Swing Line Loans made by such Lender in its capacity as Swing Line Lender and (b) the aggregate principal amount of all Swing Line Loans made by such Lender as Swing Line Lender outstanding at such time (less the amount of participations funded by other Lenders in such Swing Line Loans).
“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of EXHIBIT 2.04 or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TCA” means the Taxes Consolidation Act 1997 of Ireland.
“Term SOFR” means~~, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied),~~ :
a)for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and
b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;
provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate ~~based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Threshold Amount” means $300,000,000.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Treaty Lender” means a Lender, other than a Lender falling within Section (b) of the definition of Qualifying Lender set out above, which:
(a)    is treated as a resident of a Treaty State for the purposes of a Treaty (as such term is defined in the definition of “Treaty State”);
(b)    on each Interest Payment Date, is entitled under that Treaty to the payment of interest without any deduction of Tax imposed by Ireland on interest except for this purpose it is assumed that any necessary procedural formalities are fulfilled; and
(c)    does not carry on a business in Ireland through a permanent establishment with which that Lender’s participation in this Agreement is effectively connected.
“Treaty State” means a territory which has entered into a double taxation agreement with Ireland (a “Treaty”) which is in effect and which makes provision for full exemption from income tax imposed by Ireland on interest.

“True-Up Amount” has the meaning specified in Section 2.19(d).
“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan, an Alternative Currency Daily Rate Loan, an Alternative Currency Term Rate Loan or a ~~Eurocurrency Rate~~Term SOFR Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unaudited Financial Statements” means the unaudited consolidated balance sheets of the Company and its Subsidiaries for the fiscal quarters and the portions of the fiscal year ended January 30, 2021 and April 30, 2021, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarters of the Company and its Subsidiaries, including the notes thereto.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning specified in Section 10.20.
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.
“wholly-owned” means, when used in reference to any Subsidiary, that 100% of the issued and outstanding Equity Interests (other than qualifying shares required in connection with a Subsidiary organized and domiciled outside of the United States) of such Subsidiary are at the time owned, directly or indirectly, by the Company.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02Other Interpretive Provisions.
With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)Any reference herein to a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.03Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein.
(b)Changes in GAAP. If at any time any change in GAAP (including the early adoption by the Company of any provision of GAAP) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in

GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, for the purposes of this Agreement leases shall continue to be classified and accounted for on a basis consistent with GAAP as in effect as of December 31, 2017, notwithstanding any change in GAAP related thereto (including pursuant to Accounting Standard Codification Topic 842) and the Company shall not be required to provide any reconciliation thereof to GAAP. For the avoidance of doubt, the impact of FASB ASC 606 on revenue recognition shall be given effect.
(c)Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.
1.04Rounding.
Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05Times of Day.
Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.06Letter of Credit Amounts.
Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.07Exchange Rates; Currency Equivalents.
(a)The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as determined in accordance with the prior sentence by the Administrative Agent or the L/C Issuer, as applicable.

(b)Wherever in this Agreement in connection with ~~a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or~~ the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such ~~Borrowing, Eurocurrency Rate Loan or~~ Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.
(c)The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to ~~the rates in the definition of “Eurocurrency Rate”, “Alternative Currency Daily Rate”, “Alternative Currency Term Rate” or with respect to any comparable or successor rate thereto.~~any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
1.08Additional Alternate Currencies.
(a)The Company may from time to time request that ~~Eurocurrency Rate Loans,~~ Alternative Currency Daily Rate Loans and/or Alternative Currency Term Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided, that, such requested currency is an Eligible Currency. In the case of any such request with respect to the making of ~~Eurocurrency Rate Loans,~~ Alternative Currency Daily Rate Loans and/or Alternative Currency Term Rate Loans, such request shall be subject to the approval of the Administrative Agent and each Lender; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and each L/C Issuer.
(b)Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, each L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to ~~Eurocurrency Rate Loans,~~ Alternative Currency Daily Rate Loans and/or Alternative Currency Term Rate Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify each L/C Issuer thereof. Each Lender (in the case of any such request pertaining to ~~Eurocurrency Rate Loans,~~ Alternative Currency Daily Rate Loans and/or Alternative Currency Term Rate Loans) or each L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of ~~Eurocurrency Rate Loans,~~ Alternative Currency Daily Rate Loans and/or Alternative Currency Term Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)Any failure by a Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in Section 1.06(b) shall be deemed to be a refusal by such Lender or L/C Issuer, as the case may be, to permit ~~Eurocurrency Rate Loans,~~ Alternative Currency Daily Rate Loans and/or Alternative Currency Term Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making ~~Eurocurrency Rate Loans,~~ Alternative Currency Daily Rate Loans and/or Alternative Currency Term Rate Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of ~~Eurocurrency Rate Loans,~~ Alternative Currency Daily Rate Loans and/or Alternative Currency Term Rate Loans; and if the Administrative Agent and any L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes, but solely as to the Letters of Credit issued by such L/C Issuer, to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances by such L/C Issuer. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.08, the Administrative Agent shall promptly so notify the Company.
1.09Change of Currency.
(a)Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
Article II

THE COMMITMENTS AND CREDIT EXTENSIONS
2.01Committed Loans.
Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (a) the Total Outstandings shall not exceed the Aggregate Commitments and (b) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans, ~~Eurocurrency Rate~~Term SOFR Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans, as further provided herein.
2.02Borrowings, Conversions and Continuations of Committed Loans.
(a)Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of ~~Eurocurrency Rate~~Term SOFR Loans or Alternative Currency Term Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) ~~three~~two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of ~~Eurocurrency Rate~~Term SOFR Loans denominated in Dollars or of any conversion of ~~Eurocurrency Rate~~Term SOFR Loans denominated in Dollars to Base Rate Committed Loans, (ii) ~~four~~three Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing of ~~Eurocurrency Rate Loans denominated in Alternative Currencies or Alternative Currency Loans~~ or continuation of ~~Eurocurrency Rate Loans denominated in Alternative Currencies or~~, as applicable, Alternative Currency ~~Term Rate~~ Loans and (iii) on the requested date of any Borrowing of Base Rate Committed Loans; provided, however, that if the applicable Borrower wishes to request ~~Eurocurrency Rate~~Term SOFR Loans or Alternative Currency Term Rate Loans having an Interest Period other than one~~, two~~, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m., (i) four Business Days prior to the requested date of such Borrowing of, conversion to or continuation of ~~Eurocurrency Rate Loans or Alternative Currency Term Rate Loans denominated in Dollars~~such Term SOFR Loans, or (ii) five Business Days (or six Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing ~~or conversion of Eurocurrency Rate Loans denominated in Alternative Currencies and/or Alternative Currency Loans~~of or continuation of ~~Eurocurrency Rate Loans denominated in Alternative Currencies or~~such Alternative Currency Term Rate Loans, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m.~~,~~  (i) three Business Days ~~before~~prior to the requested date of such Borrowing of, conversion to or continuation of ~~Eurocurrency Rate~~such Term SOFR Loans ~~denominated in Dollars~~, or (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing or ~~conversion of Eurocurrency Rate Loans denominated in Alternative Currencies, Alternative Currency Daily Rate Loan or~~continuation of such Alternative Currency Term Rate Loans ~~or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies or Alternative Currency Term Rate Loans~~, the Administrative Agent shall notify such Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Borrowing of or conversion to ~~Eurocurrency Rate~~Term SOFR Loans, Alternative Currencies Daily Rate Loans and Alternative Currency Term Rate Loans or continuation of ~~Eurocurrency Rate~~Term SOFR Loans or Alternative Currency Term Rate Loans shall be in a principal amount of the Dollar Equivalent of $500,000 or a whole multiple of the Dollar Equivalent of $100,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of the Dollar Equivalent of $500,000 or a whole multiple of the Dollar Equivalent of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the applicable Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of ~~Eurocurrency Rate~~Term SOFR Loans or Alternative Currency Term Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Loans to be borrowed, and (vii) the applicable Borrower. If the Company fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars. If the applicable Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the applicable Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable

Committed Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to specify a Type or to timely request a continuation of ~~Committed Loans denominated in an~~ Alternative Currency ~~(other than Sterling), such Committed~~ Term Rate Loans in any Alternative Currency, such Alternative Currency Term Rate Loans shall be made as, or continued as, ~~Eurocurrency~~Alternative Currency Term Rate Loans in their original currency with an Interest Period of one (1) month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable ~~Eurocurrency Rate~~Term SOFR Loans. If the applicable Borrower requests a Borrowing of or conversion to ~~Eurocurrency Rate~~Term SOFR Loans and/or Alternative Currency Loans, or continuation of, ~~Eurocurrency Rate~~Term SOFR Loans or Alternative Currency Term Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Subject to Section 2.02(c), no Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be repaid in the original currency of such Committed Loan and reborrowed in the other currency.
(b)Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount and currency of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Committed Loans denominated in a currency other than Dollars, in each case as described in the preceding clause. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m., in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Each Lender may, at its option, make any Committed Loan available to any Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Committed Loan in accordance with the terms of this Agreement. Upon satisfaction of the conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing denominated in Dollars is given by any Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.
(c)Except as otherwise provided herein, a ~~Eurocurrency Rate~~Term SOFR Loan or an Alternative Currency Term Rate Loan may be continued or converted only on the last day of an Interest Period for such ~~Eurocurrency Rate~~Term SOFR Loan or Alternative Currency Term Rate Loan, as applicable. During the existence of a Default, (i) no Loans may be requested as, converted to ~~Eurocurrency Rate Loans or Alternative Currency Loans~~ or continued as ~~Eurocurrency Rate Loans or Alternative Currency Term Rate Loans~~Term SOFR Loans without the consent of the Required Lenders~~; provided, however, that~~ and (ii) without the consent of the Required Lenders, any ~~Eurocurrency~~Alternative Currency Term Rate Loans ~~denominated in an Alternative Currency~~ may be continued only for one-month Interest Periods at any time that a Default has occurred and is continuing and no Event of Default has occurred and is continuing. At any time that an Event of Default has occurred and is continuing, the Required Lenders may demand that any or all of the then outstanding ~~Eurocurrency Rate Loans denominated in an Alternative Currency, any~~ Alternative Currency Daily Rate ~~Loan~~Loans and/or ~~any~~ Alternative Currency Term Rate Loans be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period or determination date(~~as~~s) with respect thereto, as applicable.

(d)The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for ~~Eurocurrency Rate~~Term SOFR Loans or Alternative Currency Term Rate Loans or any determination period for Alternative Currency Daily Rate upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the announcement of such change.
(e)After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than five Interest Periods in effect with respect to Committed Loans.
2.03Letters of Credit.
(a)The Letter of Credit Commitment.
(i)Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Company or any of its Subsidiaries, and to amend Letters of Credit previously issued by it, in accordance with clause (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Company or any of its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Outstandings shall not exceed the Aggregate Commitments, (x) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and (z) the Outstanding Amount of all L/C Obligations of any L/C Issuer shall not exceed such L/C Issuer’s L/C Commitment. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s or any Subsidiary’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)No L/C Issuer shall issue any Letter of Credit, if:
(A)subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or, if later, the last extension, unless the Required Lenders have approved such expiry date; or
(B)the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

(iii)No L/C Issuer shall be under any obligation to issue, amend or increase any Letter of Credit if:

(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B)the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C)except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000;

(D)except as otherwise agreed by the Administrative Agent and such L/C Issuer such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;
(E)the applicable L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; or
(F)any Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to such L/C Issuer with the Company or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iv)No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
(v)No L/C Issuer shall be under any obligation to amend any Letter of Credit if (a) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (b) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (a) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (b) as additionally provided herein with respect to the L/C Issuers.
(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by such L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer. Such Letter of Credit Application must be received by such L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may require. Additionally, the Company shall furnish to such L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.
(ii)Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless such L/C Issuer has received written notice from any Lender, the Administrative Agent or the Company, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.
(iii)If the Company so requests in any applicable Letter of Credit Application, each L/C Issuer agrees to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the applicable L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve- month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Company (or the applicable Subsidiary) shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of 2.03(a) or otherwise) or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
(iv)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, each L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)Drawings and Reimbursements; Funding of Participations.
(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the applicable L/C Issuer in such Alternative Currency, unless (A) the applicable L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the applicable L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. To the extent the Company receives such notice on or before 10:00 a.m. on an Honor Date (as defined below), not later than 12:00 noon on the date of any payment by such L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Company shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (1) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence of this Section 2.03(c)(i) and (2) the Dollar amount paid by the Company, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Company agrees, as a separate and independent obligation, to indemnify the applicable L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. To the extent the Company receives such notice after 10:00 a.m. but on or before 3:00 p.m. on an Honor Date under a Letter of Credit to be reimbursed in Dollars, the Company shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing on such date. To the extent the Company receives such notice after 3:00 p.m. on an Honor Date under a Letter of Credit to be reimbursed in Dollars, on or before 11:00 a.m. on the next day following such Honor Date, the Company shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Company fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Company shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice) and provided that, after giving effect to such Borrowing, the Total Outstandings shall not exceed the Aggregate Commitments. Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) to the Administrative Agent for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.
(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.
(v)Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Company, any Subsidiary or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse an L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)If any Lender fails to make available to the Administrative Agent for the account of an L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause 2.03(c)(vi) shall be conclusive absent manifest error.
(d)Repayment of Participations.
(i)At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the applicable L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in Dollars in the same funds as those received by the Administrative Agent.
(ii)If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the applicable L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause 2.03(d)(ii) shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Obligations Absolute. The obligation of the Company to reimburse the L/C Issuers for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute,

unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)waiver by the applicable L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Company or any waiver by the applicable L/C Issuer which does not in fact materially prejudice the Company;
(v)honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)any payment made by the applicable L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiry date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the ISP or the UCP, as applicable;
(vii)any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(viii)any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or
(ix)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary; provided, however, that nothing in this Section 2.03(e) shall impair the rights of the Company under Section 2.03(f).
The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the applicable L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)Role of L/C Issuers. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative

Agent, any of their respective Related Parties nor any correspondent, participant or assignee of an L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable, (ii) any action taken or omitted in the absence of gross negligence or willful misconduct, or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of an L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that notwithstanding anything in such clauses to the contrary, the Company may have a claim against an L/C Issuer, and the applicable L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit unless such L/C Issuer is prevented or prohibited from so paying as a result of any order or directive of any court or other Governmental Authority. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)Applicability of ISP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Company when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Company for, and each L/C Issuer’s rights and remedies against the Company shall not be impaired by, any action or inaction of the applicable L/C Issuer required or permitted under any Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such Law or practice.
(h)Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Lender in accordance, subject to Section 2.17, with its Applicable Percentage, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(i)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Company shall pay directly to the applicable L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the applicable Fee Letter, computed on the Dollar Equivalent of the actual daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) and on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Company shall pay directly to the applicable L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.
(l)L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 2.03, provide the Administrative Agent a Letter of Credit report, as set forth below:
(i)reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);
(ii)on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;
(iii)on any Business Day on which the Company fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment;
(iv)on any Business Day that such L/C Issuer agrees to increase its L/C Commitment and the amount of such increase;
(v)on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and
(vi)for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.

2.04Swing Line Loans.
(a)The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans in Dollars (each such loan, a “Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, and provided further, that the (x) Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and (y) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.
(b)Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (i) telephone or (ii) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (A) the amount to be borrowed, which shall be a minimum of $500,000, and (B) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (1) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (2) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of the Swing Line Lender in Same Day Funds.
(c)Refinancing of Swing Line Loans.
(i)Each Swing Line Loan shall be due and payable on the tenth Business Day following the making of such Swing Line Loan; provided that the Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 and provided that, after giving effect to such Borrowing, the Total Outstandings shall not exceed the Aggregate Commitments. The Swing Line Lender shall furnish the Company with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the

Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan, and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.
(d)Repayment of Participations.
(i)At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.
(ii)If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
(f)Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.05Prepayments.
Each Borrower may, upon notice from such Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (a) such notice must be in a form acceptable to the Administrative Agent and received by the Administrative Agent not later than 11:00 a.m. (i) ~~three~~two Business Days prior to any date of prepayment of ~~Eurocurrency Rate~~Term SOFR Loans ~~denominated in Dollars~~ (ii) ~~four~~three Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of ~~Eurocurrency Rate Loans denominated in Alternative Currencies and/or~~ Alternative Currency Loans and (iii) on the date of prepayment of Base Rate Committed Loans; (b) any prepayment of ~~Eurocurrency Rate~~Term SOFR Loans ~~denominated in Dollars~~ shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; (c) any prepayment of ~~Eurocurrency Rate Loans denominated in Alternative Currencies or~~ Alternative Currency Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; and (d) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date, currency and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if ~~Eurocurrency Rate~~Term SOFR Loans or Alternative Currency Term Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. Any notice delivered by a Borrower pursuant to this Section 2.05 may state that such notice is conditioned upon the effectiveness of one or more events specified therein, in which case such notice may be revoked by a Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Subject to the foregoing sentence, if such notice is given by any Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a ~~Eurocurrency Rate~~Term SOFR Loan and/or an Alternative Currency Loan shall be accompanied by all accrued interest on the amount prepaid, together with 2.05 any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.
The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (a) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (b) any such prepayment shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
If the Administrative Agent notifies the Company at any time that, for any reason, the Total Outstandings at such time exceed the Aggregate Commitments then in effect, the Borrowers shall immediately prepay Loans and/or the Company shall Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this paragraph of Section 2.05 unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

2.06Termination or Reduction of Commitments.
The Company may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (a) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (b) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (c) the Company shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (d) if, after giving effect to any reduction of the Aggregate Commitments (plus any Cash Collateralization of the L/C Obligations hereunder), the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments (plus any Cash Collateralization of the L/C Obligations hereunder), such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Letter of Credit Sublimit, Swingline Sublimit, or the Aggregate Commitments. Any notice delivered by the Company pursuant to this Section 2.06 may state that such notice is conditioned upon the effectiveness of one or more events specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination. On the Full Availability Expiration Date, the Aggregate Commitments shall be automatically reduced by $1,250,000,000, which reduction shall be allocated to reduce each Lender’s Commitment ratably in accordance with the Lenders’ respective Commitments; provided that for the avoidance of doubt, no such reduction shall reduce or otherwise affect the Interim Availability.
2.07Repayment of Loans.
(a)Each Borrower shall repay to each Lender on the applicable Maturity Date the aggregate principal amount of Committed Loans made to such Borrower by such Lender outstanding on such date, and such Lender’s Commitment shall terminate on such date.
(b)The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.
2.08Interest.
(a)Subject to the provisions of clause (b) below, (i) each ~~Eurocurrency Rate~~Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the ~~Eurocurrency Rate~~Term SOFR for such Interest Period plus the Applicable Rate for ~~Eurocurrency Rate~~Term SOFR Loans; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Committed Loans; (iii) each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate for Alternative Currency Daily Rate Loans; (iv) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period plus the Applicable Rate for Alternative Currency Term Rate Loans; and (v) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Committed Loans.
(b)(1) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09Fees.
In addition to certain fees described in clauses (h) and (i) of Section 2.03:
(a)Facility Fee. The Company shall pay to the Administrative Agent for the account of each Lender, in accordance with its Applicable Percentage, a facility fee (the “Facility Fee”) in Dollars equal to the Applicable Rate for the Facility Fee times the actual daily amount of the Interim Availability (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Committed Loans, Swing Line Loans and L/C Obligations), regardless of usage, subject to adjustment as provided in Section 2.17; provided, that at all times on and after the Full Availability Closing Date, the Facility Fee shall be an amount equal to the Applicable Rate for the Facility Fee times the actual daily amount of the Full Availability (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Committed Loans, Swing Line Loans and L/C Obligations). The Facility Fee shall accrue at all times during the Availability Period (and thereafter so long as any Committed Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period (and, if applicable, thereafter on demand). The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)Other Fees.
(i)The Company shall pay to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)The Company shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10Computation of Interest and Fees.
All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the ~~Eurocurrency Rate~~Term SOFR) and for Loans denominated in Alternative Currency shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.

All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.11Evidence of Debt.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
(b)In addition to the accounts and records referred to in clause (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12Payments Generally; Administrative Agent’s Clawback.
(a)General. Except as otherwise specifically provided in Section 3.01, all payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after (i) 2:00 p.m. in the case of payments in Dollars, or (ii)

after the Applicable Time specified by the Administrative Agent, in the case of payments in an Alternative Currency shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to the definition of “Interest Period”, if any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)(2) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of ~~Eurocurrency Rate~~Term SOFR Loans and/or Alternative Currency Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans or in the case of Alternative Currencies in accordance with such market practice, in each case, as applicable. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if such (x) Borrower has not in fact made such payment, (y) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (z) the Administrative agent has for any reason otherwise erroneously made such payment (any payment satisfying any of the foregoing conditions referred to as the “Rescindable Amount”), then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article

IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and, except as provided in Section 2.17, no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.13Sharing of Payments by Lenders.
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it (excluding any amounts applied by the Swing Line Lender to outstanding Swing Line Loans) resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them; provided that:
(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.16 or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Company or any Subsidiary (as to which the provisions of this Section 2.13 shall apply).
Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
2.14Extension of Maturity Date.
(a)Requests for Extension. The Company may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not more than 90 days and not less than 45 days prior to any annual anniversary date following the Closing Date (the “Applicable Anniversary Date”), request that each Lender extend such Lender’s Maturity Date for an additional year from the Maturity Date then in effect (each such date, an “Existing Maturity Date”); provided that the Company may request no more than two such extensions during the term of this Agreement.
(b)Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not more than 30 days prior to the Applicable Anniversary Date and not less than the date (the “Notice Date”) that is 15 days prior to the Applicable Anniversary Date, advise the Administrative Agent whether or not such Lender agrees to such extension (and each Lender that determines not to so extend its Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.
(c)Notification by Administrative Agent. The Administrative Agent shall notify the Company of each Lender’s determination under this Section 2.14 no later than the date 15 days prior to the Applicable Anniversary Date (or, if such date is not a Business Day, on the next preceding Business Day).
(d)Additional Commitment Lenders. The Company shall have the right at any time to replace each Non-Extending Lender with, and add as a “Lender” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) as provided in Section 10.13; provided that each of such Additional Commitment Lenders shall enter into an Assignment and Assumption pursuant to which such Additional Commitment Lender shall, effective no later than the Existing Maturity Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).
(e)Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Maturity Date (each, an “Extending Lender”) and the additional Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the Applicable Anniversary Date, then, effective as of the Applicable Anniversary Date, the Maturity Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date falling one year after the most recent Existing Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement.
(f)Conditions to Effectiveness of Extensions. As a condition precedent to such extension, the Company shall deliver to the Administrative Agent a certificate of the Company dated as of the Applicable Anniversary Date (in sufficient copies for each Extending Lender and each Additional Commitment Lender) signed by a Responsible Officer of the Company (i) certifying and attaching the resolutions adopted by the Company approving or consenting to such extension and (ii) certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct (1) in the case of the representations and warranties qualified as to materiality, in all respects and (2) otherwise, in all material respects on and as of the Applicable Anniversary Date, except in each case to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in clauses (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clause 6.01 of Section 6.01, and (B) no Default exists. In addition, on the Existing Maturity Date applicable to any Non-Extending Lender, the Borrowers shall prepay any Committed Loans outstanding on such date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep outstanding Committed Loans ratable with any revised Applicable Percentages of the respective Lenders effective as of such date.

(g)Consent of L/C Issuers/Swing Line Lender. Notwithstanding anything in this Section to the contrary, the terms “Letter of Credit Expiration Date,” “Availability Period” and “Maturity Date” (without taking into consideration any extension pursuant to this Section), as such terms are used in reference to any L/C Issuer or any Letters of Credit issued by any L/C Issuer or the Swing Line Lender or any Swing Line Loans, may not be extended without the prior written consent of such L/C Issuer or the Swing Line Lender, as applicable.
(h)Conflicting Provisions. This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
2.15Increase in Commitments.
(a)Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $750,000,000; provided that any such request for an increase shall be in a minimum amount of $50,000,000. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). No consent of any Lender (other than Lenders participating in the increase) shall be required for any increase in Commitments under this Section 2.15.
(b)Proposed Lenders. Any proposed increase in the Aggregate Commitments may be requested from existing Lenders, new prospective lenders who are Eligible Assignees (and who are approved by the Administrative Agent, the L/C Issuers and the Swing Line Lender, which approvals shall not be unreasonably withheld or delayed), or a combination thereof, as selected by, and with such allocations of committed amounts as may be determined by, the lead arranger(s) thereof and the Company, provided, that, any incremental Commitment provided by an Eligible Assignee shall be in a principal amount of $5,000,000 or an integral multiple of $500,000 in excess thereof. Any Lender approached to provide all or a portion of any incremental Commitment may elect or decline, in its sole discretion, to provide such incremental Commitment.
(c)Lender Elections to Increase. Each Lender or prospective lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, in the case of an existing Lender, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.
(d)Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Increase Effective Date. As of the Increase Effective Date, the Credit Agreement shall be amended to reflect the incremental Commitments of the Lenders or other Persons providing such incremental Commitments and the joinder to the Credit Agreement of any Eligible Assignees providing such incremental Commitments. Such amendment shall be executed and delivered by the Administrative Agent, the Loan Parties and each Lender and Eligible Assignee providing such incremental Revolving Credit Commitments without the consent of any other party. Such amendment shall be in form and substance reasonably satisfactory to the Administrative Agent.
(e)Conditions to Effectiveness of Increase. As a condition precedent to such increase, and in addition to the other requirements set forth in this Section 2.15, the following conditions precedent shall be satisfied:
(i)the Aggregate Commitments shall not exceed $3,250,000,000 without the consent of the Required Lenders;

(ii)no Default shall have occurred and be continuing on the Increase Effective Date;
(iii)the representations and warranties set forth in Article V and the other Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;
(iv)the Administrative Agent shall have received (A) additional Commitments in a corresponding amount of such requested increase from either existing Lenders and/or one or more other institutions that qualify as Eligible Assignees (it being understood and agreed that no existing Lender shall be required to provide an additional Commitment) and (B) documentation from each institution providing an additional Commitment evidencing its additional Commitment and its obligations under this Agreement in form and substance acceptable to the Administrative Agent;
(v)the Administrative Agent shall have received a certificate from the Company as well as all documents (including resolutions of the board of directors of the Company) it may reasonably request relating to the corporate or other necessary authority for such increase in the Aggregate Commitments, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent; and
(vi)if any Loans are outstanding at the time of the increase in the Aggregate Commitments, the Borrowers shall, if applicable, prepay one or more existing Committed Loans (such prepayment to be subject to Section 3.05) in an amount necessary such that after giving effect to the increase in the Aggregate Commitments, each Lender will hold its pro rata share (based on its Applicable Percentage of the increased Aggregate Commitments) of outstanding Loans.
(f)Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
2.16Cash Collateral.
(a)Certain Credit Support Events. If (i) an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Company shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender and there is Fronting Exposure, the Company shall immediately (in the case of clause (ii) or (iii) above), or within three Business Days (in all other cases) following any request by the Administrative Agent or the applicable L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)Grant of Security Interest. (i) The Company shall grant (and shall subject to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and shall agree to maintain, and (ii) to the extent provided by any Defaulting Lender, such Defaulting Lender hereby grants (and subjects to the control of) the Administrative Agent for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, in each case, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or an L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit)

shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Company shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.03, 2.05, 2.17 or 8.02 in respect of Letters of Credit shall be held and applied in satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender) (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi)) or (ii) the determination by the Administrative Agent and the applicable L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and such L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.17Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendment. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amount received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to an L/C Issuer or the Swing Line Lender hereunder; third, to Cash Collateralize an L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16 fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Committed Loans under this Agreement and (y) Cash Collateralize an L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this

Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to the pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Committed Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
Section 1.
(A)Each Defaulting Lender shall be entitled to receive fees payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Committed Loans funded by it, and (2) its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16
(B)Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.

(C)With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Company shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer and the Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(D)Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation, or are subsequently satisfied, in which event such reallocation shall occur when such conditions are satisfied (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the Company shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 10.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of the Company or a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(iv)Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in any amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash

Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.16.
(b)Defaulting Lender Cure. If the Company, the Administrative Agent, the Swing Line Lender and the L/C Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
2.18Designated Borrowers.
(a)Designated Borrowers. The Company may at any time, upon not less than fifteen Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), request to designate any wholly-owned Subsidiary of the Company (an “Applicant Borrower”) as a Designated Borrower to receive Committed Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of EXHIBIT 2.18(a) (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that, prior to any Applicant Borrower becoming a Designated Borrower hereunder and being entitled to utilize the credit facilities provided for herein (i) the Administrative Agent and each Lender must agree to such Applicant Borrower (other than any Applicant Borrower organized under the laws of Ireland, but subject to the other requirements of this Section 2.18, including clause (iii) below), becoming a Designated Borrower, (ii) the Administrative Agent and each Lender shall have received the Company Guaranty and such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent, and Notes signed by such Applicant Borrower to the extent any Lender so requires and (iii) (A) upon the reasonable request of any Lender, the Applicant Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation and (B) any Applicant Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Applicant Borrower (the requirements in clauses (i), (ii) and (iii) hereof, the “Designated Borrower Requirements”). If the Designated Borrower Requirements are met, the Administrative Agent shall send a notice in substantially the form of EXHIBIT 2.18(b) (a “Designated Borrower Notice”) to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Committed Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Committed Loan Notice may be submitted by or on behalf of such Designated Borrower until the date five (5) Business Days after such effective date.
(b)Obligations. The Company shall guarantee in favor of the Administrative Agent and the Lenders the Obligations of any Designated Borrowers in the form of a Company Guaranty. The Obligations of the Company and each of the Designated Borrowers shall be several and not joint in nature. For the avoidance of doubt, the Obligations owed by a Designated Borrower that is a Foreign Subsidiary shall be several and not joint with the Obligations of the Company or of any Designated Borrower.
(c)Appointment. Each Subsidiary of the Company that is or becomes a “Designated Borrower” pursuant to this Section 2.18 hereby irrevocably appoints the Company to act as its agent for all purposes of this Agreement and the other Loan Documents and agrees that (i) the Company may execute such documents on behalf of such Designated Borrower as the Company deems appropriate in its sole discretion and each Designated Borrower shall be obligated by all of the terms of any such document executed on its behalf, (ii) any notice or communication delivered by the Administrative Agent or the Lender to the Company shall be deemed delivered to each Designated Borrower and (iii) the Administrative Agent or the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by the Company on behalf of each of the Loan Parties.
2.19Sustainability Adjustments.
(a)Following the date on which the Company provides a Pricing Certificate in respect of its then most recently ended Annual Period, (i) the Applicable Rate for purposes of calculating interest on the Loans and the Letter of Credit Fee shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Margin Adjustment as set forth in such Pricing Certificate and (ii) the Applicable Rate for the Facility Fee shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Fee Adjustment as set forth in such Pricing Certificate. For purposes of the foregoing, (A) each of the Sustainability Margin Adjustment and the Sustainability Fee Adjustment shall be determined as of the 5th Business Day following receipt by the Administrative Agent of a Pricing Certificate delivered pursuant to Section 6.01(c) based upon the KPI Metrics set forth in such Pricing Certificate and the calculations of the Sustainability Margin Adjustment and the Sustainability Fee Adjustment calculations, as applicable, therein (such Business Day, the “Sustainability Pricing Adjustment Date”) and (B) each change in the Applicable Rate resulting from a Pricing Certificate shall be effective during the period commencing on and including the applicable Sustainability Pricing Adjustment Date and ending on the date immediately preceding the next Sustainability Pricing Adjustment Date (or, in the case of non-delivery of a Pricing Certificate, the last day such Pricing Certificate could have been delivered pursuant to Section 6.01(c)).
(b)For the avoidance of doubt, only one Pricing Certificate may be delivered in respect of any Annual Period, and that the Applicable Rate for the Loans and the Letter of Credit Fee will not be reduced or increased pursuant to this Section 2.19 by more than 4.5 basis points (such limit, the “Maximum Margin Adjustment”), and the Applicable Rate for the Facility Fee will never be reduced or increased by more than 0.5 basis points, in each case pursuant to the Sustainability Margin Adjustment or the Sustainability Fee Adjustment, as applicable, in respect of any Annual Period (such limit, the “Maximum Facility Fee Adjustment”). For the avoidance of doubt, any adjustment to the Applicable Rate for the Loans and the Letter of Credit Fee, and/or the Applicable Rate for the Facility Fee by reason of meeting one or several KPI Metrics in any year shall not be cumulative year-over-year. Each applicable adjustment shall only apply until the date on which the next adjustment is due to take place.
(c)If no such Pricing Certificate is delivered by the Company within the period set forth in Section 6.01(c), the Sustainability Margin Adjustment will be positive 4.5 basis points and the Sustainability Fee Adjustment will be positive 0.5 basis points commencing on the last day such Pricing Certificate could have been delivered pursuant to the terms of Section 6.01(c) and continuing until the Company delivers a Pricing Certificate to the Administrative Agent.
(d)If (i)(A) any of the Company or any Lender becomes aware of any material inaccuracy in the Sustainability Margin Adjustment, the Sustainability Fee Adjustment or the KPI Metrics as reported on the applicable Pricing Certificate (a “Pricing Certificate Inaccuracy”) and, not later than 10 Business Days after obtaining knowledge thereof delivers a written notice to the Administrative

Agent describing such Pricing Certificate Inaccuracy in reasonable detail (who shall furnish a copy to each of the Lenders and the Company) or (B) the Company and the Required Lenders agree that there was a Pricing Certificate Inaccuracy at the time of delivery of the relevant Pricing Certificate and (ii) a proper calculation of the Sustainability Margin Adjustment, the Sustainability Fee Adjustment or the KPI Metrics would have resulted in an increase in the Applicable Rate for the Loans and the Letter of Credit Fee, and the Applicable Rate for the Facility Fee for such period, then the Company shall be obligated to pay to the Administrative Agent for the account of the Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Company under any Debtor Relief Law, automatically and without further action by the Administrative Agent or any Lender), but in no event more than 10 Business Days after the Company has received written notice of, or has agreed in writing that there was, a Pricing Certificate Inaccuracy, an amount equal to: the excess of (x) the amount of interest and fees that would have been payable for such period at the rate giving effect to the proper Sustainability Fee Adjustment or Sustainability Margin Adjustment, as applicable over (y) the amount of interest and fees actually paid for such period (the “True-Up Amount”). If the Company becomes aware of any Pricing Certificate Inaccuracy and, in connection therewith, if a proper calculation of the Sustainability Margin Adjustment, the Sustainability Fee Adjustment or the KPI Metrics would have resulted in a decrease in the Applicable Rate for the Loans and the Letter of Credit Fee, and the Applicable Rate for the Facility Fee for such period, then, upon receipt by the Administrative Agent of notice from the Company of such Pricing Certificate Inaccuracy (which notice shall include corrections to the calculations of the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics, as applicable), commencing on the Business Day following receipt by the Administrative Agent of such notice, the Applicable Rate for the Loans and the Letter of Credit Fee, and the Applicable Rate for purpose of calculating interest on the Facility Fee shall be adjusted to reflect the corrected calculations of the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics, as applicable.
(e)Notwithstanding anything herein to the contrary, no Pricing Certificate Inaccuracy shall constitute a Default or Event of Default under this Agreement, so long as the Company complies with the terms of this Section 2.19 with respect to such Pricing Certificate Inaccuracy. Notwithstanding anything to the contrary herein, unless such amounts shall be due upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under any Debtor Relief Law, (i) any additional amounts required to be paid pursuant to clause (d) above shall not be due and payable until a written demand is made for such payment by the Administrative Agent in accordance with clause (d) above, (ii) any nonpayment of such additional amounts prior to such demand for payment by Administrative Agent shall not constitute a Default (whether retroactively or otherwise), and (iii) none of such additional amounts shall be deemed overdue prior to such a demand or shall accrue interest at the Default Rate prior to such a demand. In the event the Company fails to comply with the terms of this Section 2.19, the Lenders’ sole recourse with respect to such non-compliance shall be limited to the True-Up Amount.
(f)The Administrative Agent shall not have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Company of any Sustainability Fee Adjustment or any Sustainability Margin Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any KPI Metrics Report or Pricing Certificate (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry).
Article III

TAXES, YIELD PROTECTION AND ILLEGALITY
3.01Taxes.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (3) Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or the applicable Borrower, as applicable) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or the applicable Borrower, then the Administrative Agent or the applicable Borrower shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to clause (e) below.
(i)If any Borrower or the Administrative Agent shall be required by applicable Law to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding Taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to clause (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction of Indemnified Taxes been made.
(b)Payment of Other Taxes by the Borrowers. Without limiting the provisions of clause (a) above, the Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)Tax Indemnifications. (4) The Borrowers shall, and do hereby indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, other than penalties, interest or reasonable expenses arising from the gross negligence or willful misconduct on the part of the Recipient as determined by a court of competent jurisdiction by final and nonappealable judgment, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error. The Borrowers shall, and do hereby indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.
(i)Each Lender and each L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that no Borrower has already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (y) the Administrative Agent against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrowers, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent or any Borrower in connection with any Loan Document, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)Evidence of Payments. Upon request by a Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by such Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the requesting Borrower or the Administrative Agent, as the case may be.
(e)Status of Lenders; Tax Documentation. (5) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(i)(A), (i)(B), (i)(D), and (ii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person:
(A)any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed originals of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 3.01(a) to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(4)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01(b) or Exhibit 3.01(c), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01(d) on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.
(ii)Without limiting the generality of the foregoing, in the event that a Borrower is organized under the laws of Ireland or a political subdivision thereof:
(A)each Lender shall deliver to such Borrower, upon the request of such Borrower or the Administrative Agent, a representation and warranty that it is
(1)a Qualifying Lender (other than a Treaty Lender);
(2)a Treaty Lender; or
(3)not a Qualifying Lender;
(B)each Lender shall promptly notify such Borrower in writing if it becomes aware that there has been a change in its status as a Qualifying Lender since the date such Lender provided the representation or warranty described in paragraph (A) above; and
(C)following a request from such Borrower, each Lender shall as soon as reasonably practicable provide such information to such Borrower as may be required for the Borrower to comply with its obligations under sections 891A, 891E, 891F and 891G of the TCA (and any regulations made pursuant to those sections).
Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Borrower, upon the request of the Recipient, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority, other than any penalties, interest, or other charges attributable to the gross negligence or willful misconduct on the part of the Recipient as determined by a court of competent jurisdiction by final and nonappealable judgment) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to a Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Company or any other Person.
(g)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
(h)Defined Terms. For purposes of this Section 3.01, the term “applicable Law” or “applicable Laws” includes FATCA.
(i)FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Company and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
3.02Illegality.
(a)If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Committed Loans whose interest is determined by reference to a Relevant Rate, or to determine or charge interest rates based upon a Relevant Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue ~~Eurocurrency Rate~~Term SOFR Loans and/or Alternative Currency Loans in the affected currency or currencies or~~, in the case of Eurocurrency Rate Loans in Dollars,~~  to convert Base Rate Committed Loans to ~~Eurocurrency Rate~~Term SOFR Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Committed Loans the interest rate on which is determined by reference to the ~~Eurocurrency Rate~~Term SOFR component of the Base Rate, the interest rate on which Base Rate Committed Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurocurrency Rate~~Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay in full or~~, if applicable and such Loans are denominated in Dollars,~~  convert all such ~~Eurocurrency Rate~~Term SOFR Loans of such Lender to Base Rate Committed Loans (the interest rate on which Base Rate Committed Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurocurrency Rate~~Term SOFR component of the Base Rate), (~~x~~1) immediately, in the case of an Alternative Currency Daily Rate Loan, or (~~y~~2) on the last day of the applicable Interest Period, in the case of a ~~a Eurocurrency Rate~~Term SOFR Loan or an Alternative Currency Term Rate Loan, if such Lender may lawfully continue to maintain such ~~Eurocurrency Rate~~Term SOFR Loans or Alternative Currency Term Rate Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~Eurocurrency Rate~~Term SOFR Loans or Alternative Currency Term Rate Loan and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon ~~the Eurocurrency Rate~~Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the ~~Eurocurrency Rate~~Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the ~~Eurocurrency Rate~~Term SOFR. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
(b)If, in any applicable jurisdiction, the Administrative Agent, any L/C Issuer or any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, any L/C Issuer or any Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund or maintain its participation in any Loan or Letter of Credit or (iii) issue, make, maintain, fund or charge interest or fees, in each case, with respect to any Credit Extension to any Designated Borrower who is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Company, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest or fees with respect to any such Credit Extension shall be suspended, and to the extent required by applicable Law, cancelled. Upon receipt of such notice, the Loan Parties shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Company or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable Law), (B) to the extent applicable to an L/C Issuer, Cash Collateralize that portion of applicable L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized and (C) take all reasonable actions requested by such Person to mitigate or avoid such illegality.
3.03Inability to Determine Rates.
(a)If in connection with any request for a ~~Eurocurrency Rate~~Term SOFR Loan, an Alternative Currency Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) ~~deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period or determination date(s), as applicable of such Eurocurrency Rate Loan and/or Alternative Currency Loan (in each case with respect to this clause (A), “Impacted Loans”), (B)~~ no Successor Rate for the Relevant Rate for the applicable Agreed Currency has been determined in accordance with Section 3.03(b) or Section 3.03(c), and the circumstances under clause (i) of Section 3.03(b) or Section 3.03(c) have occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable currency for any determination date(s) or any requested Interest Period, as applicable, with respect to a proposed ~~Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency)~~Term SOFR Loan and/or Alternative Currency Loan, as applicable or in connection with an existing or proposed Base Rate Loan ~~or (C) a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Agreed Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) which has had an effect on the determination of the Eurocurrency Rate, Alternative Currency Daily Rate and/or Alternative Currency Term Rate, or (ii)~~, or (i) the Administrative Agent or the Required Lenders determine that ~~for any reason~~ the Relevant Rate with respect to a proposed Loan denominated in an Agreed Currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender.
~~(a)~~ Thereafter, (x) the obligation of the Lenders to make or maintain Loans in the affected currency or currencies shall be suspended (to the extent of the affected ~~Eurocurrency Rate~~Term SOFR Loans, Alternative Currency Loans or Interest Periods or determination date(s), as applicable), and (y) in the event of a determination described in the preceding sentence with respect to the ~~Eurocurrency Rate~~Term SOFR component of the Base Rate, the utilization of the ~~Eurocurrency Rate~~Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent ~~upon the~~ (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of ~~Eurocurrency Rate~~Term SOFR Loans and/or Alternative Currency Loans, as applicable in the affected currency or currencies (to the extent of the affected ~~Eurocurrency Rate~~Term SOFR Loans, Alternative Currency Loans or Interest Periods or determination date(s), as applicable) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in Dollars in the Dollar Equivalent of the amount specified therein, and (A) any outstanding ~~Eurocurrency Rate~~Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately and (B) any outstanding affected Alternative Currency Loans, at the Company’s election, shall either (1) be converted into a Committed Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan immediately ~~or~~ , in the case of an Alternative Currency Daily Rate Loan or a the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan or (2) be prepaid in full (x) immediately, in the case of an Alternative Currency Daily Rate Loan or (y) by the last day of the current Interest Period for the applicable ~~Eurocurrency Rate Loan or~~ Alternative Currency Term Rate Loan, in the case of an Alternative Currency Term Rate Loan ~~or a Eurocurrency Rate Loan~~; provided that if no election is made by the Company by the date that is three Business Days after receipt by the Company of such notice, the Company (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three Business Days after receipt by the Company of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Company shall be deemed to have elected clause (1) above.
~~(b) Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section 3.03, the Administrative Agent, in consultation with the Company and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under the first sentence of this Section 3.03, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has~~

~~imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof.~~
(b)Notwithstanding anything to the contrary herein or in any other Loan Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
    (i)     adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
    (ii)    CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which each of one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);
then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate).
~~(c) Notwithstanding anything to the contrary herein or in any other Loan Document:~~
(c)Notwithstanding anything to the contrary herein or in any other Loan Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
    (i)     adequate and reasonable means do not exist for ascertaining the Relevant Rate (other than Term SOFR) for an Agreed Currency (other than Dollars) because none of the tenors of such Relevant Rate (other than SOFR) under this Agreement is available or published on a current basis, and such circumstances are unlikely to be temporary; or
    ~~(i)     On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation~~

~~or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month U.S. dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of U.S dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023 and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.~~
    ~~(ii)    (x) Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by the Administrative Agent that neither of the alternatives under clause (1) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (1) of the definition of Benchmark Replacement unless the Administrative Agent determines that neither of such alternative rates is available.~~
~~(y) On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of  any other  party to this Agreement or any other  Loan Document.~~
    ~~(iii)    At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.~~
    (ii)     the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate (other than SOFR) for an Agreed Currency (other than Dollars) under this Agreement shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in such Agreed Currency (other than Dollars), or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate (other than SOFR) for such Agreed Currency (other than Dollars) (the latest date on which all tenors of the Relevant Rate for such Agreed Currency (other than Dollars) under this Agreement are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);

or if the events or circumstances of the type described in Section 3.03(c) (i) or (ii) have occurred with respect to the Successor Rate then in effect, then, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Agreed Currency or any then current Successor Rate for an Agreed Currency in accordance with this Section 3.03 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Non-SOFR Successor Rate”, and collectively with the SOFR Successor Rate, each a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
(d)If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.
(e)Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
(f)The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.
(g)Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
(h)Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero%, the Successor Rate will be deemed to be zero% for the purposes of this Agreement and the other Loan Documents.
(i)    ~~(iv)~~     In connection with the implementation ~~and administration of a Benchmark Replacement~~of a Successor Rate, the Administrative Agent will have the right to make ~~Benchmark~~

~~Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement~~.~~
; provided that, with respect to any such amendment effected, the     ~~(v)    The~~ Administrative Agent ~~will promptly notify~~shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders ~~of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 3.03(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(c).~~ reasonably promptly after such amendment becomes effective.
    ~~(vi)    At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.~~
(j)For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars or Alternative Currency (as applicable) shall be excluded from any determination of Required Lenders.

3.04Increased Costs~~; Reserves on Eurocurrency Rate Loans~~.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender ~~(except any reserve requirement reflected in the Eurocurrency Rate)~~ or any L/C Issuer;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) the imposition of, or any change in the rate of, any Excluded Tax) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or ~~Eurocurrency Rate~~Term SOFR Loans and/or Alternative Currency Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any ~~Eurocurrency Rate~~Term SOFR Loan, Alternative Currency Loans (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or any other amount), then, upon request of such Lender or such L/C Issuer, the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any Lending Office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company, if any, with respect to capital adequacy and liquidity), then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 3.04 and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
~~(e) Additional Reserve Requirements. The Company shall pay (or cause the applicable Designated Borrower to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.~~
(e)[Reserved].
3.05Compensation for Losses.
Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense (but not loss of anticipated profits or margin) incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate or Alternative Currency Daily Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the applicable Designated Borrower (whether or not such notice may be withdrawn in accordance herewith);
(c)any assignment of a ~~Eurocurrency Rate~~Term SOFR Loan or an Alternative Currency Term Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13, or
(d)any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency;
including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.
~~For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded (x) each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded and (y) each Alternative Currency Term Rate Loan made by it at the Alternative Currency Term Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Alternative Currency Term Rate Loan was in fact so funded. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender as specified in this Section 3.05 and delivered to the applicable Borrower shall be conclusive absent manifest error.~~
3.06Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of such Borrower, such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans or Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or L/C Issuer, such designation or assignment (i) would eliminate amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or L/C Issuer, as the case may be. The Company hereby agrees to pay (or cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or, if any Lender shall have delivered a notice pursuant to Section 3.02, and, in each case, such Lender has declined or is unable to designate a different Lending Office or to assign its rights and obligations to another of its offices, branches or Affiliates, in each case, in accordance with Section 3.06(a), then the Company may replace such Lender in accordance with Section 10.13.
3.07Survival.
All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.
Article IV

CONDITIONS PRECEDENT
4.01Conditions to Effectiveness.
This Agreement shall be effective upon satisfaction of the following conditions precedent:
(a)Loan Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement, and any Notes in favor of each Lender requesting Notes, each properly executed by a Responsible Officer of each Loan Party and, in the case of this Agreement, by each Lender.
(b)Opinions of Counsel. Receipt by the Administrative Agent of favorable opinions of legal counsel to the Borrowers, addressed to the Administrative Agent and each Lender, dated as of the Closing Date, and in form and substance reasonably satisfactory to the Administrative Agent.
(c)No Material Adverse Change. There shall not have occurred since October 31, 2020, any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.
(d)Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following, in form and substance reasonably satisfactory to the Administrative Agent:
(i)copies of the certificate of incorporation of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its incorporation and the bylaws of each Loan Party certified by a secretary or assistant secretary of Loan Party to be true and correct as of the Closing Date;
(ii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and
(iii)such documents and certifications as the Administrative Agent may reasonably require to evidence that such Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.
(e)Officer’s Closing Certificate. Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of each Borrower certifying that the conditions specified in Section 4.01(c), Sections 4.02(a) (but without giving effect to the parenthetical therein) and Section 4.02(b) have been satisfied.

(f)No Pending Action. There shall be no actions, suits or proceedings pending (of which the Company or any of its Subsidiaries has received notice) or, to the knowledge of the Company, expressly threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
(g)KYC; Beneficial Ownership Certification. (i) Upon the reasonable request of any Lender, the Company shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least five days prior to the Closing Date and (ii) at least two days prior to the Closing Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.
(h)Fees. Receipt by the Administrative Agent, the Arrangers and the Lenders of any fees required to be paid on or before the Closing Date.
(i)Attorney Costs. Unless waived by the Administrative Agent, the Company shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) required to be paid by the Company pursuant to the Loan Documents to the extent invoiced at least two (2) Business Days prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02Conditions to all Credit Extensions.
The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of ~~Eurocurrency Rate~~Term SOFR Loans or Alternative Currency Term Rate Loans) is subject to the following conditions precedent:
(a)The representations and warranties of (i) the Borrowers contained in Article V (other than, after the Closing Date, Sections 5.05(b) or 5.06) and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects on and as of the date of the Credit Extension requested thereby, except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and (y) that for purposes of this Section 4.02, the representations and warranties contained in Section 5.05(a) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a).
(b)No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.

(c)The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof
(d)If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.18 as to the designation of such Borrower as a Designated Borrower shall have been met to the reasonable satisfaction of the Administrative Agent.
(e)In the case of a Credit Extension to be denominated in an Alternative Currency, such currency remains an Eligible Currency.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of ~~Eurocurrency Rate~~Term SOFR Loans or Alternative Currency Term Rate Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
4.03Conditions to Full Availability. The increase of the availability from the Interim Availability to the Full Availability on the Full Availability Closing Date is subject to the following conditions precedent as of such date:
(a)The Closing Date shall have occurred.
(b)The Maxim Acquisition shall have been consummated on or prior to the Full Availability Expiration Date.
Article V

REPRESENTATIONS AND WARRANTIES
Each Borrower represents and warrants to the Administrative Agent and the Lenders that:
5.01Existence, Qualification and Power.
Each Loan Party (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business in which it is currently engaged and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
5.02Authorization; No Contravention.
The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or any of its Subsidiaries or their properties are subject; or (c) violate any Law, except, in each case referred to in clause (b) or (c), to the extent that such matters, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
5.03Governmental Authorization; Other Consents.
No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower of this Agreement or any other Loan Party of any other Loan Document to which it is a party.
5.04Binding Effect.
This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
5.05Financial Statements; No Material Adverse Effect.
(a)The Audited Financial Statements and the Unaudited Financial Statements (i) were prepared in accordance with GAAP, consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations and cash flows for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, subject to normal year-end audit adjustments and the absence of certain footnotes in the case of the Unaudited Financial Statements.
(b)Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
5.06Litigation.
There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) could reasonably be expected to affect the legality, validity or enforceability of this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.
5.07No Default.
No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08Ownership of Property; Liens.
Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No property of any Loan Party or any of its Subsidiaries is subject to Liens, other than Liens permitted by Section 7.01.
5.09[Reserved].
5.10Insurance.
The properties of each Loan Party and its Subsidiaries are insured with insurance companies not Affiliates of such Loan Party (and, to such Loan Party’s knowledge, such insurance companies are financially sound and reputable), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or Subsidiary operates.
5.11Taxes.
Each Loan Party and its Subsidiaries have (a) filed all federal, state and other material Tax returns and reports required to be filed, and (b) paid all federal, state and other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are (i) being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (ii) would not reasonably be expected to have a Material Adverse Effect.
5.12ERISA Compliance.
Except as would not reasonably be expected to have a Material Adverse Effect:
(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income Tax under Section 501(a) of the Code or an application for such a letter is currently being processed by the IRS. To the knowledge of the Loan Parties, nothing has occurred that would prevent, or cause the loss of, such Tax-qualified status.
(b)There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.
(c)(i) No ERISA Event has occurred and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is sixty percent (60%) or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date; (iv) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that is reasonably likely to be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)Neither any Borrower nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 5.12(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.
5.13[Reserved].
5.14Margin Regulations; Investment Company Act.
(a)No Borrower is engaged and does not intend to engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB) in violation of Regulation U, or extending credit for the purpose of purchasing or carrying margin stock. The making of Credit Extensions hereunder and the use of the proceeds thereof will not result in a violation of Regulation U.
(b)None of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.15Disclosure.
(a)No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), when taken together with the information contained in the annual, quarterly and current reports theretofore publicly filed by the Company with the SEC, contains, as of the date of such report, financial statement, certificate or other information, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by the Lenders that such projections and other forward-looking statements are as to future events and are not to be viewed as facts and that actual results during the period or periods covered by any such projections or other forward-looking statements may differ significantly from the projected results and such differences may be material.
(b)As of the Closing Date, the information included in any Beneficial Ownership Certification, if applicable, is true and correct in all respects.
5.16Compliance with Laws.
Each Loan Party and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
5.17Taxpayer Identification Number.
The true and correct U.S. taxpayer identification number, or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation or organization, of each Loan Party is set forth on Schedule 5.17.

5.18[Reserved].
5.19Sanctions.
(a)No Loan Party nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer or employee thereof, is an individual or entity that is, or is owned or controlled by any individuals or entities that are, (i) currently the subject of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals or Her Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Ban List or (iii) located, organized or resident in a Designated Jurisdiction.
(b)No Loan, nor the proceeds from any Loan, has been or will be used by any Borrower, directly or indirectly, to lend, contribute, provide or has been or will be otherwise made available to fund any activity or business in any Designated Jurisdiction, or, to the knowledge of the Loan Parties, to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or, to the knowledge of any Borrower, in any other manner that, in each case, will result in any violation by any Person (including any Lender, any Arranger, the Administrative Agent, any L/C Issuer or the Swing Line Lender) of Sanctions.
5.20Anti-Corruption Laws.
(a)The Loan Parties and their Subsidiaries are in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions (“Anti-Corruption Laws”) and have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with Anti-Corruption Laws.
(b)No Loan, nor the proceeds from any Loan, has been used by any Borrower, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of Anti-Corruption Laws.
5.21Affected Financial Institutions.
No Loan Party is an Affected Financial Institution.
Article VI

AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:
6.01Financial Statements.
Deliver to the Administrative Agent (for delivery to each Lender):
(a)as soon as made publicly available, but in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;
(b)as soon as made publicly available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Company as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
provided that as to any information contained in materials furnished pursuant to Section 6.02(b), the Company shall not be separately required to furnish such information under clause (a) or (b) above; and
(c)as soon as available and in any event within 150 days following the end of each calendar year of the Company (commencing with the calendar year ending December 31, 2021), a Pricing Certificate for the most recently-ended Annual Period for each KPI Metric; provided, that, in any fiscal year the Company may elect not to deliver a Pricing Certificate, and such election shall not constitute a Default or Event of Default (but such failure to so deliver a Pricing Certificate by the end of such 150-day period shall result in the Sustainability Fee Adjustment and the Sustainability Margin Adjustment being applied subject to the terms and conditions set forth in Section 2.19). Failure of the Company to deliver a Pricing Certificate shall be deemed an election of the Company to not deliver a Pricing Certificate for such period.
6.02Certificates; Other Information.
Deliver to the Administrative Agent (for delivery to each Lender):
(a)concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Company;
(b)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, that are not otherwise required to be delivered to the Administrative Agent and each Lender pursuant hereto;
(c)promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities or loans of the Company or any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement that are not otherwise required to be furnished to the Administrative Agent and each Lender pursuant to Section 6.01 or any other clause of this Section 6.02;
(d)promptly, and in any event within five Business Days after receipt thereof by the Company or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Company or any of its Subsidiaries;

(e)promptly following any request therefor, such information and documentation as may be reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation; and
(f)promptly, such additional information regarding the business, financial or corporate affairs of the Company or any of its Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto, on the Company’s website on the Internet at the website address listed on Schedule 10.02, or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Debt Domain, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market- related activities with respect to such Persons’ securities. Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” such Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Company, any of its Subsidiaries or their respective securities of any of the foregoing for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Company shall not be under any obligation to mark any Borrower Materials “PUBLIC.”
6.03Notices.
Promptly notify the Administrative Agent (for delivery to each Lender):
(a)of the occurrence of any Default of which a Responsible Officer of any Loan Party has knowledge;

(b)of any announcement by Moody’s or S&P of any change in a Debt Rating;
(c)of the occurrence of any ERISA Event;
(d)of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary; and
(e)of any material action, suit, dispute, litigation, investigation, proceeding or suspension involving any Loan Party or any Subsidiary and any Governmental Authority, including any of the foregoing related to any Environmental Law or Environmental Liability, of which a Responsible Officer of any Loan Party has knowledge.
Each notice pursuant to Section 6.03 (other than Section 6.03(b)) shall (i) be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto and (ii) describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04Payment of Obligations.
Pay and discharge, as the same shall become due and payable (subject to any grace periods and tax extensions), all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, except (a) to the extent that the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary, or (b) where any failure to do so could not reasonably be expected to result in a Material Adverse Effect.
6.05Preservation of Existence, Etc.
(a)Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.03 and except in the case of Subsidiaries (other than any Borrower) where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered copyrights, patents, trademarks, trade names and service marks, the non-preservation of which would have or be reasonably expected to have a Material Adverse Effect.
6.06[Reserved].
6.07[Reserved].
6.08Compliance with Laws.
Comply in all respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.
6.09Books and Records.
(a)Maintain proper books of record and account, in which full, true and correct entries in conformity in all material respects with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Borrower or its Subsidiaries, and

(b)maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Borrower or its Subsidiaries, as the case may be.
6.10Inspection Rights.
If any Event of Default occurs and is continuing, permit representatives and independent contractors of the Administrative Agent or any Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company and all at the expense of the Company.
6.11Use of Proceeds.
Use the proceeds of the Credit Extensions (a) to repay existing Indebtedness and (b) for stock repurchases, acquisitions, capital expenditures, working capital and other lawful corporate purposes.
6.12Anti-Corruption Laws.
Conduct its businesses in all material respects in compliance with the Anti-Corruption Laws and maintain policies and procedures reasonably designed to promote and achieve compliance by such Borrower and its Subsidiaries with such Laws.
Article VII

NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:
7.01Liens.
No Borrower shall, nor shall it permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)(i) Liens created pursuant to any Loan Document and (ii) (A) Liens existing on the Closing Date and set forth on Schedule 7.01 and (B) Liens that are renewals or extensions of the Liens referred to in clause (A) above; provided that, with respect to Liens referred to in this clause (ii), (1) the property covered thereby is not changed, (2) the amount secured or benefited thereby is not increased and (3) the direct or any contingent obligor with respect thereto is not changed;
(b)Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(c)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(d)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(e)deposits to secure the performance of bids, trade contracts and leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature (other than Indebtedness) incurred in the ordinary course of business, including deposits securing reimbursement obligations under commercial letters of credit that do not constitute Indebtedness;
(f)easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(g)Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;
(h)precautionary UCC filings in respect of operating leases;
(i)leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Company or the Company and its Subsidiaries taken as a whole or (ii) secure any Indebtedness;
(j)Liens securing Swap Contracts permitted under Section 7.02(e);
(k)Liens in favor of a lessor under any lease (other than a capital lease) entered into by the Company or any Subsidiary in the ordinary course of business; provided that such Liens do not at any time encumber any property other than the assets so leased;
(l)Liens securing Indebtedness permitted under Section 7.02(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;
(m)(i) Liens on assets of any Person acquired by the Company or any of its Subsidiaries after the Closing Date in a transaction permitted under this Agreement, provided that such Liens are in existence on the date of such acquisition and not created in anticipation thereof, and (ii) Liens that are any renewals or extensions of Liens referred to in clause (i) above; provided, in each case under this clause (m), that (A) the property covered thereby is not changed and (B) the amount secured or benefitted thereby is not increased; and
(n)other Liens securing Indebtedness of the Company and its Subsidiaries in an aggregate principal amount not to exceed, at any one time outstanding, the greater of (i) $750,000,000 and (ii) 5% of Consolidated Tangible Assets.
7.02Indebtedness.
The Company will not permit its Subsidiaries that are not Subsidiary Guarantors, directly or indirectly, to create, assume or incur any Indebtedness except for the following:
(a)Indebtedness created under the Loan Documents;
(b)Indebtedness existing on the Closing Date and set forth on Schedule 7.02 and extensions, renewals and replacements of any such Indebtedness in a principal amount not in excess of that outstanding as of the Closing Date plus amounts equal to a reasonable premium or other reasonable amounts paid and fees and expenses reasonably incurred in connection with such financing;

(c)Indebtedness of any Subsidiary to the Company or any other Subsidiary;
(d)Guarantees by any Subsidiary of Indebtedness of any other Subsidiary permitted hereunder;
(e)obligations (contingent or otherwise) of any Subsidiary existing or arising under any Swap Contract; provided that such obligations are (or were) entered into by such Subsidiary in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Subsidiary, or changes in the value of securities issued by such Subsidiary, and not for purposes of speculation or taking a “market view”;

(f)Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets in an aggregate amount not to exceed, at any one time, $500,000,000;

(g)Indebtedness incurred or assumed in connection with the any Qualified Acquisition, including the Maxim Acquisition and any refinancing thereof;
(h)Indebtedness of any Finance Subsidiary; and
(i)other Indebtedness in an aggregate principal amount not to exceed, at any one time outstanding, the greater of (i) $2,000,000,000 and (ii) 15% of Consolidated Tangible Assets.
7.03Fundamental Changes.
(a)The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, merge, dissolve, liquidate, consolidate or amalgamate with or into another Person, except that:
(i)(A) the Company may merge with another Person; provided that the Company is the continuing or surviving Person, and (B) any Designated Borrower may merge, consolidate or amalgamate with another Person, provided that the Company or such Designated Borrower is the continuing or surviving Person; and
(ii)any Subsidiary (other than a Designated Borrower) may merge, consolidate, amalgamate, liquidate or dissolve if such merger, consolidation, amalgamation, liquidation or dissolution does not cause or is not reasonably expected to cause a Material Adverse Effect and, for the avoidance of doubt, to the extent not involving a merger, consolidation, amalgamation, liquidation or dissolution not otherwise permitted by this clause, may change its jurisdiction of organization and/or tax residence.
(b)The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, Dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole.
7.04[Reserved].
7.05Use of Proceeds.
The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, use the proceeds of any Credit Extension, whether directly or indirectly, except in accordance with Section 6.11 and in no event shall any Credit Extension, whether immediately, incidentally or ultimately, be used to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case, to the extent such action would violate Regulation U.

7.06Fiscal Year.
The Company shall not, directly or indirectly, change its fiscal year.
7.07Financial Covenant.
The Company shall not permit the Consolidated Leverage Ratio, as at the end of any fiscal quarter of the Company, commencing with the first fiscal quarter ending after the Closing Date, to be greater than 3.50 to 1.00 for any fiscal quarter; provided that if the Company or any of its Subsidiaries consummates a Qualified Acquisition, the Company may elect, up to two (2) times during the term of this Agreement, by written notice delivered to the Administrative Agent, to increase the maximum Consolidated Leverage Ratio permitted at the end of the fiscal quarter in which such Qualified Acquisition shall have been consummated and at the end of each of the three consecutive fiscal quarters thereafter to 4.00 to 1.00 (the period during which any such increase in the maximum permitted Consolidated Leverage Ratio shall be in effect, a “Leverage Increase Period”); provided, further, that, following any such election, prior to giving effect to the second Leverage Increase Period pursuant to the immediately preceding proviso, the Consolidated Leverage Ratio shall have been 3.50 to 1.00 for at least two consecutive fiscal quarters subsequent to the Company’s first election to increase the maximum Consolidated Leverage Ratio pursuant to this Section 7.07.
7.08Sanctions.
No Borrower shall, directly or, to the knowledge of such Borrower, indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, in each case in any manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.
7.09Anti-Corruption Laws.
No Borrower shall, nor shall it permit any Subsidiary to, directly or, to the knowledge of the such Borrower, indirectly use the proceeds of any Credit Extension for any purpose which would breach the Anti-Corruption Laws.
Article VIII

EVENTS OF DEFAULT AND REMEDIES
8.01Events of Default.
Any of the following shall constitute an Event of Default:
(a)Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, (ii) within five days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)Specific Covenants. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05 or 6.11 or Article VII; or
(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in clause (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after written notice of default is provided by the Administrative Agent; or
(d)Representations and Warranties. Any representation, warranty or certification made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)Cross-Default. Any Loan Party or any Material Subsidiary (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that this clause (ii) shall not apply to (A) any repurchase, prepayment, defeasance or redemption, or any offer therefor, of any Indebtedness of any Person acquired by the Company or any Subsidiary required to be made solely as a result of a “change of control” of such Person as a result of the consummation of such acquisition, (B) any mandatory prepayment of any bridge financing required to be made with the proceeds of any other Indebtedness incurred by the Company or any Subsidiary or the proceeds of any Dispositions of assets or issuance of Equity Interests consummated by the Company or any Subsidiary, (C) any repurchase, prepayment, defeasance or redemption, or any offer therefor, of any Indebtedness of the Company or any Subsidiary incurred to finance, in whole or in part, an acquisition and any related transactions required to be made pursuant to a “special mandatory redemption” provision (or other similar provision) as a result of such acquisition not having been consummated, (D) any secured Indebtedness becoming due as a result of the voluntary sale or transfer of the assets securing such Indebtedness, (E) any Indebtedness becoming due as a result of a voluntary refinancing thereof permitted hereunder, (F) in the event that a lender under any revolving loan facility becomes a “defaulting lender” (as defined therein), a prepayment or cash collateralization by such Loan Party or such Material Subsidiary of any unreallocated portion of such defaulting lender’s outstanding swing line loans under any such revolving loan facility, and (G) for the avoidance of any doubt, any right of a holder or holders of any Indebtedness that is convertible into Equity Interests (1) to require the repurchase, repayment or redemption of such Indebtedness on a predetermined date provided in the definitive documentation governing such Indebtedness, (2) to require an offer to repurchase, repay or redeem such Indebtedness on such date or the delivery of a notice with respect thereto or (3) to convert such Indebtedness into Equity Interests, together with any cash settlement thereof, in each case under this clause (G), so long as such right (other than the right to convert such Indebtedness into Equity Interests of the Borrower, settled solely in such Equity Interests and cash in lieu of fractional shares thereof) does not result from any “change of control”, “fundamental change” or a similar event (however defined) under the definitive documentation governing such Indebtedness; or
(f)Insolvency Proceedings, Etc. Any Loan Party or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor

Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(g)Attachment. Any writ or warrant of attachment or execution or similar process to secure a claim exceeding the Threshold Amount is issued or levied against all or any material part of the property of any Loan Party or any Material Subsidiary and is not released, vacated or fully bonded within 30 days after its issue or levy; or
(h)Judgments. There is entered against any Loan Party or any Material Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) and there is a period of 30 consecutive days during which such judgment is not satisfied or discharged or a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, which non-payment would reasonably be expected to result in a Material Adverse Effect; or
(j)Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any Subsidiary contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or
(k)Change of Control. There occurs any Change of Control.
8.02Remedies Upon Event of Default.
If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)declare the Commitment of each Lender and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;
(c)require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under Debtor Relief Laws, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as

aforesaid shall automatically become effective, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers, and without further act of the Administrative Agent or any Lender.
8.03Application of Funds.
After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers, in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuers and the Lenders, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.
Subject to Sections 2.03(c) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Article IX

ADMINISTRATIVE AGENT
9.01Appointment and Authority.
Each of the Lenders and the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are, other than with respect to the Company’s consent rights in Section 9.06, solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and, except for such consent rights, no Borrower shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.02Rights as a Lender.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03Exculpatory Provisions.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents or the other documents executed or delivered in connection therewith that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable to any Lender for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non- appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Company, a Lender or an L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05Delegation of Duties.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document or the other documents executed or delivered in connection therewith by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub- agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06Resignation of Administrative Agent.
(a)The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right (with the consent of the Company not to be unreasonably withheld), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders and the Company) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above (with the consent of the Company not to be unreasonably withheld); provided that if the Administrative Agent shall notify the

Company, the Lenders and the L/C Issuers that no qualifying Person has accepted such appointment, then, whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Company and such Person, remove such Person as the Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders and the Company) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its subagents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Any resignation by or removal of Bank of America as Administrative Agent pursuant to this Section 10.04 shall also constitute its resignation or removal as L/C Issuer and Swing Line Lender. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Company of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender and shall consent to such appointment), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07Non-Reliance on Administrative Agent and Other Lenders.
Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent, the Sustainability Structuring Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Sustainability Structuring Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08No Other Duties, Etc.
Anything herein to the contrary notwithstanding, none of the arrangers, bookrunners, syndication agents, co-documentation agents or co-agents named on the cover page of this Agreement shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.
9.09Administrative Agent May File Proofs of Claim.
In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer, or to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.

9.10ERISA Matters.
a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement.
b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
9.11Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.
Article X

MISCELLANEOUS
10.01Amendments, Etc.
Except as provided in Section 3.03~~(c)~~, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
a)(i) extend or increase the Interim Availability, the Full Availability and/or the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 4.02 and/or Section 4.03 or of any Default or a mandatory reduction in Commitments, if any, is not considered an extension or increase in Interim Availability, the Full Availability or Commitments of any Lender);
(ii)postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document, if any, without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;
(iii)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (i) of the final proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment of principal, interest, fees or other amounts; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate;
(iv)change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(v)change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;
(vi)change the definition of “Letter of Credit Expiration Date” to extend the date set forth therein;
(vii)amend Section 1.08 or the definition of “Alternative Currency” without the written consent of each Lender directly affected thereby;
(viii)release the Company from its obligations under the Company Guaranty; or

(b)unless also signed by the applicable L/C Issuer, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;
(c)unless also signed by the Swing Line Lender, affect the rights or duties of the Swing Line Lender under this Agreement; and
(d)unless also signed by the Administrative Agent, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;
provided, however, that notwithstanding anything to the contrary herein, (i) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender, (iii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein, (iv) the definition of “L/C Commitment” may be amended by the Company, the Administrative Agent and each L/C Issuer to reflect the L/C Commitments of the L/C Issuers in effect from time to time, (v) the definition of “Alternative Currency” or “Alternative Currency Daily Rate” or “Alternative Currency Term Rate” or Section 1.09 may be amended solely to add additional currency options and the applicable interest rate with respect thereto, in each case solely to the extent permitted pursuant to Section 1.09 and (vi) the Required Lenders shall determine whether or not to allow a Borrower to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.
10.02Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to any Borrower, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in such clause (b).

(b)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the L/C Issuers, the Swing Line Lender or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc. Each of the Borrowers, the Administrative Agent, any L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time as required to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Borrower or its securities for purposes of United States federal or state securities laws.

(e)Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, the Sustainability Structuring Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03No Waiver; Cumulative Remedies; Enforcement.
No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided hereunder and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided further that, if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) after and during the continuation of an Event of Default, all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (B)

in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit (including, with respect to clause (iii), the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer).
(b)Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), the Sustainability Structuring Agent, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Company or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) arise out of, or in connection with, any investigation, litigation, proceeding or claim that does not involve an act or omission by the Company or any other Loan Party or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than claims against any Indemnitee in its capacity, or in fulfilling its role, as an agent, arranger, bookrunner or other title holder in respect of this Agreement). Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages or liabilities arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section 10.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), an L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made by the Lenders ratably based on their Applicable Percentages (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that such unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Swing Line Lender or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Swing Line Lender or such L/C Issuer in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.12(d).

(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)Payments. All amounts due under this Section 10.04 shall be payable not later than ten Business Days after demand therefor.
(f)Survival. The agreements in this Section 10.04 and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuers and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05Payments Set Aside.
To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, and to the extent permitted by applicable Law, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Sustainability Structuring Agent, and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Sustainability Structuring

Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this clause (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in clause (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section and, in addition:
(A)the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;
(C)the consent of each L/C Issuer and the Swing Line Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to the Company or any of the Company’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.

(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).
(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) above (if applicable), the written consent of the Administrative Agent, each L/C Issuer and the Swing Line Lender and, if required, the applicable Borrower to such assignment, and any applicable Tax forms, the Administrative Agent shall (i) accept such Assignment and Assumption and (ii) promptly record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this clause (c).

(d)Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, the L/C Issuers, the Swing Line Lender or the Sustainability Structuring Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (viii) of Section 10.01(a) that affects such Participant. Subject to Section 10.06(e), each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05, provided that such Participant agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under Section 10.06(b). Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.
(f)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time any L/C Issuer assigns all of its Commitment and Loans pursuant to Section 10.06(b), such L/C Issuer may, upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer and/or, in the case of Bank of America, upon 30 days’ notice to the Company, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of such L/C Issuer or Bank of America as Swing Line Lender, as the case may be. If an L/C Issuer resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, subject to such successor’s consent, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit.
10.07Treatment of Certain Information; Confidentiality.
Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or by any subpoena or similar legal process, (in which case, the Administrative Agent, such L/C Issuer or such Lender shall use its reasonable efforts, to the extent permitted by law, to notify the Company prior to such disclosure so that the Company may seek, at the Company’s sole expense, a protective order or other appropriate remedy), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c) or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of the Company, (h) any rating agency in connection with rating the Borrower or its Subsidiaries and, in the case of information regarding the closing date, size, type, purpose of and parties to the credit facilities established hereunder, to market data collectors, such as league table or other service providers to the lending industry, including, without limitation, the CUSIP Service Bureau, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.07 or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates, other than as a result of a breach of this Section 10.07, on a nonconfidential basis from a source other than the Company or any of its Subsidiaries.
For purposes of this Section 10.07, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than (a) any such information that is available to the Administrative Agent, any

Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary and (b) information pertaining to this Agreement of the type routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Company or any of its Subsidiaries or any of their respective securities, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.
10.08Right of Setoff.
If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of (i) any Borrower against any and all of the obligations of such Borrower or (ii) any other Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender and such L/C Issuer may have. Each Lender and each L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; and provided, further, that the failure to give such notice shall not affect the validity of such setoff and application.
10.09Interest Rate Limitation.
Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10Counterparts; Integration; Effectiveness.
This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
10.11Survival of Representations and Warranties.
All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, the Sustainability Structuring Agent and each Lender, regardless of any investigation made by the Administrative Agent, the Sustainability Structuring Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent, the Sustainability Structuring Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied (other than unasserted indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made) or any Letter of Credit shall remain outstanding.
10.12Severability.
If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the applicable L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13Replacement of Lenders.
If (i) any Lender requests compensation under Section 3.04, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) any Lender does not agree to extend the Maturity Date in accordance with Section 2.14 or (iv) any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06(b)), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(b)the Company shall have paid (or caused a Designated Borrower to pay) to the Administrative Agent the assignment fee specified in Section 10.06(b);
(c)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Designated Borrower (in the case of all other amounts);
(d)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(e)such assignment does not conflict with applicable Laws; and
(f)in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination.
The failure of a Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Lender and the mandatory assignment of such Lender’s Commitments and outstanding Loans and participations in L/C Obligations and Swing Line Loans pursuant to this Section 10.13 shall nevertheless be effective without the execution by such Lender of an Assignment and Assumption.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
10.14Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY OTHER FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT

THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. WITHOUT LIMITING THE FOREGOING, EACH OF THE BORROWERS HEREBY APPOINTS, IN THE CASE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN THE COURTS OF OR IN THE STATE OF NEW YORK, THE COMPANY, AT THE ADDRESS SPECIFIED IN SCHEDULE 10.02, TO RECEIVE FOR IT AND ON ITS BEHALF, SERVICE OF PROCESS IN THE STATE OF NEW YORK WITH RESPECT THERETO.
10.15Waiver of Jury Trial.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Arrangers, are arm’s-length commercial transactions between such Borrower and the other Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Arrangers, on the other hand, (B) such Borrower and each other Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Lenders and the Arrangers are and have been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, have not been, are not, and will not be acting as an advisor, agent or fiduciary for such Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) none of the Administrative Agent, the Lenders nor the Arrangers have any obligation to such Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such

Borrower, the other Loan Parties and their respective Affiliates, and none of the Administrative Agent, the Lenders nor the Arrangers have any obligation to disclose any of such interests to any Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Lenders and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.17Electronic Execution of Assignments and Certain Other Documents.
The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
10.18Judgment Currency.
If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).
10.19USA PATRIOT ACT NOTICE.
Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrowers and other Loan Parties, which information includes the name and address of each Borrower and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower or other Loan Party in accordance with the USA PATRIOT Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
10.20Acknowledgement Regarding Any Supported QFCs.
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree that, with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd- Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
10.21Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
10.22Subsidiary Guarantors; Release of Subsidiary Guarantors.
(a)The Company may, at any time after the Closing Date, upon prior written notice to the Administrative Agent, cause any of its wholly-owned Domestic Subsidiaries or any wholly-owned Foreign Subsidiary that is organized in a jurisdiction that is reasonably acceptable to the Administrative Agent (it being acknowledged that (i) Ireland and (ii) Bermuda are acceptable jurisdictions), to become a Subsidiary Guarantor by causing such Subsidiary to execute and deliver to the Administrative Agent a Subsidiary Guaranty (or a supplement thereto in the form specified therein), together with documents and opinions of the type referred to in Sections 4.01(b), 4.01(d) and 4.01(h) with respect to such Subsidiary, all in form and substance reasonably satisfactory to the Administrative Agent.
(b)Promptly following the Company’s written request to release a Subsidiary Guarantor, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to the Company, at the Company’s expense, a release of such Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, so long as (i) no Event of Default has occurred and is continuing or would result after giving effect to such release and (ii) the Indebtedness of the Subsidiaries that are not Subsidiary Guarantors shall be permitted under Section 7.02 immediately after giving effect to such release (and assuming that all of the Indebtedness of such former Subsidiary Guarantor outstanding on the date of the effectiveness of such release has been incurred by such former Subsidiary Guarantor on such date). In connection with any release pursuant to this paragraph, the Administrative Agent may request that the Company deliver to it a certificate of a Responsible Officer of the Company to the effect that the requirements for such release set forth in this paragraph have been satisfied, and the Administrative Agent may rely on, and shall incur no liability for relying upon, any statements made in any such certificate. Any execution and delivery of documents pursuant to this paragraph shall be without recourse to or warranty by the Administrative Agent. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the authority of the Administrative Agent to release any Subsidiary Guarantor form its obligations under the Subsidiary Guaranty pursuant to this paragraph.
10.23Amendment and Restatement.
The parties to the Existing Credit Agreement, to the extent party hereto, each hereby agrees that, at such time as this Agreement shall have become effective pursuant to the terms of Section 4.01, (a) the Existing Credit Agreement automatically shall be deemed amended and restated in its entirety by this Agreement, and (b) the Commitments and Loans under the Existing Credit Agreement and as defined therein automatically shall be replaced with the Commitments and Loans hereunder. This Agreement is not a novation of the Existing Credit Agreement. On the Closing Date, (i) the Company shall prepay any loans outstanding under the Existing Credit Agreement to the extent necessary to keep the outstanding Committed Loans ratable with the revised Commitments as of the Closing Date, and (ii) the commitments of the lenders under the Existing Credit Agreement shall be re-allocated and restated among the Lenders so that, as of the Closing Date, the respective Commitments of the Lenders shall be as set forth on Schedule 2.01.

    IN WITNESS WHEREOF, the parties hereto, have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	ANALOG DEVICES, INC., a Massachusetts corporation
By:
Name:
Title:

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
ANALOG DEVICES, INC.

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

ANALOG DEVICES, INC.
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

SUSTAINABILITY STRUCTURING AGENT:	BOFA SECURITIES, INC., as Sustainability Structuring Agent
By:
Name:
Title:

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
ANALOG DEVICES, INC.

LENDERS:	BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and an L/C Issuer
By:
Name:
Title:

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
ANALOG DEVICES, INC.

JPMORGAN CHASE BANK, N.A., as a Lender and an L/C Issuer
By:
Name:
Title:

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
ANALOG DEVICES, INC.

MORGAN STANLEY BANK, N.A., as a Lender and an L/C Issuer
By: _____________
Name:
Title:

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
ANALOG DEVICES, INC.

CITIBANK, N.A., as a Lender and an L/C Issuer
By:
Name:
Title:

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
ANALOG DEVICES, INC.

LENDERS:	BARCLAYS BANK PLC, as a Lender
By:
Name:
Title:

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
ANALOG DEVICES, INC.

BMO HARRIS BANK, N.A., as a Lender
By:
Name:
Title:

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
ANALOG DEVICES, INC.

BNP PARIBAS, as a Lender
By:
Name:
Title:

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
ANALOG DEVICES, INC.

CREDIT SUISSE AG, NEW YORK BRANCH, as a Lender
By:
Name:
Title:

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
ANALOG DEVICES, INC.

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender
By:
Name:
Title:

    THIRD AMENDED AND RESTATED CREDIT AGREEMENT
ANALOG DEVICES, INC.

MIZUHO BANK, LTD., as a Lender
By:
Name:
Title:

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
ANALOG DEVICES, INC.

MUFG BANK, LTD. as a Lender
By:
Name:
Title:

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
ANALOG DEVICES, INC.

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:
Name:
Title:

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
ANALOG DEVICES, INC.

SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By:
Name:
Title:

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
ANALOG DEVICES, INC.

TD BANK, N.A., as a Lender
By:
Name:
Title:

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
ANALOG DEVICES, INC.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:
Name:
Title:

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
ANALOG DEVICES, INC.

SCHEDULE 1.01
CONSOLIDATED EBITDA ADD-BACKS
None.

SCHEDULE 2.01
COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Revolving Commitment	L/C Commitment
Bank of America, N.A.	$260,625,000.00	$18,750,000.00
JPMorgan Chase Bank, N.A.	$260,625,000.00	$18,750,000.00
Citibank, N.A.	$260,625,000.00	$18,750,000.00
Morgan Stanley Bank, N.A.	$260,625,000.00	$18,750,000.00
Barclays Bank PLC	$132,500,000.00	$0.00
BMO Harris Bank, N.A.	$132,500,000.00	$0.00
BNP Paribas	$132,500,000.00	$0.00
Credit Suisse AG, New York Branch	$132,500,000.00	$0.00
HSBC Bank USA, National Association	$132,500,000.00	$0.00
Mizuho Bank, Ltd.	$132,500,000.00	$0.00
MUFG Bank, Ltd.	$132,500,000.00	$0.00
PNC Bank, National Association	$132,500,000.00	$0.00
Sumitomo Mitsui Banking Corporation	$132,500,000.00	$0.00
TD Bank, N.A.	$132,500,000.00	$0.00
Wells Fargo Bank, National Association	$132,500,000.00	$0.00
Total	$2,500,000,000.00	$75,000,000.00

SCHEDULE 2.19
SUSTAINABILITY TABLE

KPI Metrics	Description	Baseline	2021	2022	2023	2024	2025	2026
Greenhouse Gas Emissions Reduction	Target	2015	(-38.5%)	(-42%)	(-45%)	(-48%)	(-50%)	(-50%)
	Threshold		(-36.58%)	(-37.00%)	(-40.00%)	(-43.00%)	(-45.00%)	(-45.00%)
Renewable Energy Usage	Target	N/A	68.1%	76.1%	84.1%	92%	100%	100%
	Threshold		58.1%	66.1%	74.1%	82.0%	90.0%	90.0%

SCHEDULE 5.12(d)
PENSION PLANS
None.

SCHEDULE 5.13
MAIN MANUFACTURING FACILITIES

1. Main Manufacturing Facilities:
i.1 Analog Way, Wilmington, MA, United States
ii.275 S. Hillview Drive., Milpitas, CA, United States
iii.1610 McCarthy Blvd. Milpitas, CA, United States
iv.4200 N.W. Pacific Rim Blvd., Camas, WA, United States
v.Bay F1 Raheen Industrial Estate, Limerick, Ireland
vi.Analog Devices General Trias:  Sandoval Street, Gateway Business Park, Special Economic Park, Javalera, Gen Trias., Philippines
vii.Plot 21(B) & 21(C) Phase IV Bayan Lepas Free Trade Zone 11900, Penang, Malaysia
viii.507 & 509 Yishun Industrial Park A, Singapore

SCHEDULE 5.17
TAXPAYER IDENTIFICATION NUMBER
TIN: 04-2348234

SCHEDULE 7.01
LIENS
None.

SCHEDULE 7.02
INDEBTEDNESS
None.

SCHEDULE 10.02
ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES
1. Address for ADI:
Analog Devices, Inc.
One Analog Way
Wilmington, MA 01887
Attention: Treasury Department, Building 7

2. Address for Administrative Agent:
Bank of America, N.A.
TX2-984-03-26
2380 Performance Drive, Bldg. C
Richardson, TX 75082
Attention: Henry Pennell
Telephone: (214)-209-1226
Fax: (214)-290-9448
Email: henry.pennell@bofa.com

3. Address for Sustainability Structuring Agent:
BofA Securities, Inc.
TX2-984-03-26
2380 Performance Drive, Bldg. C
Richardson, TX 75082
Attention: Henry Pennell
Telephone: (214)-209-1226
Fax: (214)-290-9448
Email: henry.pennell@bofa.com

3. Address for Swing Line Lender:
Bank of America, N.A.
ATTN: Charles Hensley
NC1-026-06-04
Gateway Village - 900 Building
900 W Trade St
Charlotte, NC 28255
Telephone: 980-388-3225
FAX: 704-719-5362
Email: charles.hensley@bofa.com

4. Address for L/C Issuers:
Bank of America, N.A.
Trade Operations
Mail Code: PA6-580-02-30
1 Fleet Way
Scranton, PA 18507
FAX: 800-755-8743
Email: scranton_standby_lc@bankofamerica.com

JPMorgan Chase Bank, N.A.
Attention: LC Agency Team
10 S Dearborn St,
Chicago, IL, 60603
Phone: 855-609-0059
Fax: 214-307-6874
Email: Chicago.LC.Agency.Activity.Team@JPMChase.com

Morgan Stanley Bank, N.A
1300 Thames, Thames Street Wharf, 4th Floor
Baltimore, MD, 21231
Email: MSB.LOC@MorganStanley.com

Citibank, N.A.
Attention: Gopinath Elogovan
1 Penns Way, Ops II
New Castle, DE, 19720
Phone: 201-472-4024
Fax: 212-994-0847
Email: Global.Loans.LCRecon@citi.com

EXHIBIT 1.01(a)
[FORM OF]
COMPANY GUARANTY AGREEMENT
See attached.

FORM OF
COMPANY GUARANTY
THIS COMPANY GUARANTY (this “Guaranty”), dated as of [      ], 20[ ] is made by Analog Devices, Inc., a Massachusetts corporation (the “Guarantor”), in favor of the Lenders from time to time party to the Credit Agreement referred to below and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer (the “Administrative Agent”).
A.    The Guarantor, the Designated Borrowers party thereto, the Lenders from time to time party thereto (each a “Lender” and, together with the L/C Issuers, the “Lenders”) and the Administrative Agent are parties to a Third Amended and Restated Credit Agreement dated as of June 23, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”).
B.    The Subsidiaries of the Guarantor are permitted to become Designated Borrowers from time to time pursuant to Section 2.18 of the Credit Agreement.
C.    It is a condition precedent to the making of Committed Loans to the Designated Borrowers under the Credit Agreement that the Guarantor guarantee the indebtedness and other obligations of each Designated Borrower to the Guaranteed Parties under or in connection with the Credit Agreement.
D.    The Guarantor, as the parent of the Designated Borrowers, will derive substantial direct and indirect benefits from the making of Committed Loans to the Designated Borrowers pursuant to the Credit Agreement (which benefits are hereby acknowledged by the Guarantor).
Accordingly, to induce the Administrative Agent and the Lenders to enter into the Credit Agreement, and in consideration thereof, the Guarantor hereby agrees as follows:
Section 1.Definitions; Interpretation.
(a)Terms Defined in Credit Agreement. All capitalized terms used in this Guaranty (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
(b)Certain Defined Terms. As used in this Guaranty (including in the recitals hereof), the following terms shall have the following meanings:
“Agreement Currency” has the meaning set forth in Section 22.
“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended.
“Credit Agreement” has the meaning specified in the recitals to this Guaranty.
“Guaranteed Obligations” has the meaning set forth in Section 2.
“Guaranteed Parties” means the Administrative Agent and each Lender.
“Guarantor Documents” means this Guaranty and all other certificates, documents, agreements and instruments delivered by the Guarantor in its capacity as such to any Guaranteed Party under or in connection with this Guaranty and the Loan Documents.
“Insolvency Proceeding” means, with respect to any Person, (i) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either case undertaken under Debtor Relief Laws.
“Judgment Currency” has the meaning set forth in Section 22.
“Lenders” has the meaning specified in the recitals to this Guaranty.
“Organization Documents” means (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Taxes” has the meaning set forth in Section 8(c).
(c)Interpretation. The rules of interpretation set forth in Sections 1.02 and 1.03 of the Credit Agreement shall be applicable to this Guaranty and are incorporated herein by this reference.
Section 2.Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees for the Guaranteed Parties, and their respective successors, endorsees, transferees and assigns, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of (a) all the indebtedness, liabilities and other payment obligations of each Designated Borrower (now existing or hereafter arising pursuant to Section 2.18 of the Credit Agreement) to the Guaranteed Parties under or in connection with the Credit Agreement, the Notes and the other Loan Documents, including all unpaid principal of the Loans, all interest accrued thereon, all fees due under the Credit Agreement and all other amounts payable by each Designated Borrower to the Guaranteed Parties thereunder, in connection therewith, and in connection with any other Loan Document and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption). The terms “indebtedness,” “liabilities” and “obligations” are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, whether now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any Debtor Relief Laws, and including interest, expenses and fees that accrue after the commencement by or against any Designated Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding. The foregoing indebtedness, liabilities and other obligations of each Designated Borrower, and all other indebtedness, liabilities and obligations to be paid or performed by the Guarantor in connection with this Guaranty (including any and all amounts due under Section 12), shall hereinafter be collectively referred to as the “Guaranteed Obligations.”
Section 3.Liability of Guarantor. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees as follows:

(a)the Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of the Guarantor and shall not be contingent upon any Guaranteed Party’s exercise or enforcement of any remedy it may have against any Designated Borrower or any other Person;
(b)this Guaranty is a guarantee of payment when due and not merely of collectibility;
(c) [Reserved];
(d)the Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge the Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied; and
(e)the Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall the Guarantor be exonerated or discharged by, any of the following events:
(i)any Insolvency Proceeding with respect to any Designated Borrower, the Guarantor, any other Loan Party or any other Person;
(ii)any limitation, discharge, or cessation of the liability of any Designated Borrower, the Guarantor, any Loan Party or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;
(iii)any merger, acquisition, consolidation or change in structure of any Designated Borrower, the Guarantor or any other Loan Party or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of any Designated Borrower, the Guarantor, any other Loan Party or other Person;
(iv)any assignment or other transfer, in whole or in part, of any Guaranteed Party’s interests in and rights under this Guaranty or the other Loan Documents, including any Guaranteed Party’s right to receive payment of the Guaranteed Obligations;
(v)any claim, defense, counterclaim or setoff, other than that of prior performance, that any Designated Borrower, the Guarantor, any other Loan Party or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;
(vi)any Guaranteed Party’s amendment, modification, renewal, extension, cancellation or surrender of any Loan Document or any Guaranteed Obligations;
(vii)any Guaranteed Party’s compromise, release, settlement or waiver with or of any Designated Borrower, any other Guarantor or other Loan Party or any other Person;
(viii)any Guaranteed Party’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to the Guaranteed Obligations; and
(ix)any other guaranty, whether by the Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of any Designated Borrower to any Guaranteed Party.
Section 4.Consents of Guarantor. The Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from the Guarantor:

(a)the principal amount of the Guaranteed Obligations may be increased or decreased and additional Obligations of the Loan Parties under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;
(b)the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Guaranteed Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise;
(c)the time for any Designated Borrower’s (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Guaranteed Parties may deem proper;
(d)any Guaranteed Party may discharge or release, in whole or in part, any other Loan Party or any other Person liable for the payment and performance of all or any part of the Guaranteed Obligations, and may permit or consent to any such action or any result of such action, nor shall any Guaranteed Party be liable to the Guarantor for any failure to collect or enforce payment or performance of the Guaranteed Obligations from any Person;
(e)the Guaranteed Parties may request and accept other guaranties of the Guaranteed Obligations and any other indebtedness, obligations or liabilities of any Designated Borrower to any Guaranteed Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and
(f)the Guaranteed Parties may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of any Loan and any power of sale) granted by any Loan Document or other security document or agreement, or otherwise available to any Guaranteed Party, with respect to the Guaranteed Obligations, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of the Guarantor against the Designated Borrowers;
all as the Guaranteed Parties may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.
Section 5.Guarantor Waivers.
(a)Certain Waivers. The Guarantor waives and agrees not to assert:
(i)any right to require any Guaranteed Party to marshal assets in favor of any Designated Borrower, the Guarantor, any other Loan Party or any other Person, to proceed against the Designated Borrowers, any other Loan Party or any other Person, or comply with any other provisions of § 9-611 of the New York Uniform Commercial Code (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of any Guaranteed Party whatsoever;
(ii)the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;
(iii)any defense arising by reason of any lack of corporate or other authority or any other defense of the Designated Borrowers or any other Person;

(iv)any defense based upon any Guaranteed Party’s errors or omissions in the administration of the Guaranteed Obligations;
(v)any rights to set-offs and counterclaims;
(vi)any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of the Guarantor or the right of the Guarantor to proceed against any Designated Borrower or any other obligor of the Guaranteed Obligations for reimbursement; and
(vii)without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty, other than the defense of payment and performance in full.
(b)Additional Waivers.
(i)The Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by the Guaranteed Parties upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. The Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Designated Borrowers, the Guarantor or any other Person with respect to the Guaranteed Obligations.
(ii)Until the Guaranteed Obligations have been paid in full in cash, the Guarantor waives (A) any defenses the Guarantor may have to the Guaranty by reason of an election of remedies by the Guaranteed Parties, (B) any rights or defenses the Guarantor may have by reason of protection afforded to any Designated Borrower or any other Loan Party pursuant to the anti-deficiency or other laws of the State of New York or other applicable law (to the extent waivable under such applicable law) limiting or discharging the Designated Borrowers’ or such other Loan Party’s indebtedness, (C) any defenses arising by reason of any disability or other defense of the Designated Borrowers or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Guaranteed Party) of the liability of any Designated Borrower, (D) any defenses based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of the Designated Borrowers, (E) any right to compel any Guaranteed Party to proceed against or exhaust any security for the Guaranteed Obligations (or to proceed against such security in a particular order) or to pursue any other remedy in such Guaranteed Party’s power whatsoever, and (F) any benefit of and any right to participate in any security now or hereafter held by the Guaranteed Parties.
(iii)The Guarantor warrants and agrees that each of the waivers set forth herein is made with full knowledge of its significance and consequences and that if any such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable law.
(c)Independent Obligations. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of and separate from the obligations of any other guarantor of the Guaranteed Obligations, the Designated Borrowers and any other Loan Party and upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against the Guarantor, whether or not the Designated Borrowers or any such other Loan Party is joined therein or a separate action or actions are brought against any Designated Borrower or any such other Loan Party.

(d)Financial Condition of Designated Borrowers. The Guarantor shall not have any right to require any Guaranteed Party to obtain or disclose any information with respect to: (i) the financial condition or character of the Designated Borrowers or the ability of the Designated Borrowers to pay and perform the Obligations; (ii) the Guaranteed Obligations;
(iii) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; (iv) any action or inaction on the part of any Guaranteed Party or any other Person; or (v) any other matter, fact or occurrence whatsoever.
Section 6.Subrogation. Until the Guaranteed Obligations (other than contingent indemnification, tax gross up or expense reimbursement obligations) shall be satisfied in full and the Commitments shall be terminated, the Guarantor shall not have, and the Guarantor shall not directly or indirectly exercise, (a) any rights that it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, (b) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Guaranty, or (c) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of any Guaranteed Party as against the Designated Borrowers or any other Loan Party, whether in connection with this Guaranty, any of the other Loan Documents or otherwise. If any amount shall be paid to the Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations (other than contingent indemnification, tax gross up or expense reimbursement obligations) shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents. Upon the indefeasible payment in full of the Guaranteed Obligations and the termination of all Commitments, the Guarantor shall be subrogated to the rights of the Guaranteed Parties against the Designated Borrowers to the extent otherwise permitted by law; provided, that, such subrogation shall not (i) constitute a representation or warranty, express or implied, by any Guaranteed Party as to the enforceability or collectibility of any obligations of the Designated Borrowers under the Loan Documents or as to the perfection, priority or enforceability of any lien or security interest contained in or relating to any Loan Document; (ii) grant to the Guarantor any right of recourse against any Guaranteed Party in respect thereof; (iii) give rise to any duty on the part of any Guaranteed Party to cooperate with the Guarantor in the protection, preservation or enforcement of any rights the Guarantor may have against any Designated Borrower or any other Loan Party; (iv) impair any Guaranteed Party’s unfettered discretion to settle or otherwise compromise any claims such Guaranteed Party may have against any Designated Borrower or otherwise impair or affect any of the waivers or consents contained herein; or (v) restrict any Guaranteed Party from enforcing or forbearing from enforcing any of its rights or remedies against any Designated Borrower; provided, further, that, the Guarantor shall, upon demand, indemnify each Guaranteed Party against any and all costs and expenses arising directly or indirectly in connection with such right of subrogation.
Section 7.Continuing Guaranty; Reinstatement.
(a)This Guaranty is a continuing guarantee relating to any Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time in connection with successive transactions consummated under the Credit Agreement and the other Loan Documents, and the Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall continue in effect and be binding upon the Guarantor until termination of the Commitments and payment and performance in full of the Guaranteed Obligations.
(b)This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of any of the

Borrowers shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to such Borrower, its estate, trustee, receiver or any other Person (including under the Bankruptcy Code or other state or federal law), or must otherwise be restored by the Administrative Agent or any Lender, whether as a result of Insolvency Proceedings or otherwise. To the extent any payment is so rescinded, set aside, voided or otherwise repaid or restored, the Guaranteed Obligations shall be revived in full force and effect without reduction or discharge for such payment.
Section 8.Payments.
(a)The Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which any Guaranteed Party or any other Person may have against the Guarantor by virtue hereof, upon the failure of any Designated Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under § 362(a) of the Bankruptcy Code or comparable provision of other applicable Debtor Relief Laws), the Guarantor shall forthwith pay, or cause to be paid, in cash, to the Administrative Agent an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in any Insolvency Proceeding with respect to any Designated Borrower, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Designated Borrower for such interest in any such Insolvency Proceeding). The Guarantor shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, on the day when due in the currency in which such Guaranteed Obligations are denominated in Same Day Funds, to the Administrative Agent at such office of the Administrative Agent and to such account as is specified in the Credit Agreement.
(b)Any and all payments by or on account of any obligation of the Guarantor hereunder shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then the Guarantor and, if applicable, the Administrative Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. Upon request by the Administrative Agent, after any payment of Taxes by the Guarantor to a Governmental Authority pursuant to this Section 8, the Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(c)In addition, the Guarantor agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made by the Guarantor in its capacity as such under the Guarantor Documents or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, the Guarantor Documents (hereinafter referred to as “Other Taxes”).
(d)Without limiting the provisions of subsection (c) above, the Guarantor shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(e)The Guarantor shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Guarantor by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(f)Any payment by the Guarantor hereunder the application of which is not otherwise provided for herein, shall be applied in the order specified in Section 8.03 of the Credit Agreement.
(g)If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Guarantor or with respect to which the Guarantor has paid additional amounts pursuant to this Section 8, it shall pay to the Guarantor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Guarantor under this Section 8 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Guarantor, upon the request of the Recipient, agrees to repay the amount paid over to the Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority, other than any penalties, interest, or other charges attributable to the gross negligence or willful misconduct on the part of the Recipient as determined by a court of competent jurisdiction by final and nonappealable judgment) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Guarantor pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Guarantor or any other Person.
(h)The agreements in this Section 8 shall survive the payment of all Guaranteed Obligations.
Section 9.Consideration. In order to induce the Lenders to make Committed Loans to the Designated Borrowers pursuant to the Credit Agreement, the Guarantor represents and warrants to each Guaranteed Party that the Guarantor has received at least “reasonably equivalent value” (as such phrase is used in § 548 of the Bankruptcy Code), and at least “fair consideration” (as such term is used in § 272 of the New York Uniform Fraudulent Conveyance Act) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations.
Section 10.Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be delivered to the Guarantor’s attention at the address of the Company as set forth in Section 10.02 of the Credit Agreement and the terms of Section 10.02 of the Credit Agreement with respect to notices are incorporated herein by reference, mutatis mutandis, with each reference to the “Company,” “Borrower” or the “Borrowers” therein (whether express or by reference to the Company or Borrower or the Company or Borrowers as a “party” thereto) being a reference to the Guarantor and each reference to any “Loan Document” or the “Loan Documents” therein being a reference to the “Guarantor Documents”, and the parties hereto agree to such terms.
Section 11.No Waiver; Cumulative Remedies. No failure by any Guaranteed Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Guarantor Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Guarantor Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Section 12.Costs and Expenses.
(a)Costs and Expenses. The Guarantor shall: (i) pay or reimburse the Administrative Agent and its Affiliates for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Guaranty and the other Guarantor Documents and any amendment, waiver, consent or other modification of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable costs and expenses of counsel for the Administrative Agent; and (ii) pay or reimburse the Administrative Agent and each other Guaranteed Party for all out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Guaranty or the other Guarantor Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Laws), including all costs and expenses of counsel for the Administrative Agent. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by any Guaranteed Party.
(b)Interest. Any amounts payable by the Guarantor under this Section 12 or otherwise under this Guaranty if not paid when due shall bear interest from such due date until paid in full, at a fluctuating interest rate per annum at all times equal to the Default Rate applicable to Base Rate Loans to the fullest extent permitted by applicable law. Any such interest shall be due and payable upon demand in accordance with the Credit Agreement and shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed.
(c)Payment. All amounts due under this Section 12 shall be payable after demand therefor in accordance with the Credit Agreement.
(d)Survival. The agreements in this Section 12 shall survive the termination of the Commitments and repayment of all Guaranteed Obligations.
Section 13.Right of Set-Off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default each Lender and each of their Affiliates is authorized at any time and from time to time, without prior notice to the Guarantor, any such notice being waived by the Guarantor to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held by, and other indebtedness at any time owing by, such Lender or any such Affiliate to or for the credit or the account of the Guarantor against any and all Guaranteed Obligations of such Guarantor owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Guaranty or any other Guarantor Document and although such Guaranteed Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each of the Lenders agrees (by its acceptance hereof) promptly to notify the Guarantor and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that, the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and each of their

Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have.
Section 14.Marshalling; Payments Set Aside. Neither the Administrative Agent nor any other Guaranteed Party shall be under any obligation to marshal any assets in favor of the Guarantor or any other Person or against or in payment of any or all of the Guaranteed Obligations. To the extent that the Guarantor makes a payment to any Guaranteed Party, or any Guaranteed Party exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Guaranteed Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each of the Lenders severally agrees (by its acceptance hereof) to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
Section 15.Benefits of Guaranty. This Guaranty is entered into for the sole protection and benefit of the Administrative Agent and each other Guaranteed Party and their respective successors and assigns, and no other Person (other than any Indemnitee specified herein) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Guaranty. The Guaranteed Parties, by their acceptance of this Guaranty, shall not have any obligations under this Guaranty to any Person other than the Guarantor, and such obligations shall be limited to those expressly stated herein.
Section 16.Binding Effect; Assignment.
(a)Binding Effect. This Guaranty shall be binding upon the Guarantor and its successors and assigns, and inure to the benefit of and be enforceable by the Administrative Agent and each other Guaranteed Party and their respective successors, endorsees, transferees and assigns.
(b)Assignment. Except to the extent otherwise provided in the Credit Agreement, the Guarantor shall not have the right to assign or transfer its rights and obligations hereunder or under any other Guarantor Documents without the prior written consent of the Required Lenders. Each Lender may, without notice to or consent by the Guarantor, sell, assign, transfer or grant participations in all or any portion of such Lender’s rights and obligations hereunder and under the other Guarantor Documents in connection with any sale, assignment, transfer or grant of a participation by such Lender in accordance with Section 10.06 of the Credit Agreement of or in its rights and obligations thereunder and under the other Loan Documents. In the event of any grant of a participation, the participant (A) shall be deemed to have a right of setoff under Section 13 hereof in respect of its participation to the same extent as if it were such “Guaranteed Party;” and (B) shall also be entitled to the benefits of Section 12 hereof.
Section 17.Governing Law and Jurisdiction
(a)GOVERNING LAW. THIS GUARANTY AND THE OTHER GUARANTOR DOCUMENTS (EXCEPT, AS TO ANY OTHER GUARANTOR DOCUMENT, WHERE SUCH OTHER GUARANTOR DOCUMENT EXPRESSLY SETS FORTH OTHERWISE) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT (EXCEPT, AS TO ANY OTHER GUARANTOR DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS

CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT IN SUCH BOROUGH, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER GUARANTOR DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT AGAINST THE GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 17. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 18.Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER GUARANTOR DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.
Section 19.Entire Agreement; Amendments and Waivers. This Guaranty together with the other Guarantor Documents embodies the entire final agreement of the Guarantor with respect to the matters set forth herein and supersedes all prior or contemporaneous agreements and understandings of the Guarantor, verbal or written, relating to the subject matter hereof and thereof and shall not be amended except by written agreement of the Guarantor, the Administrative Agent and the Required Lenders. This Guaranty and the other Guarantor Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

There are no unwritten oral agreements among the parties. No waiver of any rights of the Guaranteed Parties under any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall be effective unless in writing and signed by the Administrative Agent and the Required Lenders, or the Administrative Agent (with the written consent of the Required Lenders). Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section 20.Severability. If any provision of this Guaranty or the other Guarantor Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty and the other Guarantor Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 21.Counterparts. This Guaranty may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which together shall constitute one and the same instrument.
Section 22.Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Guarantor Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Guarantor in respect of any such sum due from it to any Guaranteed Party hereunder or under the other Guarantor Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of the Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Guarantor in the Agreement Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or the Person to whom such obligation was owing in such currency, the Administrative Agent (by its acceptance hereof) or the Person to whom such obligation was owing agrees to return the amount of any excess to the Guarantor (or to any other Person who may be entitled thereto under applicable law). The agreements in this Section 22 shall survive the termination of the Commitments and repayment of all Guaranteed Obligations.
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IN WITNESS WHEREOF, the Guarantor has executed this Guaranty, as of the date first above written.

ANALOG DEVICES, INC., a Massachusetts corporation
By:
Name:
Title:

EXHIBIT 1.01(b)
[FORM OF]
SUBSIDIARY GUARANTY AGREEMENT
See attached.

FORM OF
SUBSIDIARY GUARANTY
THIS SUBSIDIARY GUARANTY (this “Guaranty”), dated as of [     ], 20[ ], is made by each of the undersigned (together, the “Subsidiary Guarantors”; each a “Subsidiary Guarantor”), in favor of the Lenders from time to time party to the Credit Agreement referred to below and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer (the “Administrative Agent”).
A.    Analog Devices, Inc., a Delaware corporation (the “Company”), the Designated Borrowers party thereto (collectively, together with the Company, the “Borrowers”), the Lenders from time to time party thereto (each a “Lender” and, collectively, together with the Swing Line Lender and the L/C Issuers, the “Lenders”) and the Administrative Agent are parties to a Third Amended and Restated Credit Agreement dated as of June 23, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”).
B.    The Subsidiary Guarantors are Subsidiaries of the Company.
C.    The Subsidiary Guarantors, as Subsidiaries or Affiliates of the Borrowers, will derive substantial direct and indirect benefits from the making of the Loans to and the issuance of Letters of Credit for the account of the Borrowers pursuant to the Credit Agreement (which benefits are hereby acknowledged by the Subsidiary Guarantors).
Accordingly, to induce the Administrative Agent and the Lenders to continue to make Loans and issue Letters of Credit under the Credit Agreement, and in consideration thereof, the Subsidiary Guarantors hereby agree as follows:
Section 1.Definitions; Interpretation.
(a)Terms Defined in Credit Agreement. All capitalized terms used in this Guaranty (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
(b)Certain Defined Terms. As used in this Guaranty (including in the recitals hereof), the following terms shall have the following meanings:
“Agreement Currency” has the meaning set forth in Section 24.
“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended.
“Credit Agreement” has the meaning specified in the recitals to this Guaranty.
“Guaranteed Obligations” has the meaning set forth in Section 2.
“Guaranteed Parties” means the Administrative Agent and each Lender.
“Guarantor Documents” means this Guaranty and all other certificates, documents, agreements and instruments delivered to any Guaranteed Party by a Subsidiary Guarantor in its capacity as such under or in connection with this Guaranty and the Loan Documents.
“Insolvency Proceeding” means, with respect to any Person, (i) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either case undertaken under Debtor Relief Laws.
“Judgment Currency” has the meaning set forth in Section 24.
“Lenders” has the meaning specified in the recitals to this Guaranty.
“Organization Documents” means (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Taxes” has the meaning set forth in Section 8(c).
(c)Interpretation. The rules of interpretation set forth in Sections 1.02 and 1.03 of the Credit Agreement shall be applicable to this Guaranty and are incorporated herein by this reference.
Section 2.Guaranty.
(a)Each Subsidiary Guarantor hereby severally absolutely, unconditionally and irrevocably guarantees for the Guaranteed Parties, and their respective successors, endorsees, transferees and assigns, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of (a) all (and not merely a lesser or proportional part of) the indebtedness, liabilities and other obligations of each Loan Party (now existing or hereafter arising pursuant to Section 2.18 of the Credit Agreement) to the Guaranteed Parties under or in connection with the Credit Agreement, the Notes and the other Loan Documents, including all unpaid principal of the Loans, all interest accrued thereon, all amounts owing in respect of L/C Obligations, all fees due under the Credit Agreement and all other amounts payable by each Borrower to the Guaranteed Parties thereunder, in connection therewith, and in connection with any other Loan Document and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption). The terms “indebtedness,” “liabilities” and “obligations” are used herein in their most comprehensive sense and include without limitation any and all advances, debts, obligations and liabilities, whether now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any Debtor Relief Law, and including interest, expenses and fees that accrue after the commencement by or against any Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding. The foregoing indebtedness, liabilities and other obligations of each Borrower, and all other indebtedness, liabilities and obligations to be paid or performed by the Subsidiary Guarantors in connection with this Guaranty (including any and all amounts due under Section 14), shall hereinafter be collectively referred to as the “Guaranteed Obligations.”
(b)To the extent that any court of competent jurisdiction shall impose by final judgment under applicable law (including if applicable, the New York Uniform Fraudulent Conveyance Act or other applicable state law and §§ 544 and 548 of the Bankruptcy Code) any limitations on the amount of any Subsidiary Guarantor’s liability with respect to the Guaranteed Obligations which any

Guaranteed Party can enforce under this Guaranty, the Guaranteed Parties by their acceptance hereof accept such limitation on the amount of such Subsidiary Guarantor’s liability hereunder to the extent needed to make this Guaranty and the Subsidiary Guarantor Documents fully enforceable and nonavoidable.
Section 3.Liability of Subsidiary Guarantors. The liability of each Subsidiary Guarantor under this Guaranty shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Subsidiary Guarantor agrees as follows:
(a)Such Subsidiary Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Subsidiary Guarantor and shall not be contingent upon any Guaranteed Party’s exercise or enforcement of any remedy it may have against any Borrower or any other Person;
(b)this Guaranty is a guarantee of payment when due and not merely of collectibility;
(c)[Reserved];
(d)such Subsidiary Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Subsidiary Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied; and
(e)such Subsidiary Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Subsidiary Guarantor be exonerated or discharged by, any of the following events:
(i)any Insolvency Proceeding with respect to any Borrower, such Subsidiary Guarantor, any other Subsidiary Guarantor or other Loan Party or any other Person;
(ii)any limitation, discharge, or cessation of the liability of any Borrower, such Subsidiary Guarantor, any other Subsidiary Guarantor or other Loan Party or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;
(iii)any merger, acquisition, consolidation or change in structure of any Borrower, such Subsidiary Guarantor or any other Subsidiary Guarantor or other Loan Party or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of any Borrower, such Subsidiary Guarantor, any other Subsidiary Guarantor or other Loan Party or other Person (in each case, except as otherwise provided in Section 26 hereof);
(iv)any assignment or other transfer, in whole or in part, of any Guaranteed Party’s interests in and rights under this Guaranty or the other Loan Documents, including any Guaranteed Party’s right to receive payment of the Guaranteed Obligations;
(v)any claim, defense, counterclaim or setoff, other than that of prior performance, that any Borrower, such Subsidiary Guarantor, any other Subsidiary Guarantor or other Loan Party or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;
(vi)any Guaranteed Party’s amendment, modification, renewal, extension, cancellation or surrender of any Loan Document or any Guaranteed Obligations;

(vii)any Guaranteed Party’s compromise, release, settlement or waiver with or of any Borrower, any other Subsidiary Guarantor or other Loan Party or any other Person;
(viii)any Guaranteed Party’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to the Guaranteed Obligations; and
(ix)any other guaranty, whether by such Subsidiary Guarantor or any other Subsidiary Guarantor or other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of any Borrower to any Guaranteed Party.
Section 4.Consents of Subsidiary Guarantors. Each Subsidiary Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from the Subsidiary Guarantor:
(a)the principal amount of the Guaranteed Obligations may be increased or decreased and additional Obligations of the Loan Parties under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;
(b)the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Guaranteed Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise;
(c)the time for any Borrower’s (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Guaranteed Parties may deem proper;
(d)any Guaranteed Party may discharge or release, in whole or in part, any other Subsidiary Guarantor or other Loan Party or any other Person liable for the payment and performance of all or any part of the Guaranteed Obligations, and may permit or consent to any such action or any result of such action, nor shall any Guaranteed Party be liable to such Subsidiary Guarantor for any failure to collect or enforce payment or performance of the Guaranteed Obligations from any Person;
(e)the Guaranteed Parties may request and accept other guaranties of the Guaranteed Obligations and any other indebtedness, obligations or liabilities of any Borrower to any Guaranteed Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and
(f)the Guaranteed Parties may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of any Loan and any power of sale) granted by any Loan Document or other security document or agreement, or otherwise available to any Guaranteed Party, with respect to the Guaranteed Obligations, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of such Subsidiary Guarantor against the Borrowers;
all as the Guaranteed Parties may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.
Section 5.Subsidiary Guarantor Waivers.
(a)Certain Waivers. Each Subsidiary Guarantor waives and agrees not to assert:

(i)any right to require any Guaranteed Party to marshal assets in favor of any Borrower, such Subsidiary Guarantor, any other Loan Party or any other Person, or comply with any other provisions of § 9-611 of the New York Uniform Commercial Code (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of any Guaranteed Party whatsoever;
(ii)the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;
(iii)any defense arising by reason of any lack of corporate or other authority or any other defense of the Borrowers or any other Person;
(iv)any defense based upon any Guaranteed Party’s errors or omissions in the administration of the Guaranteed Obligations;
(v)any rights to set-offs and counterclaims;
(vi)any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Subsidiary Guarantor or the right of such Subsidiary Guarantor to proceed against any Borrower or any other obligor of the Guaranteed Obligations for reimbursement; and
(vii)without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty, other than the defense of payment and performance in full.
(b)Additional Waivers.
(i)Each Subsidiary Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by the Guaranteed Parties upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Each Subsidiary Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Borrowers, such Subsidiary Guarantor or any other Subsidiary Guarantor or other Person with respect to the Guaranteed Obligations.
(ii)Until the Guaranteed Obligations have been paid in full in cash, each Subsidiary Guarantor waives (A) any defenses such Subsidiary Guarantor may have to the Guaranty by reason of an election of remedies by the Guaranteed Parties, (B) any rights or defenses such Subsidiary Guarantor may have by reason of protection afforded to any Borrower or any other Loan Party pursuant to the anti-deficiency or other laws of the State of New York or other applicable law (to the extent waivable under such applicable law) limiting or discharging the Borrowers’ or such other Loan Party’s indebtedness, (C) any defenses arising by reason of any disability or other defense of the Borrowers or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Guaranteed Party) of the liability of any Borrower, (D) any defenses based on any claim that such Subsidiary Guarantor’s obligations exceed or are more burdensome than those of the Borrowers, (E) any right to compel any Guaranteed Party to proceed against or exhaust any security for the Guaranteed Obligations (or to proceed against such security in a particular order) or to pursue any other remedy in such Guaranteed Party’s power whatsoever, and (F) any benefit of and any right to participate in any security now or hereafter held by the Guaranteed Parties.

(iii)Each Subsidiary Guarantor warrants and agrees that each of the waivers set forth herein is made with full knowledge of its significance and consequences and that if any such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable law.
(c)Independent Obligations. The obligations of each Subsidiary Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of and separate from the obligations of any other Subsidiary Guarantor or other Subsidiary Guarantor of the Guaranteed Obligations, the Borrowers and any other Loan Party and upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against each Subsidiary Guarantor, whether or not the Borrowers or any such other Subsidiary Guarantor or other Loan Party is joined therein or a separate action or actions are brought against any Borrower or any such other Subsidiary Guarantor or other Loan Party.
(d)Financial Condition of Borrowers. No Subsidiary Guarantor shall have any right to require any Guaranteed Party to obtain or disclose any information with respect to: (i) the financial condition or character of the Borrowers or the ability of the Borrowers to pay and perform the Obligations; (ii) the Guaranteed Obligations; (iii) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; (iv) any action or inaction on the part of any Guaranteed Party or any other Person; or (v) any other matter, fact or occurrence whatsoever.
Section 6.Subrogation. Until the Guaranteed Obligations (other than contingent indemnification, tax gross up or expense reimbursement obligations) shall be satisfied in full and the Commitments shall be terminated, no Subsidiary Guarantor shall have, and no Subsidiary Guarantor shall directly or indirectly exercise, (a) any rights that it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, (b) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Guaranty, or (c) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of any Guaranteed Party as against the Borrowers or any other Subsidiary Guarantor or other Loan Party, whether in connection with this Guaranty, any of the other Loan Documents or otherwise. If any amount shall be paid to any Subsidiary Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations (other than contingent indemnification, tax gross up or expense reimbursement obligations) shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents. Upon the indefeasible payment in full of the Guaranteed Obligations and the termination of all Commitments, each Subsidiary Guarantor shall be subrogated to the rights of the Guaranteed Parties against the Borrowers to the extent otherwise permitted by law; provided, that, such subrogation shall not (i) constitute a representation or warranty, express or implied, by any Guaranteed Party as to the enforceability or collectibility of any obligations of the Borrowers under the Loan Documents or as to the perfection, priority or enforceability of any lien or security interest contained in or relating to any Loan Document; (ii) grant to such Subsidiary Guarantor any right of recourse against any Guaranteed Party in respect thereof; (iii) give rise to any duty on the part of any Guaranteed Party to cooperate with such Subsidiary Guarantor in the protection, preservation or enforcement of any rights such Subsidiary Guarantor may have against any Borrower or any other Loan Party; (iv) impair any Guaranteed Party’s unfettered discretion to settle or otherwise compromise any claims such Guaranteed Party may have against any Borrower or otherwise impair or affect any of the waivers or consents contained herein; or (v) restrict any Guaranteed Party from enforcing or forbearing from enforcing any of its rights or remedies against any Borrower; provided, further, that, each Subsidiary Guarantor shall, upon demand, indemnify each Guaranteed Party against any and all costs and expenses arising directly or indirectly in connection with such right of subrogation.

Section 7.Continuing Guaranty; Reinstatement.
(a)This Guaranty is a continuing guarantee relating to any Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time in connection with successive transactions consummated under the Credit Agreement and the other Loan Documents, and each Subsidiary Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall, subject to Section 26 hereof, continue in effect and be binding upon each Subsidiary Guarantor until termination of the Commitments and payment and performance in full of the Guaranteed Obligations, except as to any Subsidiary Guarantor that has been released from its Guaranty pursuant to Section 10.22(b) of the Credit Agreement.
(b)This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of any of the Borrowers shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to such Borrower, its estate, trustee, receiver or any other Person (including under the Bankruptcy Code or other state or federal law), or must otherwise be restored by the Administrative Agent or any Lender, whether as a result of Insolvency Proceedings or otherwise. To the extent any payment is so rescinded, set aside, voided or otherwise repaid or restored, the Guaranteed Obligations shall be revived in full force and effect without reduction or discharge for such payment, except as to any Subsidiary Guarantor that has been released from its Guaranty pursuant to Section 10.22(b) of the Credit Agreement.
Section 8.Payments.
(a)Each Subsidiary Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which any Guaranteed Party or any other Person may have against such Subsidiary Guarantor by virtue hereof, upon the failure of any Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under § 362(a) of the Bankruptcy Code or comparable provision of other applicable Debtor Relief Law), such Subsidiary Guarantor shall forthwith pay, or cause to be paid, in cash, to the Administrative Agent an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in any Insolvency Proceeding with respect to any Borrower, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in any such Insolvency Proceeding). Each Subsidiary Guarantor shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, on the day when due in the currency in which such Guaranteed Obligations are denominated in Same Day Funds, to the Administrative Agent at such office of the Administrative Agent and to such account as is specified in the Credit Agreement.
(b)Any and all payments by or on account of any obligation of any Subsidiary Guarantor hereunder shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then the applicable Subsidiary Guarantor and, if applicable, the Administrative Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Subsidiary Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. Upon request by the Administrative Agent, after any payment of Taxes by any Subsidiary Guarantor to a Governmental Authority pursuant to this

Section 8, such Subsidiary Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(c)In addition, each Subsidiary Guarantor agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made by such Subsidiary Guarantor in its capacity as such under the Guarantor Documents or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, the Guarantor Documents (hereinafter referred to as “Other Taxes”).
(d)Without limiting the provisions of subsection (c) above, each Subsidiary Guarantor shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(e)The Subsidiary Guarantors shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(f)Any payment by any Subsidiary Guarantor hereunder the application of which is not otherwise provided for herein, shall be applied in the order specified in Section 8.03 of the Credit Agreement.
(g)If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Subsidiary Guarantor or with respect to which any Subsidiary Guarantor has paid additional amounts pursuant to this Section 8, it shall pay to such Subsidiary Guarantor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Subsidiary Guarantor under this Section 8 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Subsidiary Guarantor, upon the request of the Recipient, agrees to repay the amount paid over to such Subsidiary Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority, other than any penalties, interest, or other charges attributable to the gross negligence or willful misconduct on the part of the Recipient as determined by a court of competent jurisdiction by final and nonappealable judgment) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to a Subsidiary Guarantor pursuant to this subsection the payment of which would place the Recipient in a less favorable net after- Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Subsidiary Guarantor or any other Person.
(h)The agreements in this Section 8 shall survive the payment of all Guaranteed Obligations.

Section 9.Right of Contribution. The Subsidiary Guarantors agree among themselves that, in connection with payments made hereunder, each Subsidiary Guarantor shall have contribution rights against any other Subsidiary Guarantors party hereto as permitted under applicable Law.
Section 10.Representations and Warranties. In order to induce the Lenders to continue to make Loans to and issue Letters of Credit for the account of the Borrowers pursuant to the Credit Agreement, each Subsidiary Guarantor represents and warrants to each Guaranteed Party that:
(a)Consideration. Such Subsidiary Guarantor has received at least “reasonably equivalent value” (as such phrase is used in § 548 of the Bankruptcy Code), and at least “fair consideration” (as such term is used in § 272 of the New York Uniform Fraudulent Conveyance Act) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations.
(b)Credit Agreement Representations. Each representation and warranty made by the Borrowers in the Credit Agreement in reference to any Subsidiary Guarantor or “Loan Party” is true and correct as to such Subsidiary Guarantor.
Section 11.Credit Agreement Covenants. Each Subsidiary Guarantor shall observe, perform and comply with all covenants applicable to such Subsidiary Guarantor or “Loan Party” set forth in Articles VI and VII of the Credit Agreement, which by their terms any Borrower is required to cause such Subsidiary Guarantor to observe, perform and comply with (or which by the terms of such Articles are to be complied with by such Subsidiary Guarantor), as if such covenants were set forth in full herein.
Section 12.Notices. Unless otherwise expressly provided herein, all notices and other communications with a Subsidiary Guarantor provided for hereunder shall be delivered to such Subsidiary Guarantor’s attention at the address of the Company as set forth in Section 10.02 of the Credit Agreement and the terms of Section 10.02 of the Credit Agreement with respect to notices are incorporated herein by reference, mutatis mutandis, with each reference to the “Company,” “Borrower” or the “Borrowers” therein (whether express or by reference to the Company or Borrower or the Company or Borrowers as a “party” thereto) being a reference to each Subsidiary Guarantor and each reference to any “Loan Document” or the “Loan Documents” therein being a reference to the “Guarantor Documents”, and the parties hereto agree to such terms.
Section 13.No Waiver; Cumulative Remedies. No failure by any Guaranteed Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Guarantor Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Guarantor Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Section 14.Costs and Expenses.
(a)Costs and Expenses. Each Subsidiary Guarantor, severally, shall: (i) pay or reimburse the Administrative Agent and its Affiliates for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Guaranty and the other Guarantor Documents and any amendment, waiver, consent or other modification of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable costs and expenses of counsel for the Administrative Agent; and (ii) pay or reimburse the Administrative Agent and each other Guaranteed Party for all out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Guaranty or the other Guarantor Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all costs and expenses of counsel for the Administrative Agent. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by any Guaranteed Party.
(b)Interest. Any amounts payable by any Subsidiary Guarantor under this Section 14 or otherwise under this Guaranty if not paid when due shall bear interest from such due date until paid in full, at a fluctuating interest rate per annum at all times equal to the Default Rate applicable to Base Rate Loans to the fullest extent permitted by applicable law. Any such interest shall be due and payable upon demand in accordance with the Credit Agreement and shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed.
(c)Payment. All amounts due under this Section 14 shall be payable after demand therefor in accordance with the Credit Agreement.
(d)Survival. The agreements in this Section 14 shall survive the termination of the Commitments and repayment of all Guaranteed Obligations.
Section 15.Right of Set-Off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default each Lender, each L/C Issuer and each of their respective Affiliates is authorized at any time and from time to time, without prior notice to the applicable Subsidiary Guarantor, any such notice being waived by such Subsidiary Guarantor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of such Subsidiary Guarantor against any and all Guaranteed Obligations owing to such Lender or such L/C Issuer, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender or such L/C Issuer shall have made demand under this Guaranty or any other Guarantor Document and although such Guaranteed Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each of the Lenders agrees (by its acceptance hereof) promptly to notify such Subsidiary Guarantor and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that, the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have.
Section 16.Marshalling; Payments Set Aside. Neither the Administrative Agent nor any other Guaranteed Party shall be under any obligation to marshal any assets in favor of any Subsidiary Guarantor or any other Person or against or in payment of any or all of the Guaranteed Obligations. To the extent that any Subsidiary Guarantor makes a payment to any Guaranteed Party, or any Guaranteed Party exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Guaranteed Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each of the Lenders severally agrees (by its acceptance hereof) to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
Section 17.Benefits of Guaranty. This Guaranty is entered into for the sole protection and benefit of the Administrative Agent and each other Guaranteed Party and their respective successors and assigns, and no other Person (other than any Indemnitee specified herein) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Guaranty. The Guaranteed Parties, by their acceptance of this Guaranty, shall not have any obligations under this Guaranty to any Person other than the Subsidiary Guarantors, and such obligations shall be limited to those expressly stated herein.
Section 18.Binding Effect; Assignment.
(a)Binding Effect. This Guaranty shall be binding upon each Subsidiary Guarantor and its successors and assigns, and inure to the benefit of and be enforceable by the Administrative Agent and each other Guaranteed Party and their respective successors, endorsees, transferees and assigns.
(b)Assignment. Except to the extent otherwise provided in the Credit Agreement, no Subsidiary Guarantor shall have the right to assign or transfer its rights and obligations hereunder or under any other Guarantor Documents without the prior written consent of the Required Lenders. Each Lender may, without notice to or consent by any Subsidiary Guarantor, sell, assign, transfer or grant participations in all or any portion of such Lender’s rights and obligations hereunder and under the other Guarantor Documents in connection with any sale, assignment, transfer or grant of a participation by such Lender in accordance with Section 10.06 of the Credit Agreement of or in its rights and obligations thereunder and under the other Loan Documents. In the event of any grant of a participation, the participant (A) shall be deemed to have a right of setoff under Section 15 hereof in respect of its participation to the same extent as if it were such “Guaranteed Party;” and (B) shall also be entitled to the benefits of Section 14 hereof.
Section 19.Governing Law and Jurisdiction
(a)GOVERNING LAW. THIS GUARANTY AND THE OTHER GUARANTOR DOCUMENTS (EXCEPT, AS TO ANY OTHER GUARANTOR DOCUMENT, WHERE SUCH OTHER GUARANTOR DOCUMENT EXPRESSLY SETS FORTH OTHERWISE) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT (EXCEPT, AS TO ANY OTHER GUARANTOR DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT IN SUCH BOROUGH, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER GUARANTOR DOCUMENT

SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT AGAINST ANY SUBSIDIARY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 19. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. WITHOUT LIMITING THE FOREGOING, EACH OF THE GUARANTORS HEREBY APPOINTS, IN THE CASE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN THE COURTS OF OR IN THE STATE OF NEW YORK, THE COMPANY, AT THE ADDRESS SPECIFIED IN SCHEDULE 10.02 TO THE CREDIT AGREEMENT, TO RECEIVE FOR IT AND ON ITS BEHALF, SERVICE OF PROCESS IN THE STATE OF NEW YORK WITH RESPECT THERETO.
Section 20.Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER GUARANTOR DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.
Section 21.Entire Agreement; Amendments and Waivers. This Guaranty together with the other Guarantor Documents embodies the entire, final agreement of each Subsidiary Guarantor with respect to the matters set forth herein and supersedes all prior or contemporaneous agreements and understandings of the Subsidiary Guarantors, verbal or written, relating to the subject matter hereof and thereof and shall not be amended as to any Subsidiary Guarantor except by written agreement of such Subsidiary Guarantor, the Administrative Agent and the Required Lenders. This Guaranty and the other Guarantor Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties. No waiver of any rights of the Guaranteed Parties under any provision of this Guaranty or consent to any departure by any Subsidiary Guarantor therefrom shall be effective unless in writing and signed by the Administrative Agent and the Required Lenders, or the Administrative Agent (with the written consent of the Required Lenders). Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section 22.Severability. If any provision of this Guaranty or the other Guarantor Documents is held to be illegal, invalid or unenforceable as to any or all Subsidiary Guarantors, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty and the other Guarantor Documents as to such affected Subsidiary Guarantor(s) shall not be affected or impaired thereby,

(b) the legality, validity and enforceability of such provisions and any other provisions as to any other Subsidiary Guarantor shall not be affected or impaired thereby, and (c) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 23.Counterparts. This Guaranty may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which together shall constitute one and the same instrument.
Section 24.Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Guarantor Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Subsidiary Guarantor in respect of any such sum due from it to any Guaranteed Party hereunder or under the other Guarantor Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of the Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Subsidiary Guarantor in the Agreement Currency, such Subsidiary Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or the Person to whom such obligation was owing in such currency, the Administrative Agent (by its acceptance hereof) or the Person to whom such obligation was owing agrees to return the amount of any excess to such Subsidiary Guarantor (or to any other Person who may be entitled thereto under applicable law). The agreements in this Section24 shall survive the termination of the Commitments and repayment of all Guaranteed Obligations.
Section 25.Future Subsidiary Guarantors. At such time following the date hereof as any Subsidiary of the Company (an “Acceding Subsidiary”) desires to accede hereto, such Acceding Subsidiary shall execute and deliver to the Administrative Agent a Guaranty Joinder Agreement substantially in the form of Annex I hereto, signifying its agreement to be bound by the provisions of this Guaranty as a Subsidiary Guarantor to the same extent as if such Acceding Subsidiary had originally executed this Guaranty as of the date hereof.
Section 26.Subsidiary Guarantor Release. Section 10.22(b) of the Credit Agreement is hereby incorporated by reference herein as if set forth in full force herein, mutatis mutandis. Each Subsidiary Guarantor shall remain obligated under and bound by this Guaranty until termination of the Commitments and payment and performance in full of the Guaranteed Obligations; provided, that, this Guaranty shall be terminated as to any Subsidiary Guarantor at the request of the Company, pursuant to Section 10.22(b) of the Credit Agreement; provided further, that, any such termination shall not affect or impair the obligations of any other Subsidiary Guarantor hereunder.
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IN WITNESS WHEREOF, the Subsidiary Guarantors have executed this Guaranty, as of the date first above written.

[SUBSIDIARY GUARANTOR]
By:
Title:

[SUBSIDIARY GUARANTOR]
By:
Title:

[SUBSIDIARY GUARANTOR]
By:
Title:

[FORM OF]
GUARANTY JOINDER AGREEMENT
THIS GUARANTY JOINDER AGREEMENT (this “Joinder”) is executed as of         , 20   by                 , a      [corporation/limited liability company/partnership] (“Joining Party”), and delivered to BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”), for the benefit of the Lenders (as defined below). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.
A.    Analog Devices, Inc., a Delaware corporation (the “Company”) and certain Designated Borrowers (together with the Company, each referred to individually herein as a “Borrower” and collectively as the “Borrowers”), the lenders from time to time party thereto (each a “Lender” and, collectively, together with the Swing Line Lender and L/C Issuers, the “Lenders”), and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement, dated as of June 23, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”);
B.    The Joining Party is a direct or indirect Subsidiary of the Company and desires to become a Subsidiary Guarantor under that certain Subsidiary Guaranty, dated as of             , 20 (the “Guaranty”); and
C.    The Joining Party will obtain benefits from the incurrence of Loans by and the issuance of Letters of Credit for the account of the Borrowers, in each case pursuant to the Credit Agreement and, accordingly, desires to execute this Joinder in order to induce the Lenders to continue to make Loans to and to issue Letters of Credit for the account of the Borrowers;
Accordingly, in consideration of the foregoing and other benefits accruing to the Joining Party, the receipt and sufficiency of which are hereby acknowledged, the Joining Party hereby makes the following representations and warranties to each Lender and the Administrative Agent and hereby covenants and agrees with each Lender and the Administrative Agent as follows:
1.    By this Joinder, the Joining Party becomes a Subsidiary Guarantor for all purposes under the Guaranty, pursuant to Section 25 thereof.
2.    The Joining Party agrees that, upon its execution hereof, it will become a Subsidiary Guarantor under the Guaranty with respect to all Guaranteed Obligations (as defined in the Guaranty), and will be bound by all terms, conditions and duties applicable to a Subsidiary Guarantor under the Guaranty and the other Loan Documents. Without limitation of the foregoing, and in furtherance thereof, the Joining Party severally absolutely, unconditionally and irrevocably guarantees the full and prompt payment when due of all (and not merely a lesser or proportional part of the) Guaranteed Obligations (on the same basis as the other Subsidiary Guarantors under the Guaranty).
3.    The Joining Party hereby makes and undertakes, as the case may be, each covenant, representation and warranty made by, and as a Subsidiary Guarantor pursuant to the Guaranty, in each case as of the date hereof (except to the extent any such representation or warranty relates solely to an earlier date in which case such representation and warranty shall be true and correct as of such earlier date), and agrees to be bound by all covenants, agreements and obligations of a Subsidiary Guarantor and Loan Party pursuant to the Guaranty and all other Loan Documents to which it is or becomes a party.
4.    This Joinder shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided, however, that, the Joining Party may not assign any of its rights, obligations or interest hereunder or under any other Loan Document without the prior written consent of the Lenders or as otherwise permitted by the Loan Documents. THIS JOINDER SHALL

BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Joinder may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Joinder shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Joinder, which shall remain binding on all parties hereto.
5.    From and after the execution and delivery hereof by the parties hereto, this Joinder shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
6.    The effective date of this Joinder is             , 20  .
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the date first above written.

[NEW SUBSIDIARY GUARANTOR]
By:
Name:
Title:

Accepted and Acknowledged by:

BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

EXHIBIT 2.02
[FORM OF]
COMMITTED LOAN NOTICE
Date:         , 20
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of June 23, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Analog Devices, Inc., a Massachusetts corporation (the “Company”), the Designated Borrowers party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.
1.    The [Company][applicable Designated Borrower] hereby requests (select one):
     A Borrowing of Committed Loans
     A conversion of Committed Loans
     A continuation of Committed Loans for [~~Eurocurrency Rate~~Term SOFR Loans][Alternative Currency Term Rate Loans]
2.    On     , 20     (a Business Day).
3.    In the amount of $        .
4.    In the following currency:         .
5.    Type of Committed Loan requested or to which existing Committed Loans are to be converted or continued (for ~~Eurocurrency Rate~~Term SOFR Loans and Alternative Currency Term Rate Loans):
     Base Rate Loan
     ~~Eurocurrency Rate~~Term SOFR Loan
     Alternative Currency Daily Rate Loan
     Alternative Currency Term Rate Loan
6.    For [~~Eurocurrency Rate~~Term SOFR Loans][Alternative Currency Term Rate Loans]: with an Interest Period of     month[s].1
[remainder of page intentionally left blank]

1 One, ~~two,~~ three or six months or, if consented to by all the Lenders, any other period of twelve months or less.

The Committed Borrowing, if any, requested herein complies with (a) the provisos contained in the first sentence of Section 2.01 of the Credit Agreement and (b) each of the conditions set forth in Section 4.02 of the Credit Agreement as of the date of such Committed Borrowing.

[ANALOG DEVICES, INC., a Massachusetts corporation
By:
Name:
Title:]

[APPLICABLE DESIGNATED BORROWER NAME, a jurisdiction and type of organization
By:
Name:
Title:]

EXHIBIT 2.04
[FORM OF]
SWING LINE LOAN NOTICE
Date:         , 20
To:    Bank of America, N.A., as Swing Line Lender
    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of June 23, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Analog Devices, Inc., a Massachusetts corporation (the “Company”), the Designated Borrowers party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.
The undersigned hereby requests a Swing Line Loan:
1.    On         , 20       (a Business Day).
2.    In the amount of $        .
The Swing Line Borrowing requested herein complies with (a) the provisos contained in the first sentence of Section 2.04(a) of the Credit Agreement and (b) each of the conditions set forth in Section 4.02 of the Credit Agreement as of the date of such Swing Line Borrowing.

ANALOG DEVICES, INC., a Massachusetts corporation
By:
Name:
Title:

EXHIBIT 2.11
[FORM OF]
NOTE
Date:         , 20
FOR VALUE RECEIVED, [insert name of applicable Borrower] (the “Borrower”) hereby promises to pay to [_______] or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Third Amended and Restated Credit Agreement, dated as of June 23, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Analog Devices, Inc., a Massachusetts corporation, the Designated Borrowers party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.
The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at the interest rates and at the times provided in the Credit Agreement. Except as otherwise provided in Section 2.04(f) of the Credit Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
[remainder of page intentionally left blank]

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[ANALOG DEVICES, INC., a Massachusetts corporation
By:
Name:
Title:]

[APPLICABLE DESIGNATED BORROWER NAME, a jurisdiction and type of organization
By:
Name:
Title:]

EXHIBIT 2.18(a)
[FORM OF]
DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT

TO:	Bank of America, N.A., as Administrative Agent
RE:
Third Amendment and Restated Credit Agreement, dated as of June 23, 2021, by and among Analog Devices, Inc., a Massachusetts corporation (the “Company”), the Designated Borrowers party thereto, the Lenders and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

Each of              (the “Designated Borrower”) and the Company hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a Subsidiary of the Company.
The documents required to be delivered to the Administrative Agent under Section 2.18 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.
The parties hereto hereby confirm that, with effect from the effective date set forth in the Designated Borrower Notice for the Designated Borrower, except as expressly set forth in the Credit Agreement, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Credit Agreement as a Borrower, except that, in all cases, the Designated Borrower’s obligation under the Credit Agreement shall be several and not joint. Effective as of the effective date set forth in the Designated Borrower Notice for the Designated Borrower, the Designated Borrower hereby ratifies, and agrees to be bound by, all representations and warranties, covenants, and other terms, conditions and provisions of the Credit Agreement and the other applicable Loan Documents, in each case, solely to the extent the same relate to a Subsidiary of the Company or a Borrower.
The parties hereto hereby request that the Designated Borrower be entitled to receive Committed Loans under the Credit Agreement, and understand, acknowledge and agree that neither the Designated Borrower nor the Company on its behalf shall have any right to request any Committed Loans for its account unless and until the date five (5) Business Days after the effective date designated by the Administrative Agent in a Designated Borrower Notice delivered to the Company and the Lenders pursuant to Section 2.18 of the Credit Agreement.
In connection with the foregoing, the Designated Borrower and the Company hereby agree as follows with the Administrative Agent, for the benefit of the Lenders:
1.    The Designated Borrower acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto. The information on the schedules to the Credit Agreement is hereby supplemented (to the extent permitted under the Credit Agreement) to reflect the information shown on the attached Schedule A.

2.    The Company confirms that the Credit Agreement is, and upon the Designated Borrower becoming a party thereto, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon the Designated Borrower becoming a Borrower, subject to the provisions of Section 2.18(b) of the Credit Agreement, the term “Obligations,” as used in the Credit Agreement, shall include all obligations of the Designated Borrower under the Credit Agreement and under each other Loan Document.
3.    Each of the Company and the Designated Borrower agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonably request in accordance with the terms and conditions of the Credit Agreement and the other Loan Documents in order to effect the purposes of this Designated Borrower Request and Assumption Agreement.
[4.    The Designated Borrower represents and warrants to the Administrative Agent and the Lenders that:
(a)    The Designated Borrower is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to the Designated Borrower, the “Applicable Designated Borrower Documents”), and the execution, delivery and performance by the Designated Borrower of the Applicable Designated Borrower Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither the Designated Borrower nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which the Designated Borrower is organized and existing in respect of its obligations under the Applicable Designated Borrower Documents.
(b)    The Applicable Designated Borrower Documents are in proper legal form under the Laws of the jurisdiction in which the Designated Borrower is organized and existing for the enforcement thereof against the Designated Borrower under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Designated Borrower Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Designated Borrower Documents that the Applicable Designated Borrower Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which the Designated Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Designated Borrower Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Designated Borrower Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.
(c)    The execution, delivery and performance of the Applicable Designated Borrower Documents executed by the Designated Borrower are, under applicable foreign exchange control regulations of the jurisdiction in which the Designated Borrower is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).]2
This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.
2 To be included if the Designated Borrower is a Foreign Borrower and to be updated pursuant to the requirements of the jurisdiction where such Designated Borrower is organized.

THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS
OF THE STATE OF NEW YORK. The terms of Sections 10.14 and 10.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
This Designated Borrower Request and Assumption Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[DESIGNATED BORROWER], a [jurisdiction and type of organization]
By:
Name:
Title:]

[ANALOG DEVICES, INC., a Massachusetts corporation
By:
Name:
Title:]

Schedule A
Schedules to Credit Agreement
[TO BE COMPLETED BY DESIGNATED BORROWER]

EXHIBIT 2.18(b)
[FORM OF]
DESIGNATED BORROWER NOTICE

TO:	Bank of America, N.A., as Administrative Agent
RE:
Third Amended and Restated Credit Agreement, dated as of June 23, 2021, by and among Analog Devices, Inc., a Massachusetts corporation (the “Company”), the Designated Borrowers, the Lenders and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The Administrative Agent hereby notifies Company and the Lenders that effective as of the date hereof [             ] shall be a Designated Borrower and may receive Committed Loans for its account on the terms and conditions set forth in the Credit Agreement.
This Designated Borrower Notice shall constitute a Loan Document under the Credit Agreement.
Delivery of an executed counterpart of a signature page of this Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Certificate.

BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

EXHIBIT 2.19
[FORM OF] PRICING CERTIFICATE
Reference is made to that certain Third Amended and Restated Credit Agreement dated as of June 23, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Analog Devices, Inc., a Massachusetts corporation (the “Company”), the Designated Borrowers party thereto, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.
The undersigned hereby certifies, solely in [his/her] capacity as Responsible Officer of the Company, that:
1. [He/She] is a duly appointed [insert title of Responsible Officer] of the Company and [he/she] is authorized to deliver this Pricing Certificate on behalf of the Company;
2. (i) Attached as Annex A-1 hereto is a true and correct copy of the KPI Metrics Report for the Greenhouse Gas Emissions Reduction for the Annual Period ending on December 31, [___] and (ii) attached as Annex A-2 hereto is a true and correct copy of the KPI Metrics Report for Renewable Energy Usage for the Annual Period ending on December 31, [___];
3. (i) The Greenhouse Gas Emissions Reduction Fee Adjustment in respect of the Annual Period described in clause 2(i) above is [+][-][__] basis points per annum, and the Greenhouse Gas Emissions Reduction Margin Adjustment in respect of the Annual Period described in clause 2(i) above is [+][-][__] basis points per annum, in each case as computed as set forth on Annex B-1 hereto and (ii) the Renewable Energy Usage Fee Adjustment in respect of the Annual Period described in clause 2(ii) above is [+][-][__] basis points per annum, and the Renewable Energy Usage Margin Adjustment in respect of the Annual Period described in clause 2(ii) above is [+][-][__] basis points per annum, in each case as computed as set forth on Annex B-2 hereto;
4. Based on the adjustments set forth in clause 3 above, the Sustainability Fee Adjustment is [+][-][__] basis points per annum, and the Sustainability Margin Adjustment is [+][-][__] basis points per annum.
5. Attached as Annex C hereto is a review report of the KPI Metrics Auditor confirming that the KPI Metrics Auditor is not aware of any material modifications that should be made to such computations referred to in clause 2 or 3 of this Pricing Certificate in order for them to be presented in all material respects in conformity with the applicable reporting criteria.
The foregoing certifications are made and delivered this [__] day of [_____], 202[_].

ANALOG DEVICES, INC.
By:_________________________
Name:_______________________
Title:________________________

Annex A-1

(KPI Metrics Report for the Greenhouse Gas Emissions Reduction)

Annex A-2

(KPI Metrics Report for Renewable Energy Usage)

Annex B-1

(Greenhouse Gas Emissions Reduction Margin Adjustment)

Annex B-2

(Renewable Energy Usage Margin Adjustment)

Annex C

(Review Report of The KPI Metrics Auditor)

Exhibit 3.01(A)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of June 23, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Analog Devices, Inc., a Massachusetts corporation (the “Company”), the Designated Borrowers party thereto, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date:         , 20

EXHIBIT 3.01(B)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of June 23, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Analog Devices, Inc., a Massachusetts corporation (the “Company”), the Designated Borrowers party thereto, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:         , 20

EXHIBIT 3.01(C)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of June 23, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Analog Devices, Inc., a Massachusetts corporation (the “Company”), the Designated Borrowers party thereto, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:         , 20

EXHIBIT 3.01(D)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of June 23, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Analog Devices, Inc., a Massachusetts corporation (the “Company”), the Designated Borrowers party thereto, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Company with IRS Form W- 8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date:         , 20

EXHIBIT 6.02
[FORM OF]
COMPLIANCE CERTIFICATE

Check for distribution to PUBLIC and Private side Lenders[3]

Financial Statement Date:     , 20
To: Bank of America, N.A., as Administrative Agent Ladies and Gentlemen:
Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of June 23, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Analog Devices, Inc., a Massachusetts corporation (the “Company”), the Designated Borrowers party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the          of the Company, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent (for delivery to the Lenders) on the behalf of the Company, and that:
[Use following paragraph I for fiscal year-end financial statements]
1.    Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent registered public accounting firm required by such Section.
[Use following paragraph I for fiscal quarter-end financial statements]
1.    Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for the period covered thereby, subject only to normal year-end audit adjustments and the absence of footnotes.
2.    The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.
3.    A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and
[select one:]
[to the best knowledge of the undersigned during such fiscal period, the Company performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
3 If this box is not checked, this Compliance Certificate will only be posted to private side Lenders.

--or—
[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4.    The calculations demonstrating compliance with the financial covenant set forth in Section 7.07 of the Credit Agreement set forth in Schedule 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.
IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of
        ,     .

ANALOG DEVICES, INC., a Massachusetts corporation
By:
Name:
Title:

Schedule 1 to
Compliance Certificate
Financial Statements
[To be attached by Company]

Schedule 2 to
Compliance Certificate
For the Quarter / Year ended      (the “Financial Statement Date”)
Consolidated Leverage Ratio4

I. Consolidated Funded Indebtedness	$
II. Consolidated EBITDA (For the period of the four prior fiscal quarters ending on the Financial Statement Date (see Schedule A))	$
III. Consolidated EBITDA Adjustments (For the period of the four prior fiscal quarters ending on the Financial Statement Date (see Schedule A))	$
IV. Consolidated Leverage Ratio (I ÷ (II +/- III))	to 1.0
Maximum Permitted:	[ ] to 1.0

4 Note: at any time after the definitive agreement for any Qualified Acquisition shall have been executed (or, in the case of a Qualified Acquisition in the form of a tender offer or similar transaction, after the offer shall have been launched) and prior to the consummation of such Qualified Acquisition (or termination of the definitive documentation in respect thereof (or such later date as such Indebtedness ceases to constitute Acquisition Debt)), any Acquisition Debt shall be excluded from the determination of the Consolidated Leverage Ratio.

Schedule A
to Compliance Certificate
Consolidated EBITDA
(in accordance with the definition of Consolidated EBITDA as set forth in the Credit Agreement)
($ in 000’s)

Consolidated EBITDA	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended
(i)Consolidated Net Income
+ (ii)Consolidated Interest Charges
+ (iii) provision for Federal, state, local and foreign income taxes
+ (iv) depreciation expense
+ (v) amortization expense
+ (vi) non-cash stock-based compensation expense
+
(vii) non-recurring expenses incurred prior to the Closing Date (as set forth on Schedule 1.01 to the Credit Agreement) and non-recurring cash expenses relating to pension liabilities incurred after the Closing Date, in an aggregate amount not to exceed $300,000,000

+ (viii) non-recurring expenses which do not represent a cash item in such period or any future period
+ (ix) non-recurring cash expenses to the extent such cash expenses are not paid in such period but will be paid in a future period
+ (x) fees and expenses incurred in connection with the execution and delivery of the Credit Agreement and the related transactions
+ (xi) fees and expenses incurred in connection with any Qualified Acquisition

–
(xii) non-recurring cash expenses that were previously added back to Consolidated EBITDA in a prior period pursuant to the entry in item (ix) above to the extent such cash expenses are paid in such period

– (xiii) non-recurring non-cash items increasing Consolidated Net Income
#VALUE!
[+][-] [Describe all Consolidated EBITDA Adjustments, if any]
#VALUE!

EXHIBIT 10.06
[FORM OF]
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]5 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]6 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]7 hereunder are several and not joint.]8 Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor] [the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities)9 and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1.    Assignor[s]:

2.    Assignee[s]:

[for each Assignee, indicate [Lender] [[Affiliate] [Approved Fund] of
5 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
6 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
7 Select as appropriate.
8 Include bracketed language if there are either multiple Assignors or multiple Assignees.
9 Include all applicable subfacilities.

[identify Lender]]]
3.    Company:    Analog Devices, Inc., a Massachusetts corporation
4.    Administrative Agent:    Bank of America, N.A., as the administrative agent under the Credit
Agreement
5.    Credit Agreement:    Third Amended and Restated Credit Agreement, dated as of June 23, 2021, among the Company, the Designated Borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.
6.    Assigned Interest:

Assignor[s][10]	Assignee[s][11]	Aggregate Amount of Commitment/ Loans for all Lenders[12]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[13]
			$	%

[7. Trade Date:     ]14
Effective Date:     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

10 List each Assignor, as appropriate.
11 List each Assignee, as appropriate.
12 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
13 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
14 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By: Title:

ASSIGNEE [NAME OF ASSIGNEE]
By: Title:

[Consented to and] Accepted: BANK OF AMERICA, N.A., as Administrative Agent[15]
By: Title:

[Consented to:][16]
By: Title:

15 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
16 To be added only if the consent of the Company and/or other parties (e.g., Swing Line Lender, L/C Issuers) is required by the terms of the Credit Agreement.

ANNEX I TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim; (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, other than its representations and warranties set forth herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, the Sustainability Structuring Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent or the Sustainability Structuring Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. The Assignee represents and warrants as of the Effective Date that it is not (A) an employee benefit plan subject to Title I of ERISA, (B) a plan or account subject to Section 4975 of the Internal Revenue Code, (C) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Internal Revenue Code, or (D) a “governmental plan” within the meaning of ERISA.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.